As filed with the U.S. Securities and Exchange Commission on October 3, 2024.

Registration No. 333-281853

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

AMENDMENT NO. 2

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Health In Tech, Inc.
(Exact name of registrant as specified in its charter)

________________________

Nevada	6411	87-3545722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

701 S. Colorado Ave, Suite 1
Stuart, FL 34994
888-373-0333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Tim Johnson
Chief Executive Officer
c/o Health In Tech, Inc.
701 S. Colorado Ave, Suite 1
Stuart, FL 34994
888-373-0333
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

________________________

Copies to:

Mitchell S. Nussbaum, Esq. Alexandria Kane, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Phone: (212) 407-4000 Fax: (212) 407-4990	John P. Yung, Esq. Daniel B. Eng, Esq. Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street, Suite 3000 San Francisco, CA 94105 Phone: (415) 362-2580

________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form F-1 (File No. 333-281853) contains disclosure that will be circulated as two separate final prospectuses, as set forth below.

•        Public offering prospectus.    A prospectus (the “Public Offering Prospectus”) to be used for the public offering of 2,300,000 shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), of Health In Tech, Inc. (the “Company,” “we,” or “us”) by us, based on an initial public offering price anticipated to be in the range of $4.00 to $5.00 per share, through the underwriter named on the cover page thereon (the “Offering”).

•        Resale prospectus.    A prospectus (the “Resale Prospectus”) to be used for the offer and potential resale by the selling shareholder identified in this registration statement (the “Selling Shareholder”) of 1,969,585 shares of Class A Common Stock (the “Resale Shares”), based on an initial public offering price anticipated to be in the range of $4.00 to $5.00 per share.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following distinctions:

•        it contains different front and back cover pages; among other things, the identification of the underwriter and related compensation for the Offering will only be included in the Public Offering Prospectus and the Resale Shares will be listed on the front covers of the Resale Prospectus without identification of the underwriter and related compensation information;

•        it contains a different section in the Prospectus Summary captioned “The Offering” relating to the Offering and the Resale Shares, as applicable; such Offering section included in the Public Offering Prospectus will summarize the Offering and such Offering section included in the Resale Prospectus will summarize the offering of the Resale Shares;

•        it contains a different “Use of Proceeds” section, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Registrant will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders that occur pursuant to this registration statement;

•        it does not contain the Capitalization and Dilution sections included in the Public Offering Prospectus;

•        the “Underwriting” section from the Public Offering Prospectus is not included in the Resale Prospectus and the “Plan of Distribution” section is included only in the Resale Prospectus; and

•        it does not contain the Legal Matters section and does not include a reference to counsel for the underwriter.

The Registrant has included in this registration statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages in connection with the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 3, 2024

2,300,000 Shares of
Class A Common Stock

Health In Tech, Inc.

This is a firm commitment initial public offering of shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), of Health In Tech, Inc. (the “Company”). Prior to this offering, there has been no public market for our Class A Common Stock. We anticipate that the initial public offering price of our shares will be between $4.00 and $5.00 per share.

We have two classes of common stock: Class A Common Stock and Class B Common Stock, $0.001 par value per share (“Class B Common Stock,” and together with Class A Common Stock, “Common Stock”). The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes and is convertible at any time into one share of Class A Common Stock. See “Description of Capital Stock” for further details on our capital stock.

We have applied to have our Class A Common Stock listed on the Nasdaq Capital Market LLC, or Nasdaq, under the symbol “HIT.” No assurance can be given that our application will be approved. If shares of our Class A Common Stock are not approved for listing on Nasdaq, we will not consummate this offering.

Our Chief Executive Officer, Mr. Tim Johnson, owns 71.07% of the voting power of our Common Stock, including 54.45% of our Class A Common Stock and 76.92% of our Class B Common Stock, and is expected to own approximately 70.05% of the voting power after the consummation of this Offering, assuming the maximum number of shares of Class A Common Stock offered hereby are sold (or approximately 69.90% of the voting power if the underwriters exercise their option to purchase additional shares of our Class A Common Stock in full). As a result, we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

As long as, Mr. Tim Johnson holds more than 50% of the Company’s voting power he will exercise control over the management and affairs of the company and matters requiring stockholder approval, including the election of the Company’s directors. Mr. Johnson, who after our initial public offering will control more than 50% of the voting power of our outstanding capital stock, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company. For so long as we remain a “controlled company” under that definition, we are permitted to elect, and intend, to rely on certain exemptions from corporate governance rules of Nasdaq, including:

•        An exemption from the rule that a majority of our board of directors must be independent directors;

•        An exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 15. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

____________

(1)      Represent underwriting discounts equal to 8% per Class A Common Stock. See “Underwriting” beginning on page 102 for additional information regarding underwriters’ compensation.

We have granted a 30-day option to the representative of the underwriters to purchase up to 345,000 additional shares of Class A Common Stock solely to cover over-allotments, if any.

The underwriters expect to deliver the shares to purchasers on or about            , 2024.

The date of this prospectus is            , 2024

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Class A Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “our Company,” “we,” “us,” and “our” refer to Health In Tech, Inc., a Nevada corporation, and its consolidated subsidiaries.

i

CERTAIN TERMS AND DEFINITIONS

•        “Broker” or “insurance broker” is an intermediary who sells, solicits or negotiates insurance policies on behalf of a client for compensation. A broker typically acts on behalf of a client by negotiating with multiple insurers.

•        “Carrier” refers to an insurance company or insurer that provides stop loss insurance.

•        “Community rating” is a method in health insurance to set uniform premiums for a defined group based on the collective risk profile rather than individual risk factors.

•        “eDIYBS” refers to our Enhanced Do It Yourself Benefits System. Licensed brokers log in to this online platform to select vendors, networks, and stop loss insurance programs. The broker can design and sell the self-funded benefits plan to small employers.

•        “EE” refers to “enrolled employees” which are employees that have signed up and are covered under a company’s self-insured group health plan. Employees can usually enroll their dependents (spouses, children, and sometimes domestic partners) in the health plan which counts as a single EE for the purpose of this metric used in this prospectus.

•        “Medically underwritten” refers to the process of assessing the health status and medical history of applicants to determine their eligibility, premiums, and coverage terms. This process helps the insurer evaluate the risk associated with insuring an individual or group.

•        “MGU” refers to Managing General Underwriter, and is an entity that performs underwriting and administrative functions on behalf of an insurance company. International Captive Exchange, LLC, a wholly-owned subsidiary of the Company (“ICE”) is an MGU. ICE is granted the authority by insurance carriers to underwrite policies, meaning ICE can assess risks, set premiums, and determine coverage terms within the guidelines provided by the carrier.

•        “PEPM” refers to per enrolled employee (EE) per month. The term is used in reference to our service fee structure, which is billed to business customers on a per EE per month (PEPM) basis.

•        “Self-funded benefits plan” or “self-insured group health plan” is an insurance plan in which the employer assumes the financial risk for providing health care benefits to its employees. In practical terms, self-insured employers pay for each out of pocket claim as they are incurred instead of paying a fixed premium to an insurance carrier, which is known as a fully-insured plan. Typically, a self-insured employer will set up a special trust fund to earmark money (corporate and employee contributions) to pay incurred claims.

•        “Selling Shareholder” refers to pre-existing shareholder, Zhong Yang Securities Limited.

•        “Small employers” refer to the small businesses with total employees ranging from 5 to 150 employees.

•        “Stop-loss insurance” (also known as excess insurance) is a product that provides protection for self-funded employers by serving as a reimbursement mechanism for catastrophic claims exceeding pre-determined levels.

•        “Third-party administrator (TPA)” is a company that manages claims and administrative tasks for an employer’s self-funded employee benefits plan. TPAs are often the primary point of contact for employees.

ii

MARKET AND INDUSTRY DATA

Within this prospectus, we reference information and statistics regarding the industries in which we do or will operate, including the healthcare, insurance services and technology industries. We are responsible for these statements included in this prospectus. We have relied, to the extent available, upon management’s review of information and statistics from various independent third-party sources, including the third-party sources listed below, and other publicly available information prepared by a number of sources. Some data and other information contained in this prospectus are also based on management’s knowledge of the healthcare, insurance services and technology industries, and their good faith estimates and calculations, which are derived from their review and interpretation of independent sources. Data regarding the industries in which we do or will compete are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. All market data and industry information used in this prospectus involves a number of assumptions and limitations and you are cautioned not to give undue weight to such estimates. While we believe such information is reliable, we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. Projections, assumptions and estimates of our future performance and the future performance of the industries in which we expect to operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.

We have also obtained certain information from third-party sources, including data published by:

•        2023 Employer Health Benefits Survey, KFF, https://www.kff.org/health-costs/report/2023-employer-health-benefits-survey/

•        U.S. Small Business Administration, Office of Advocacy, Frequently Asked Questions About Small Business, https://advocacy.sba.gov/2023/03/07/frequently-asked-questions-about-small-business-2023/

•        Centers for Medicare & Medicaid Services’ National Health Expenditure Data, https://www.cms.gov/data-research/statistics-trends-and-reports/national-health-expenditure-data/historical

•        US Bureau of Economic Analysis (“BEA”), https://www.bea.gov/data

•        Independent industry research of self-funded medical plan market in the U.S. conducted by Frost & Sullivan. Frost & Sullivan was commissioned by us to provide information on the self-funded medical plan market in the U.S.

•        Self-Insurance Institute of America (SIIA), https://www.siia.org/i4a/pages/Index.cfm?pageID=4546; https://www.siia.org/i4a/pages/index.cfm?pageid=7535

•        Health Care Administrators Association: https://www.hcaa.org/page/selffunding

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Class A Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Class A Common Stock, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 15 and the financial statements and related notes included in this prospectus.

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of the respective owners.

Our Mission

To change the non-transparent $4.5 trillion1 healthcare industry with innovation that removes friction and complexities with vertical integration, process simplification, automation, and digitalization.

Overview

Health in Tech (“HIT”) is an insurance technology platform company, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs.

Marketplace:    We are a health insurance marketplace where insurance companies can list various stop-loss policy options for self-funded benefits plans. Licensed brokers registered on our platform can log in, upload certain required information, select policy plans, obtain a bindable quote and sell them to small businesses. Our technology enables us to medically underwrite insurance policies and usually produce bindable quotes within approximately two minutes, allowing us to deliver an integrated and seamless sales cycle.

Customizable Solutions:    Beyond policy underwriting and sales, our marketplace offers customization of health benefits plans, vendors, claims, and network services. Brokers can select customized plans that suit their customers.

Accessibility and Savings:    We make self-funded benefits plans and stop loss insurance accessible online for small businesses. We aim to deliver meaningful cost savings for low-risk, small employers with comparatively healthy employees through a digital medical underwriting process. We seek to deliver time savings for employers, brokers, TPAs, and carriers, by leveraging both external and internally developed technology.

HIT was founded on the belief that self-funded benefits plans and stop loss insurance should be simple and streamlined with significant transparency. With over 30 years of industry experience of our management team, we understand the complexities of the healthcare insurance market, and we know how to integrate the multifaceted aspects of the industry. Our solutions and technology platforms do exactly this through vertical integration, process simplification, automation, and digitalization.

Service Solutions

We offer a suite of service solutions designed to meet the diverse needs of our clients. Available for seamless integration or as standalone offerings, our services are delivered through the three wholly-owned subsidiaries operating on a single online marketplace: (i) Stone Mountain Risk, LLC (“SMR”), (ii) International Captive Exchange, LLC (“ICE”), and (iii) HI Card LLC which offers the HI (Health Intelligence) Card platform (“HI Card”). Collectively, these services embody the comprehensive value proposition of HIT. For the year ended December 31, 2023, the percentage of our total revenue attributed to each of SMR, ICE and HI Card was 42.2%, 43%, and 14.8%, respectively. Program services provided by SMR and underwriting and administrative activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card are optional add-on to our services, and it cannot be offered on a standalone basis. Any broker that utilized program services offered by SMR and ICE is not obligated to utilize the HI Card service.

____________

1         The total healthcare spending in the U.S. in 2022. According to The Centers for Medicare & Medicaid Services — National Health Expenditure Data; Frost & Sullivan

SMR:    SMR is a program manager specializing in customized self-funded benefits plans for small businesses. It designs health plans, selects networks, manages vendors, and sets up the benefits plan on the marketplace including benefits structures, coverage options, and provider networks. Licensed brokers can log in to the marketplace to select and sell self-funded benefits plans to small businesses. Our offerings encompass reference-based pricing, group insurance captives, community health plans, and association health programs. SMR collaborates with TPAs and licensed brokers to design health plans that meet the specific needs of the employers.

ICE:    ICE is an MGU, which specializes in underwriting and providing administrative functions on behalf of stop loss carriers. ICE assists with underwriting activities through its sophisticated web-based SaaS quoting platform, eDIYBS (Enhance Do It Yourself Benefit System). This platform not only monitors and manages claims activities but also facilitates reinsurance reporting and monthly reinsurance filings. Collaborating with TPAs, ICE empowers small business groups to fund their own claims and lowers the risk pool of insured, mitigating the risk associated with high-dollar medical claims. ICE medically underwrites the employees. The aim of this strategic approach to self-funding is to achieve competitively lower rates for low-risk small employers with comparatively healthy employees, as compared with the community rating of many fully insured large carriers where premiums are the same for everyone in the community.

The eDIYBS quoting platform can be used to quote health insurance for small to medium sized employers. Currently we are focusing on small employers. By integrating AI-backed solutions using machine learning and a web-based Point of Sales (POS) system, eDIYBS drastically reduces friction and complexities in the underwriting process when compared to a manual underwriting process that involves the underwriter manually reviewing health applications completed by each employee seeking insurance. Our platform allows licensed brokers to upload specific data to eDIYBS to generate bindable quotes efficiently, reducing errors associated with human interaction and manual processes. In most cases, this streamlined approach reduces processing time to approximately two minutes, compared to the traditional manual quoting model that involves sending multiple documents to underwriters for manual review, which can take several days to generate bindable quotes based on feedback we have received from brokers who engaged us for our services and the Frost & Sullivan report. Approximately 80% of bindable quotes are provided solely using AI without further manual review. According to the Frost & Sullivan report, two of our competitors that provide the underwriting aspect of our services, require two weeks to produce a quote, and while another competitor can provide an initial quote within minutes, that quote is contingent upon receiving all health applications. In addition, these competitors only underwrite their own insurance products, and do not provide a platform that can underwrite a variety of stop loss insurance policies by different insurance companies for the small employers’ self-funded benefits plan. The data used in our eDIYBS platform is provided by various third party vendors that utilize machine learning tools, which are connected to our system by an application programming interface. We then feed the data to our internal risk scoring model to generate a risk score and to calculate premiums that are within insurance underwriting guidelines and carriers’ risk acceptance threshold. Our internal proprietary system consistently improves results through machine learning tools and data feeds from third party vendors, and this process is governed by our internal governance policy on utilizing AI technology.

HI Card:    HI Card seeks to simplify healthcare management with a single standardized transaction and service platform, designed to streamline the management of medical records and claims through one platform using one login. All health-related information is aggregated through this single platform. The platform provides 24/7 access to its users, including patients, healthcare providers, brokers and TPAs, among others. By partnering with hospitals across the nation, HI Card has developed a community health plan aimed at significantly reducing corporate health insurance premiums through an automated platform thus reducing administrative costs of processes that are traditionally done manually, while simultaneously enhancing benefit offerings through self-funding mechanisms. Additionally, the platform facilitates secure, immediate access to crucial health data for healthcare providers, encompassing health insurance plan specifics, medical records, and personal identification details. Moreover, HI Card empowers members to effortlessly obtain vital health information, ranging from claims status and plan particulars to directories of in-network doctors, all tailored for both themselves and their dependents, and all using one login.

HI Card also provides clients with HIT’s HI Performance Network (“HPN”), a series of hospital facilities and providers that deliver Medicare-based reimbursement pricing. HI Performance Network (HPN) now provides direct Medicare contacts in 50 states with 10,235 hospitals, and 1,593,202 providers to date.

Health in Tech — Power on Your Health Plan

We created HIT because traditional self-funding can be overly complicated for many participants, costing both time and money, especially for the small business community. According to the U.S. Small Business Association (SBA), in 2022, small businesses with 500 employees or fewer make up 99.9% of all U.S. businesses and 99.7% of firms with paid employees. However, small businesses are drastically underserved in their access to affordable, competitive health insurance. Compared to large businesses, small businesses face higher year-over-year premium increases and pay more on average for less coverage. According to Kaiser Family Foundation (KFF), in 2023, about 47% of small businesses, which they defined as businesses with 3-199 workers, did not offer health insurance, with cost being one of the largest barriers. Health insurance remains the most important benefit for small businesses to attract and retain talent when competing against larger corporations.

Self-funded benefits plans and stop loss insurance policies generally have lower administrative and operating costs, effective claim management, and can create large savings for businesses. Self-insured businesses can also keep unused claim fund dollars. However, self-funded benefits plans are usually only designed for large corporations due to program complexities. Many TPAs, brokers and managing general underwriters (MGUs) avoid selling stop loss insurance for self-funded benefits plans even when products are available, because the complicated manual sales process is not easy and may not reduce expenses.

We founded HIT to solve these problems and to provide small businesses with access to the high-quality, low-cost health care plans that are originally only available to large corporations. We seek to integrate all aspects of self-funded benefits plans and stop loss insurance for small businesses, primarily those with workforces ranging from 5-150 employees.

Leveraging AI-backed technology from our third-party service providers, our Enhanced Do It Yourself Benefit System (eDIYBS) is a rapid medical underwriting and broker quoting system. This technology simplifies and automates the manual quoting and plan development process, meaningfully reducing the complexity and time associated with these tasks. By removing friction and eliminating human factors, brokers can obtain a bindable proposal, a proposal containing all of the binding terms of coverage, that has 12 plans with four tier rates in about two minutes. We also developed the HI Performance Network (HPN), which delivers Medicare-based reimbursement pricing to a series of hospital facilities and providers. Our HPN now provides direct Medicare contacts in 50 states with 10,235 hospitals, and 1,593,202 providers to date.

Additionally, our web-based HI Card platform has a user-friendly interface designed to enable patients, TPAs, small and medium-sized enterprises (SMEs) to access all of their benefits in one place. HI Card’s secure, proprietary technology leverages existing systems to create a single, standardized transaction platform for providers, payers, and patients alike. With HI Card, each participant in the healthcare transaction has secure real-time access to the same vital patient information — from medical and drug histories to coverage eligibility and more.

As of December 31, 2023, we had clients in 42 states, with our services and platforms actively utilized by 192 brokers, 17 Third-Party Administrators (TPAs), and 118 additional third-party agencies. The self-funded benefits plans and stop loss insurance policies are sold to 1,002 business clients with 21,213 employees, and we have managed to maintain profitability while experiencing growth with a year-over-year revenue increase of 232% from 2022 to 2023. Roscommon Insurance Company (“Roscommon”) and Roscommon Captive Management LLC, the self-insurance carrier business previously owned by our Chief Executive Officer, Mr. Tim Johnson, was sold to an unrelated party at the end of May 2023. This move allows the CEO to dedicate his undivided attention to driving accelerated growth and continuing development within Health In Tech.

Challenges in the Healthcare Market for Small Businesses Drive Innovation

High healthcare costs and low value of health benefits for small businesses.    Healthcare costs have consistently outpaced inflation in recent years, and healthcare spending typically grows faster than the economy. According to the Centers for Medicare & Medicaid Services’ National Health Expenditure Data, U.S. health care spending grew 4.1% in 2022, reaching $4.5 trillion or $13,493 per person. As a share of the nation’s Gross Domestic Product (“GDP”), healthcare spending accounted for 17.3% in 2022.

Small businesses are underserved primarily due to a lack of insurance service solutions and lack of competition. Self-funded benefits plans and stop loss insurance services offered by our platform are medically underwritten through an automated process for a large majority of cases within the machine-learning algorithm. HIT aims to meaningfully reduce costs compared to fully funded insurance services through an automated platform for low risk and small employers with comparatively healthy employees, reducing processing times compared to a manual underwriting process that involves underwriters manually reviewing health applications completed by each employee. We seek to offer a high value proposition for businesses to manage down their healthcare costs.

Complicated insurance transaction procedures and manual processes are inefficient and costly.    According to the Frost & Sullivan report, the traditional stop loss insurance for self-funded benefits plans program quoting process is manual and may take 12-14 days to complete a quote. Many TPAs, brokers and Managing General Underwriters (MGUs) avoid sales of self-funded benefits plans and stop loss insurance policies, to small businesses because they are often not scalable. HIT has developed eDIYBS, a fast and user-friendly AI-backed system, which usually takes about two minutes to produce bindable medical plan proposals, thereby shortening the sales cycle when compared to the manually produced insurance policies and benefit health plans.

Lack of transparency in the healthcare industry has an adverse impact in building trust and inability to manage costs.    There are substantial difficulties for consumers to determine the true cost of services before seeking care, and they often are unable to effectively compare costs when seeking the most suitable treatment. HIT provides personalized and secured access to healthcare data through its HI Card platform, which is available 24/7 with maximal transparency. Medical care specialists can facilitate and assist businesses in determining cost effective solutions without compromising quality. Healthcare providers can view patients’ historical medical and the transactional information after obtaining the patient’s permission. This makes diagnoses easier and more accurate.

Massive and Growing Market Opportunities with Fragmented Players in Targeted Regions

According to the U.S. Bureau of Economic Analysis (the “BEA”), an estimated 45% of US GDP is tied to small businesses and over 61.7 million Americans are employed by small businesses, which contributed $11.5 trillion of GDP in 2022. An estimated $188.8 billion of annual medical insurance premium is generated by small businesses in 2023.

We currently offer tools to create and support self-funded benefits plans for small businesses. As of December 31, 2023, the total policies sold by third-party agents using our services approached $191 million with 21,213 small business employee participants.

As we continue to scale, we intend to expand our distribution to medium sized business employers with a range of 150 to 500 employees. Our platform is increasingly modular and able to address growing customers’ needs.

Our Strengths

Marketplace Innovator.    Our AI-powered platforms using machine learning, eDIYBS and HI Card, aim to deliver efficiency, availability, and security features. Our eDIYBS platform empowers licensed brokers to sell stop loss insurance policy for self-funded benefits plans to small employers whose workforce typically ranges from 5 to 150 employees. HIT seeks to make a difference in the growing healthcare market with a distinctive business model that: (a) strives to democratize access to self-funded benefits plans and stop loss insurance policies for small business organizations, significantly broadening the client base; (b) leverages an AI machine learning technology to streamline and simplify the offering, underwriting, and closing processes for self-funded benefits plan and stop loss insurance programs; (c) enables TPAs and brokers to produce bindable proposals directly to business clients; (d) offers a mutually beneficial solution that assists business clients in reducing total medical expenses without sacrificing coverage quality; and (e) hopes to ensure a positive experience for both business clients and individual employees, in order to offer significant improvements in accessibility to comprehensive health networks in the future.

Our web-based HI Card platform has a user-friendly interface, including both web and mobile based features, and is currently under continuous beta testing for a select group of customers. The HI Card Platform is designed to enable patients, TPAs, and SMEs to access all of their benefits in one place.

•        24/7 transparency — patients can easily obtain their plan design and deductible accumulator information. Patients can also authorize medical information and share with doctors to save time.

•        Unlimited access to data — brokers are empowered to manage customer information to improve efficiency, enable small employers to better manage employee insurance information to save costs, assist patients, manage health care and medical data to make better decisions.

•        Reference-based pricing — lower costs for patients, streamlined claims processing for payers, faster payment turnaround for providers.

Growing Distribution Channels Reaching 90% of Small Business

As of December 31, 2023, we had 192 brokers, 17 Third-Party Administrators (TPAs), and 118 additional third-party agencies in 42 states registered on our platforms and selling our services. We coordinate all aspects of programs and seek to provide our small business customers with suitable and affordable insurance policies in the market. We plan to leverage our online quoting tools and HI Card to add strategic partnerships with large insurance brokerage firms to the platform and continue to strengthen our distribution channels.

Dedicated Management Team with Extensive Industry Experience to Drive Success

Our management team has in-depth know-how in the insurance industry with significant experience in senior positions at large insurance healthcare businesses and entrepreneurship roles, including self-funded benefits plans and stop loss insurance, medical insurance companies, TPAs, MGUs, retail brokerages, and health plan consulting firms. With extensive industry experience, HIT is poised to continue innovating and simplifying the sales, communication, and underwriting processes within the insurance and healthcare sectors. Our technological advancements are a direct result of our deep understanding and extensive experience with various facets of insurance and healthcare interactions.

Proprietary Technology and Data Improve Efficiency and Transparency

Our frontend platform is a web-based portal, easily accessible, with limited requirements for brokers to upload the basic minimum data. The uploaded data on the eDIYBS portal are instantly analyzed by a third-party AI company machine learning engine and our internal algorithm. Our proprietary underwriting algorithm leverages big-data analytics and nearly 250 million internal and external data points to produce a health score for each individual employee. Our digitally enabled approach to quoting has successfully reduced the need for human involvement in 95% of the process. In most cases, this system enables the generation of bindable proposals for an employer with enrolled individuals within the carrier’s accepted risk threshold in a about two minutes. All bindable proposals are within the carrier’s accepted risk threshold, which are developed and programmed by our proprietary system. Any quotes outside of the risk acceptance threshold will be declined by the system automatically. For individuals with health scores that surpass the carrier’s risk tolerance, our system intelligently produces a contingent proposal. In such cases, brokers are guided to employ an electronic health application, enabling customers to supply additional information necessary to finalize the sale and generate a comprehensive proposal.

Our Growth Strategy

Attract more TPAs, MGUs, and brokers to use our platforms.    We believe our free-to-use eDIYBS platform, which offers a pay upon success fee model coupled with efficiencies will attract more agencies to use the platforms, when we start to market the platforms to additional customer bases.

Introduce ancillary products that expand our offerings.    Our platforms are built to be extendible to new products and plans, and we plan to continue investing and scaling to address the needs of small-and medium-sized businesses.

Monetize our platforms.    We built proprietary full stack technology platforms that help MGUs and other insurance services providers perform underwriting and administrative functions on behalf of insurance companies in an efficient manner. We believe we are well-positioned to further monetize our platforms through success fee-based service arrangements for products that can be relabeled for multiple customers.

Our Intellectual Property

We currently have three registered trademarks, one patent, and one pending patent application. Our patent covers our HI Card system which is used to store, process and access data, and we have one patent application pending for DIYBS, which relates to our eDIYBS platform. We have also registered the trademark “HI Card,” “Health In Tech” and “HIT.”

Our Leadership Team

We have assembled an experienced management team with deep insurance and technology experience. Our management team has in-depth know-how in the insurance sector through experience in senior positions in large insurance healthcare companies and entrepreneurship at self-funded medical insurance companies, TPAs, MGUs, retail brokerages, and health plan consulting firms. With extensive industry experience, we believe we can create solutions that simplify the sales process, digitalize and automate underwriting, and streamline the communication process. The technology we have constructed is based on the knowledge and experience of our management in the insurance and healthcare sectors. The members of our team bring experience from multiple insurance companies, including AIG, CB, HealthSmart, Lucent Health, and Fidelity Life, among others.

Our Corporate Information

We were incorporated in Nevada in November 2021. We have our headquarters in Stuart, Florida, with many of our team members working remotely throughout the United States. Our principal executive office is located at 701 S. Colorado Ave, Suite 1, Stuart, FL 34994, and our phone number is 888-373-0333. In September 2013, our founder, Tim Johnson, established International Captive Exchange, LLC, an Iowa limited liability company, which as of November 2021 is our wholly-owned subsidiary. In March 2022, International Captive Exchange merged with

DIYBS, LLC, an Iowa limited liability company, with International Captive Exchange surviving the merger. In December 2014, our founder, Tim Johnson, established Stone Mountain Risk, LLC, an Iowa limited liability company, which as of November 2021, is a wholly owned subsidiary of HIT. In March 2017, Mr. Johnson, established HI Card LLC, an Iowa limited liability company which as of November 2021, is a wholly owned subsidiary of HIT.

Our website address is www.healthintech.com. The information contained on our website is not a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A Common Stock.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to:

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•        exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If some investors find our Class A Common Stock less attractive as a result of these exemptions, there may be a less active trading market for our Class A Common Stock and the price of our Class A Common Stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Implications of Being a Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

THE OFFERING

Issuer	Health In Tech, Inc.
Class A Common Stock offered	2,300,000 shares of Class A Common Stock.
Class A Common Stock outstanding before this offering	40,069,358 shares of Class A Common Stock
Class A Common Stock to be outstanding immediately after this offering	42,369,358 shares (or 42,714,358 shares if the underwriters’ option to purchase additional shares is exercised in full) of Class A Common Stock.
Class B Common Stock outstanding before this offering	11,700,000 shares of Class B Common Stock
Class B Common Stock to be outstanding after this offering	11,700,000 shares of Class B Common Stock.
Total Common Stock to be outstanding after this offering	54,069,358 shares of Common Stock.
Offering price	We currently expect the initial public offering price to be between $4.00 and $5.00 per share.
Use of proceeds

We estimate that we will receive net proceeds of approximately $8.18 million from our sale of Class A Common Stock in this offering, or approximately $9.61 million if the underwriters exercise their over-allotment option in full, based on a public offering price of $4.50 per share (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from this offering, along with our existing cash and cash equivalents, to fund enhancements to our current systems as well as the development of additional functionalities of our systems, business expansion of HIT’s service offerings, expansion of sales and distribution channels in order to reach a broader customer base, talent development and retention, as well as for working capital and other general corporate purposes. See “Use of Proceeds” in this prospectus for a more complete description of the intended use of proceeds from this offering.

Concentration of ownership

Upon completion of this offering, our executive officers and directors will beneficially own, in the aggregate, approximately 70.74% of the outstanding shares of our Class A Common Stock, 100% of the outstanding shares of our Class B Common Stock and 92.07% of the aggregate voting power of the outstanding shares of our Common Stock.

Voting rights

We have two classes of Common Stock, Class A Common Stock and Class B Common Stock. The rights of holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes and will be convertible at any time into one share of Class A Common Stock, as further described in “Description of Capital Stock.”

These holders of our outstanding Class B Common Stock have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change of control transaction. See “Principal Stockholders” and “Description of Capital Stock” for additional information.

Controlled Company	Upon completion of this offering, we will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq.
Proposed trading market and symbol

We have applied to list our shares of Class A Common Stock on the Nasdaq Capital Market, or the “Nasdaq”, under the symbol “HIT.” No assurance can be given that our application will be approved. If shares of our Class A Common Stock are not approved for listing on Nasdaq, we will not consummate this offering.

Dividends

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends on our Class A common stock in the foreseeable future.

Risk factors

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 15 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our Class A Common Stock.

Lock-Up

In connection with our initial public offering, we and our directors, executive officers and founders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of twelve (12) months following the closing of the offering of the shares. See “Underwriting” for additional information.

Unless we indicate otherwise or unless the context otherwise requires, all information in this prospectus assumes the following:

•        The number of shares of our Class A Common Stock to be outstanding after this offering is based on 29,269,358 shares of our Class A Common Stock and 22,500,000 shares of our Class B Common Stock outstanding as of June 30, 2024, and the conversion of 10,800,000 shares of Class B common stock on a one-for-one basis into an equivalent number of shares of Class A common stock to facilitate an appropriate equity structure as a publicly traded company on August 9, 2024, and excludes the following shares:

•        1,045,996 shares of common stock reserved for issuance under our 2022 Equity Incentive Plan;

•        7,677,849 estimated shares of Class A Common Stock reserved for issuance under our 2024 Equity Incentive Plan that we intend to adopt in connection with this offering;

•        3,255,687 shares of Class A Common Stock issuable upon exercise of options to purchase shares of Common Stock and restricted Common stock outstanding as of June 30, 2024 under our 2022 Equity Incentive Plan, with a weighted-average exercise price of $0.66 per share;

•        200,000 shares of Class A Common Stock issuable upon exercise of options to purchase shares of Common Stock and restricted Common stock outstanding granted after June 30, 2024 under our 2022 Equity Incentive Plan, with a weighted-average exercise price of $1.80 per share;

•        adjustment for the 1.5-for-1 stock split of our common stock effected on June 4, 2024. The purpose of the stock split is to target an appropriate initial price per share of the Class A common stock in connection with the pricing of this offering;

•        no exercise by the underwriters of their option to purchase up to 345,000 additional shares of our Class A Common Stock from us to cover over-allotments, if any; and

•        an initial public offering price of $4.50 per share, the midpoint of the estimated initial public offering price range on the cover page of this prospectus.

SUMMARY OF RISK FACTORS

Our business is subject to a number of risks of which you should be aware of before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. Some of these risks include the following:

•        Our success and ability to grow our business depend in part on retaining and expanding our network brokers, TPAs, MGUs, carriers, and other third-party agencies. If we fail to add to our network, or retain our current one, our business, revenue, operating results, and financial condition could be harmed.

•        Our growth strategy includes, without limitation, the acquisition of additional clients in existing and new markets and states, introducing new services, products and plans, and monetizing our technology.

•        Failure to accurately perform underwriting actuarial reviews and adjustments to our underwriting tools could result in an increase in the cost and pricing of health plans we are able to program in the future, which could negatively impact the reputation of our eDIYBS platform and our financial results.

•        If the number of members utilizing our platforms decreases or the number of products or services to which they subscribe, our revenue will decrease.

•        The insurance products and services we offer through our platform are subject to ongoing, complex, and evolving regulatory obligations, and to continued regulatory review, we could be asked to provide additional claim reports, data and monitoring funds for the insurer which result in significant additional expense and the diversion of our management’s time and efforts. If we fail to assist the insurance company to comply with regulatory requirements, or are unable to meet performance standards, The insurance products could be taken off from our platform that could be severely impact our revenue income.

•        Changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program, could materially and adversely harm our business and operating results.

•        If we fail to comply with applicable privacy, security, and data laws, regulations and standards, including with respect to third-party service providers that utilize sensitive personal information on our behalf, or applicable consumer protection laws, our business, reputation, results of operations, financial position, and cash flows could be materially and adversely affected.

•        Our limited operating history makes it difficult to evaluate our current business performance, implementation of our business model, and our future prospects.

•        We are subject to risks associated with outsourcing services and functions to third parties.

•        If we are unable to integrate and manage our information systems effectively, our operations could be disrupted.

•        From time to time, we may become involved in costly and time-consuming litigation and regulatory actions, which require significant attention from our management.

•        We rely on the experience and expertise of our founder/Chief Executive Officer, senior management team, highly-specialized technology and insurance experts, key technical employees, and other highly skilled personnel.

•        If we or our partners or other third parties with whom we collaborate sustain a cyber-attack or suffer privacy or data security breaches that disrupt our information systems or operations, or result in the dissemination of sensitive personal or confidential information, we could suffer increased costs, exposure to significant liability, adverse regulatory consequences, reputational harm, loss of business, and other serious negative consequences.

•        Our Class A Common Stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

•        The dual class structure of our common stock will have the effect of concentrating voting control with our Chief Executive Officer and Chief Financial Officer for the foreseeable future, which will limit the ability of our other investors to influence corporate matters, including the election of directors and the approval of any change of control transaction.

•        We cannot predict the effect our dual class structure may have on the market of our Class A Common Stock.

•        We do not intend to pay dividends on our Class A Common Stock for the foreseeable future.

•        Future sales or availability of our Class A Common Stock or rights to purchase our Class A Common Stock, including pursuant to our equity incentive plans, or other equity securities or securities convertible into our Class A Common Stock, could result in additional dilution of the percentage ownership of our stockholders and could cause the stock price of our Class A Common Stock to decline.

•        Our management team has limited experience managing a public company.

•        The obligations associated with being a public company require significant resources and management attention, and we have and will continue to incur increased costs as a result of becoming a public company.

•        As a public reporting company, we will be subject to rules and regulations established from time to time by the SEC and PCAOB regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.

•        Anti-takeover provisions in our governing documents and under Nevada law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management, and depress the market price of our Class A Common Stock.

•        An active trading market for our Class A Common Stock may never develop or be sustained.

•        If our operating and financial performance in any given period does not meet the guidance that we provide to the public, the market price of our Class A Common Stock may decline.

•        Investors in this offering will experience immediate and substantial dilution of $4.30 per share of Class A Common Stock.

•        We are a “controlled company” within the meaning of the Nasdaq listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our shareholders.

SUMMARY FINANCIAL INFORMATION

The following tables present our summary consolidated financial and other data as of and for the periods indicated. The summary consolidated statements of operations data for the fiscal years ended December 31, 2023 and December 31, 2022 and the consolidated balance sheet data as of December 31, 2023 and 2022 are derived from our audited financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the six months ended June 30, 2024 and June 30, 2023 and the consolidated balance sheet data as of June 30, 2024 are derived from our unaudited interim condensed financial statements included elsewhere in this prospectus. The unaudited interim condensed financial statements have been prepared on the same basis as the audited financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair presentation of the unaudited interim condensed financial statements. Share and per share data in the table below have been retroactively adjusted to reflect the 1.5-for-1 stock split effected on June 4, 2024.

The summarized financial information presented below is derived from and should be read in conjunction with our consolidated financial statements including the notes to those financial statements, which are included elsewhere in this prospectus along with the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Capitalization.” Our historical results are not necessarily indicative of results that should be expected in any future period.

Consolidated Statement of Operations Data

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2024	2023	2023	2022
Revenues
Revenues from underwriting modeling (ICE)	$3,423,740	$4,086,209	$8,226,852	$3,076,162
Revenues from fees	6,703,681	4,610,267	10,924,650	2,693,619
SMR	5,128,467	3,319,422	8,085,596	1,728,079
HI Card	1,575,214	1,290,845	2,839,054	965,540
Total revenues	10,127,421	8,696,476	19,151,502	5,769,781

Cost of revenues	1,964,638	496,710	2,303,911	334,188

Gross profit	$8,162,783	$8,199,766	$16,847,591	$5,435,593

Operating expenses
Sales and marketing expenses	2,017,730	1,538,446	3,380,375	1,165,204
General and administrative expenses	3,815,873	4,421,524	8,079,329	3,270,190
Research and development expenses	1,461,822	830,231	2,004,796	794,617
Total operating expenses	7,295,425	6,790,201	13,464,500	5,230,011

Other income (expense):
Interest income (expenses)	(274,349)	(702)	38,805	(4,572)
Total other income (expense), net	(274,349)	(702)	38,805	(4,572)

Income before income tax expense	$593,009	$1,408,863	$3,421,896	$201,010

Provision for income taxes	(154,466)	(336,898)	(945,236)	(121,268)

Income from continuing operations, net of income taxes	438,543	1,071,965	2,476,660	79,742
Income (loss) from discontinued operations, net of income taxes	—	1,481,254	1,481,254	(323,084)

Net income (loss)	$438,543	$2,553,219	$3,957,914	$(243,342)

Net income (loss) attributable to noncontrolling interests	$—	$1,481,254	$1,481,254	$(323,084)

Net income attributable to common stockholders	$438,543	$1,071,965	$2,476,660	$79,742

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2024	2023	2023	2022
Net income (loss) per share of common stock, basic and diluted:
Continuing operations	$0.01	$0.02	$0.05	$0.00
Discontinued operations	—	0.03	0.03	(0.01)
Net income (loss) per share of common stock, basic and diluted*	$0.01	$0.05	$0.08	$(0.01)

Weighted average common stock outstanding – Basic*	51,769,358	45,000,000	47,837,566	45,000,000
Weighted average common stock outstanding – Diluted*	51,769,358	45,000,000	47,837,566	45,000,000

Net income per share of preferred stock, basic and diluted:
Continuing operations	$—	$0.02	$0.05	$0.00
Discontinued operations	—	0.03	0.03	—
Net income per share of preferred stock, basic and diluted*	$—	$0.05	$0.08	$0.00

Weighted average preferred stock outstanding – Basic*	—	6,769,358	3,931,791	3,140,824
Weighted average preferred stock outstanding – Diluted*	—	6,769,358	3,931,791	3,140,824

Other Financial Data:
Adjusted EBITDA(1)	$1,136,932	$2,792,425	$4,799,125	$1,278,928

____________

*        Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

(1)      We define adjusted EBITDA as income from continuing operations, net of income taxes before net interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and public company readiness costs not deemed capitalizable. See “Adjusted EBITDA” below for more information and for a reconciliation of adjusted EBITDA to income from continuing operations, net of income taxes, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2024	2023	2023	2022
Reconciliation from Income from Continuing Operations, Net of Income Taxes to Adjusted EBITDA:
Income from continuing operations, net of income taxes	$438,543	$1,071,965	$2,476,660	$79,742
Interest (income) expenses	274,349	702	(38,805)	4,572
Depreciation and amortization	269,574	83,147	339,300	—
Income tax expense	154,466	336,898	945,236	121,268
Stock-based compensation expense	—	—	—	566,038
Public company readiness costs deemed not capitalizable	—	1,299,713	1,076,734	507,308
Total net adjustments	698,389	1,720,460	2,322,465	1,199,186
Adjusted EBITDA	$1,136,932	$2,792,425	$4,799,125	$1,278,928

Consolidated Balance Sheet Data

	June 30, 2024	December 31,
		2023	2022
Cash and cash equivalents	$2,163,203	$2,416,350	$1,487,953
Accounts receivable, net	1,457,771	2,235,666	956,342
Other receivables	1,061,728	1,681,100	2,277
Assets of discontinued operations, current	—	—	22,911,381
Software	3,529,759	3,561,385	2,756,324
Total assets	10,763,787	11,503,292	28,555,847
Liabilities of discontinued operations	—	—	23,373,126
Total liabilities	4,232,018	5,410,066	24,571,510
Total convertible preferred stock	—	—	2,566,038
Total stockholders’ equity	6,531,769	6,093,226	1,418,299

RISK FACTORS

Any investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our Class A Common Stock. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also adversely affect our business, prospects, financial condition, cash flows and results of operations in the future. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our Class A Common Stock could decline and you could lose all or part of your investment.

Risks Related to our Business and Industry

Our success and ability to grow our business depend in part on retaining and expanding our network of brokers, TPAs MGUs, and other third-party agents. If we fail to add to our network, or retain our current one, our business, revenue, operating results, and financial condition could be harmed.

While we generate our revenue primarily from small employers and insurance carriers, we currently derive substantially all of our business through brokers, TPAs, and other third-party agents who provide referrals. As a result, the size of our network is critical to our success. We have experienced significant network growth since we commenced operations, and we believe we have the opportunity to continue grow our network by providing innovation in automation, great client experience, competitive pricing, access to quality providers, and competitive insurance coverage relative to other insurers in the same geographic and insurance markets.

Attracting new brokers, TPAs, carriers, MGUs and other third-party agencies depend, in large part, on our ability to continue to be perceived as providing continued advancement in automation, great client experience, competitive pricing, access to quality providers, and competitive insurance coverage relative to other insurers in the same geographic and insurance markets. Some of the other administrators of self-insured medical plans with which we compete have greater financial and other resources, offer a broader scope of services and may be able to price their services more competitively than ours. Additionally, our ability to attract new brokers and agents and retaining existing ones depends in part on the success of our marketing campaign to such agents. Many of our competitors also have relationships with more brokers, carriers, and other agents than we do or may be able to offer their services to larger clients and/or obtain better cost economics.

If we fail to remain competitive on system automation, client experience, and pricing, our ability to grow our business and generate revenue by attracting and retaining clients may be adversely affected. There are many other factors that could negatively affect our ability to grow our client base, including if:

•        our competitors or new market entrants mimic our product offerings or our technology platform, causing current and potential clients to use our competitors’ products instead of our platforms;

•        our digital platform experiences technical or other problems or disruptions that frustrate the client experience;

•        we or our partners or other third parties with whom we collaborate sustain a cyber-attack or suffer privacy or data security breaches;

•        we experience unfavorable shifts in client perception of our digital platform or other client service channels;

•        we suffer reputational harm to our brand resulting from negative publicity, whether accurate or inaccurate;

•        we are unable to maintain licenses and approvals to offer insurance in our current markets or to expand geographically in an economically sustainable manner;

•        we fail to continue to offer new and competitive services;

•        insurance brokers or others that we rely on to build our member base are unable to market our insurance services effectively, or if we fail to attract brokers to sell our insurance services, or lose important broker relationships to our competitors or otherwise; or

•        our clients do not find sufficient value in our stop loss insurance policies for health benefits products.

Our inability to overcome these challenges could impair our ability to attract new clients and retain existing clients, and could have a material adverse effect on our business, prospects, operating results, and financial condition. Our business, prospects, financial condition, and results of operations may be harmed if we fail to execute our growth strategy.

Our growth strategy includes, without limitation, the acquisition of additional clients in existing and new markets and states, introducing new services and plans, and monetizing our technology.

We are expanding rapidly by partnering with additional TPAs, brokers, carriers, MGUs and other third-party agents to utilize our platform and provide referrals, and entering into new markets and introducing SaaS solutions in the markets in which we currently operate. As of December 31, 2023, we operated in 42 states. As our business grows, we may incur significant expenses prior to commencement of operations and the receipt of revenue in new markets or from new platforms. Further, even if we successfully attract clients in sufficient numbers to cover our costs, the new business could fail, which could not only result in financial harm, but also reputational harm to our brand. We may also experience delays in operational start dates. As we expand, if competitors seek to retain market share by reducing prices, we may be forced to negotiate with providers to reduce their prices on similar offerings in order to remain competitive, which could impact our financial condition and may require a change in our operating strategies. It is difficult to predict the full effect of pricing changes. Even if we successfully convince providers to reduce the pricing, our resulting membership base could be lower than anticipated and our growth could stall. As a result of these factors, entering new markets or introducing new stop loss insurance policies for self-funded benefits plans may decrease our profitability. In addition, we are continuously updating and developing new technology. However, if our technology is not effectively utilized, we may not be able to efficiently and cost-effectively operate our business.

As we expand our service offerings and enter new markets, we need to establish our reputation and brand with new clients, and to the extent we are not successful in creating positive impressions, our business in these newer markets could be adversely affected. There can also be no assurance that we will be able to maintain or enhance our reputation and brand in our existing markets, and failure to do so could materially adversely affect our business, results of operations, and financial condition.

We may also pursue opportunities to monetize our platforms in new ways, such as through white-labeling success fee-based service arrangements. We may not be able to introduce or perform these arrangements as well as expected or at all, and these arrangements may pose operational challenges, may not achieve timely profitability, may expose us to additional liability, or may limit our ability to offer services in certain insurance markets and geographic regions.

We expect that our growth strategy will continue to focus on opportunities in existing and new markets and states for the foreseeable future, which will require significant dedication of management attention and financial resources. If we are unable to effectively execute our growth strategy, our future growth will suffer, and our results of operations could be harmed.

We rely on the ability of our insurance carriers to service our clients.

Our reliance on insurance carriers to service the excess coverage needs of our clients exposes us to certain risks as we attempt to grow our business. Although we conduct due diligence on the insurance carriers that provide excess coverage to our customers, and seek to only partner with reliable, name brand insurance carriers, as we continue to grow, the insurance carriers who service our clients may not budget sufficient resources to service our clients or may otherwise be unable to adequately service our clients by timely funding insurance claims as required. As a technology platform company, we are not obligated to make up any insurer’s shortfalls. However, we may lose our clients or suffer reputational risk from issues resulting from carrier errors and insufficiencies. As a result, we may need to rely on multiple insurance carriers to service one client or may have to delay onboarding new clients until adequate replacement carriers can be engaged. Any delay or disruption in our ability to appropriately service our clients as a result of challenges with insurance carriers could significantly harm our reputation and affect our business, financial condition and results of operations.

We may not be able to maintain profitability in the future.

We expect to make significant investments to further market, develop, and expand our business, including by continuing to develop our technology platforms, acquiring more members, maintaining existing members and investing in partnerships, collaborations and acquisitions. In addition, we expect to continue to increase our headcount in the coming years. As a public company, we will also incur significant legal, accounting, compliance, and other expenses that we did not incur as a private company. We will continue to make such investments to grow our business. Despite these investments, we may not succeed in increasing our revenue on the timeline that we expect and ultimately could fail to realize profits in the future. Moreover, if our revenue declines, we may not be able to reduce costs in a timely manner because many of our costs are fixed, at least in the short-term. If we are unable to manage our costs effectively, this may limit our ability to optimize our business model, acquire new clients, and grow our revenues. Accordingly, despite our best efforts to do so, we may not achieve or maintain profitability, and we may continue to incur significant losses in the future.

Failure to accurately perform underwriting actuarial reviews and adjustments to our underwriting tools could result in an increase in the cost and pricing of health plans we are able to program in the future, which could negatively impact the reputation of our eDIYBS platform and our financial results.

Our profitability depends on our ability to maintain and engage brokers, TPAs, carriers, MGUs and other third-party agents to utilize our platforms. Any failure to accurately perform underwriting actuarial review, whether as a result of a failure by the algorithm or underlying data maintained in our eDIYBS system or through a manual review process for certain higher risk members, could result in excesses of costs to fund insurance claims above those anticipated through the quoting process. Although we are not party to any agreement that would require us to pay excess fees above estimated insurance costs, or any agreement that provides for indemnification of the carrier, such an occurrence could lead to reputation harm to our eDIYBS platform and increased premiums using our platform in the future, which could impact our financial position.

Failure of HI Card to properly function and provide an interface for medical claims for clients on our platform could negatively affect our clients and could lead to them terminating our services.

Our profitability depends on our ability to engage brokers, TPAs, carriers, MGUs and other third-party agencies to utilize our programs. In order to retain clients, our HI Card platform must adequately provide as an interface for clients to review medical claims. In the event that our platform does not function as anticipated, we could lose clients which would negatively impact our financial position.

If the number of members utilizing our platforms decreases or the number of services to which they subscribe, our revenue will decrease.

We base our fees on the number of individuals to whom we and the brokers, TPAs, carriers MGUs and other agents utilizing our platforms provide services or referrals, and the number of services subscribed to by such agents or utilized by their employees. Many factors may lead to a decrease in the number of individuals covered by our clients and the number of services subscribed to by our clients, including:

•        layoffs by our clients or affecting our clients, in response to the COVID pandemic or otherwise;

•        failure of our clients to adopt or maintain effective business practices;

•        changes in the nature or operations of our clients;

•        government regulations; and

•        increased competition or other changes in the benefits marketplace.

If the number of individuals using our platforms decreases for any reason, our revenue will likely decrease. Failure to manage our continued growth effectively could increase our expenses, decrease our revenue, and prevent us from implementing our business strategy.

We have experienced growth in the past and anticipate future growth, which could put a strain on our business. To manage our anticipated future growth effectively, we must continue to maintain and enhance our IT infrastructure, financial and accounting systems, and controls. We also must attract, train, and retain a significant number of qualified sales and marketing personnel, customer support personnel, professional services personnel, software engineers, technical personnel, and management personnel. Failure to effectively manage our anticipated future growth could lead us to over-invest or under-invest in development and operations, result in weaknesses in our infrastructure, systems, or controls, give rise to operational mistakes, losses, loss of productivity or business opportunities, and result in loss of associates and reduced productivity of remaining associates. Our anticipated future growth could require significant capital expenditures and might divert financial resources from other projects such as the development of new services. If our management is unable to effectively manage our anticipated future growth, our expenses might increase more than expected, our revenue could decline or might grow more slowly than expected, and we might be unable to implement our business strategy. The quality of our services might suffer, which could negatively affect our reputation and harm our ability to retain and attract clients. We rely on the health of the U.S. health insurance industry and benefits of self-insurance plans.

We rely on the health of the U.S. health insurance industry and benefits of self-insurance plans.

Our services are heavily concentrated on self-insurance for small to mid-sized companies. As a result of our focus, we are dependent on the health of the insurance industry and are subject to risks related to the performance of the health insurance industry and, in particular, self-insurance plans. Any negative impact on the health insurance industry as a whole or upon self-insurance plans could cause a material adverse effect on our business and financial condition.

Changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program, could materially and adversely harm our business and operating results.

Our platforms that utilize machine learning are within the private sector of the U.S. health insurance system, which is evolving quickly and subject to a changing regulatory environment, and our future financial performance will depend in part on growth in the market for private health insurance, as well as our ability to adapt to regulatory developments.

The healthcare regulatory landscape can change unpredictably and rapidly due to changes in political party legislative majorities or executive branch administrations at the state or federal level in the United States. Changes and developments in the health insurance system in the United States and the states in which we operate could also reduce demand for our services and harm our business.

As the regulatory and legislative environments within which we operate are evolving, we may not be able to ensure timely compliance with such changes due to limited resources. Furthermore, we may face challenges prioritizing the allocation of resources between implementing systems responsive to new legislative or regulatory requirements, focusing on growth-related operations and implementing management systems and controls related to being a public company.

In addition, changes to government policies not specifically targeted to the healthcare industry, such as a change in tax laws and the corporate tax rate or government spending cuts, could have significant impacts on our business, results of operations, financial condition and liquidity.

If we fail to comply with applicable privacy, security, and data laws, regulations and standards, including with respect to third-party service providers that utilize sensitive personal information on our behalf, or applicable consumer protection laws, our business, reputation, results of operations, financial position, and cash flows could be materially and adversely affected.

As part of our platforms’ normal operations, we collect, process, and retain confidential health and other information about individuals. We are subject to various federal and state laws and rules regarding the collection, use, disclosure, storage, transmission, and destruction of confidential information about individuals. For example, we are subject to the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which requires us to protect the privacy, security, and confidentiality of medical records and protected health information, or PHI, that we collect, disseminate, maintain, and use. HIPAA requires covered entities and business associates to maintain policies and procedures governing PHI that is used or disclosed, and to implement administrative, physical, and technical safeguards to protect PHI, including PHI maintained, used, and disclosed in electronic form. These safeguards include employee training, identifying business associates with whom covered entities need to enter into HIPAA-compliant contractual arrangements, and various other measures. Health insurers and other covered entities are also required to report impermissible uses or disclosures of PHI to affected individuals and the U.S. Department of Health and Human Services, or HHS, unless the covered entity demonstrates through a risk assessment that there is low probability the PHI has been compromised, and to notify the media in any states where 500 or more people are impacted by any unauthorized release or use of or access to PHI. Ongoing implementation and oversight of these measures involves significant time, effort, and expense. While we undertake substantial efforts to secure the PHI that we maintain, use, and disclose in electronic form, a cyber-attack or other intrusion that bypasses our information security systems causing an information security breach, loss of PHI, confidential client information, or other data subject to privacy laws or a material disruption of our operational systems could result in a material adverse impact on our business, along with potentially substantial fines and penalties.

HIPAA also established new enforcement mechanisms and enhanced penalties for failure to comply with specific standards relating to the privacy, security, and electronic transmission of PHI. If a person knowingly or intentionally obtains or discloses PHI in violation of HIPAA requirements, criminal penalties may also be imposed. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for HIPAA violations, its standards have been used as the basis for a duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

State laws may apply to our collection, use, handling, processing, destruction, disclosure, and storage of personal information as well. States have begun enacting more comprehensive privacy laws and regulations addressing consumer rights to data protection or transparency that may affect our privacy and security practices. We expect states to continue to enact legislation that provides consumers with new privacy rights and increases the privacy and security obligations of entities handling certain personal information of such consumers. Such legislation may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies.

The regulatory framework governing the processing of certain information, particularly financial and other personal information, is rapidly evolving and is likely to continue to be subject to uncertainty and varying interpretations. It is possible that these laws, regulations and standards may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our services and platform capabilities. We may face challenges in addressing current and evolving requirements and making necessary changes to our policies and practices, and may incur significant costs and expenses in our effort to do so. Any failure or perceived failure by us, or any third parties with which we do business, to comply with our privacy policies, changing consumer expectations, evolving laws, rules and regulations, industry standards, or contractual obligations to which we or such third parties are or may become subject, may result in actions or other claims against us by governmental entities or private actors, the expenditure of substantial costs, time and other resources or the incurrence of significant fines, penalties or other liabilities. In addition, any such action, particularly to the extent we were found to be guilty of violations or otherwise liable for damages, would damage our reputation and adversely affect our business, financial condition and results of operations.

Our limited operating history makes it difficult to evaluate our current business performance, implementation and growth of our business model, and our future prospects.

We developed our platforms backed by third-party technology utilizing machine learning, which encompasses our primary businesses going forward, in 2017 and 2021, the core platform eDIYBS was fully implemented in May 2023, and we have a limited operating history. Due to our limited operating history and the rapid growth, we have experienced since we began operations, there is greater uncertainty in estimating our operating results, and our historical results may not be indicative of, or comparable to, our future results. In addition, we have limited data to validate key aspects of our business model and to improve our systems to manage growth. As a relatively new entrant in the markets in which we operate, we have limited experience and are unable to predict whether we will be able to effectively and consistently provide solutions that are tailored to the budgets of small businesses and to the health and other insurance needs of their employees. We cannot provide any assurance that the data we collect from our customers through application processes, and from data already held by our data analytics service providers, will provide useful measures for evaluating our business model. Moreover, we cannot provide any assurance that partnerships or joint ventures we may enter into in the future will perform as well as historical partnerships or expectations. Our inability to adequately assess our performance and growth could have a material adverse effect on our brand, reputation, business, financial condition, and results of operations.

We are subject to risks associated with outsourcing services and functions to third parties.

We contract with third-party vendors and service providers who provide services to us and our subsidiaries to help with our internal administrative functions, as well as third-party vendors and service providers who help us administer our services and plans. The partial or complete loss of a vendor or other third-party relationship could cause a material disruption to our business and make it difficult and costly to provide services that our regulators and members expect, which could have a material adverse effect on our financial condition, cash flows, and results of operations.

Some of these third-parties have direct access to our systems in order to provide their services to us and operate the majority of our communications, network, and computer hardware and software. For example, we currently offer our services through our website and online app using Amazon Web Services, Inc., or AWS, platforms for cloud computing, a provider of cloud infrastructure services. Our operations depend on protecting the virtual cloud infrastructure hosted in AWS by maintaining its configuration, architecture, and interconnection specifications, as well as the information stored in these cloud platforms and which third-party internet service providers transmit. In the event that our AWS service agreement is terminated or there is a lapse of service, interruption of internet service provider connectivity, or damage to such facilities, we could experience interruptions in meeting key service obligations to our clients and business partners, as well as delays and additional expense in arranging new facilities and services, which could harm our business, results of operations, and financial condition.

Our arrangements with third-party vendors and service providers may make our operations vulnerable if those third parties fail to satisfy their obligations to us, including their obligations to maintain and protect the security and confidentiality of our information and data, or the information and data relating to our clients. We are also at risk of a data security incident involving a vendor or third-party, which could result in a breakdown of such third-party’s data protection processes or cyber-attackers gaining access to our infrastructure through the third-party. To the extent that a vendor or third-party suffers a data security incident that compromises its operations, we could incur significant costs and possible service interruption. In addition, we may have disagreements with our third-party vendors or service providers regarding relative responsibilities for any such failures or incidents under applicable business associate agreements or other applicable outsourcing agreements. Any contractual remedies and/or indemnification obligations we may have for vendor or service provider failures or incidents may not be adequate to fully compensate us for any losses suffered as a result of any vendor’s failure to satisfy its obligations to us or under applicable law. Our vendor and service provider arrangements could be adversely impacted by changes in vendors’ or service providers’ operations or financial condition, or other matters outside of our control. Violations of, or noncompliance with, laws and/or regulations governing our business or noncompliance with contract terms by third-party vendors and service providers could increase our exposure to liability to our members, providers, or other third parties, or could result in sanctions and/or fines from the regulators that oversee our business. In turn, this could increase the costs associated with the operation of our business or have an adverse impact on our business and reputation. Moreover, if these vendor and service provider relationships were terminated for any reason, we may not be able to find alternative partners in a timely manner or on acceptable financial terms, and may incur significant costs and/or experience significant disruption to our operations in connection with any such vendor or service provider transition. As a result, we may not be able to meet the full demands of our members or customers and, in turn, our business, financial condition, and results of operations may be harmed. In addition, we may not fully realize the anticipated economic and other benefits from our outsourcing projects or other relationships we enter into with third-party vendors and service providers, as a result of unanticipated delays in transitioning our operations to the third-party vendor or service provider, such third-party vendor or service provider’s noncompliance with contract terms, unanticipated costs or expenses, or violations of laws and/or regulations, or otherwise. This could result in substantial costs or other operational or financial problems that could have a material adverse effect on our business, financial condition, cash flows, or results of operations.

If we are unable to integrate and manage our information systems effectively, our operations could be disrupted.

Our operations depend significantly on effective information systems. The information gathered and processed by our information systems, assists us in, among other things, providing quotes to our network of brokers, TPAs, carriers, MGUs and other agents, monitoring utilization and other cost factors, and processing claims. Our information systems and applications require continual maintenance, upgrading, and enhancement to meet our current and expected operational needs. If we underestimate the need to expand or experience difficulties with the transition to or from information systems or do not appropriately plan, integrate, maintain, enhance, or expand our information systems, we could suffer, among other things, operational disruptions, loss of existing clients and difficulty in attracting new clients, regulatory enforcement, and increases in administrative expenses. In addition, our ability to integrate and manage our information systems may be impaired as the result of events outside our control, including acts of nature, such as earthquakes or fires, or acts of terrorists. Also, we may from time to time obtain significant portions of our systems-related or other services or facilities from independent third parties, which may make our operations vulnerable if such third parties discontinue such services or fail to perform adequately.

From time to time, we may become involved in costly and time-consuming litigation and regulatory actions, which require significant attention from our management.

From time to time, we may be a defendant in lawsuits or the subject of regulatory actions, or could be subject to audits and investigations relating to our business, including, without limitation, claims of trademark and other intellectual property infringement, claims alleging bad faith, enforcement actions by state regulatory bodies alleging non-compliance with state law. We also may receive subpoenas and other requests for information from various federal and state agencies, regulatory authorities, state Attorneys General, committees, subcommittees, and members of the U.S. Congress and other state, federal, and international governmental authorities. Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings. An unfavorable outcome could have a material adverse impact on our business and financial position, results of operations, and/or cash flows, and may affect our reputation and brand. In addition, regardless of the outcome of any litigation or regulatory proceedings, investigations, audits, or reviews, responding to such matters is costly and time consuming, and requires significant attention from our management, and could, therefore, harm our business and financial position, results of operations or cash flows. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims, and may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely affect our results of operations and cash flows, thereby harming our business. See “Business — Legal Proceedings.”

The regulations and contractual requirements applicable to us and other market participants are complex and subject to change, making it necessary for us to invest significant resources in complying with our regulatory and contractual requirements. Ongoing vigorous legal enforcement and the highly technical regulatory scheme for our clients and others with whom we do business mean that our compliance efforts in this area will continue to require significant resources, and we may not always be successful in ensuring appropriate compliance by our Company, employees, consultants, or vendors, for whose compliance or lack thereof we may be held responsible and liable. Regulatory audits, investigations, and reviews could result in changes to our business practices, and also could result in significant or material premium refunds, fines, penalties, civil liabilities, criminal liabilities, or other sanctions, if we are determined to be in violation of applicable laws or regulations. Any of these audits, reviews, or investigations could have a material adverse effect on our financial position, results of operations, or business, or could result in significant liabilities and negative publicity for our Company.

We rely on the experience and expertise of our Founder, senior management team, highly-specialized technology and insurance experts, key technical employees, and other highly skilled personnel.

Our success depends upon the continued service of Tim Johnson, our Founder, Chief Executive Officer and a member of our board of directors, the members of our senior management team, highly-specialized insurance experts, and key technical employees, as well as our ability to continue to attract and retain additional highly qualified personnel. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain, and integrate highly skilled personnel for all areas of our business. If we are unable to attract the requisite personnel, our business, and prospects may be adversely affected. Each of our Founder, members of our senior management team, specialized technology and insurance experts, key technical personnel, and other employees could terminate their relationship with us at any time. The loss of our Founder or any other member of our senior management team, specialized technology and insurance experts, or key personnel might significantly delay or prevent the achievement of our strategic business objectives and could harm our business. In addition, much of our essential technology and infrastructure are custom-made for our business by our personnel. The loss of key technology personnel, including members of management, as well as our engineering and service development personnel, could disrupt our operations and harm our business. We also rely on a small number of highly-specialized insurance experts, the loss of any one of whom could have a disproportionate impact on our business. Competition in our industry for qualified employees is intense. Our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees, and retaining and motivating our existing employees. Moreover, if and when the stock options or other equity awards are substantially vested, employees under such equity arrangements may be more likely to leave, particularly when the underlying shares have seen a value appreciation.

We face significant competition for personnel. To attract top talent, we have to offer, and believe we will need to continue to offer, competitive compensation and benefits packages. We may also need to increase our employee compensation levels in response to competitor actions. If we are unable to hire new employees quickly enough to meet our needs, or otherwise fail to effectively manage our hiring needs or successfully integrate new hires, including our recently hired management team members, our efficiency, ability to meet forecasts and our employee morale, productivity, and retention could suffer, which in turn could have an adverse effect on our business, results of operations, and financial condition.

If we or our partners or other third parties with whom we collaborate sustain a cyber-attack or suffer privacy or data security breaches that disrupt our information systems or operations, or result in the dissemination of sensitive personal or confidential information, we could suffer increased costs, exposure to significant liability, adverse regulatory consequences, reputational harm, loss of business, and other serious negative consequences.

As part of our normal operations, we and our partners and other third parties with whom we collaborate routinely collect, process, store, and transmit large amounts of data, including PHI subject to HIPAA, as well as proprietary or confidential information relating to our business or third parties, including our members, providers, and vendors. Although we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We have experienced from time to time, and may experience in the future, breaches of our security measures, as well as those of our customers, partners, and third-party service providers, due to human error, malfeasance, insider threats, system errors vulnerabilities, or other irregularities. To date, we have not experienced any material impact as a result of such cybersecurity events. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences may continue to increase over time.

Our information technology systems and safety control systems, or those of our third-party service providers, are subject to a growing number of threats from computer programmers, hackers, and other adversaries that may be able to penetrate our network security and misappropriate our confidential information or that of third parties, create system disruptions, or cause damage, security issues, or shutdowns. Because the techniques used to circumvent, gain access to, or sabotage security systems, can be highly sophisticated and change frequently, they often are not recognized until launched against a target, and may originate from less regulated and remote areas around the world. We may be unable to anticipate these techniques or implement adequate preventive measures, resulting in potential data loss and damage to our systems. Our systems are also subject to compromise from internal threats such as improper action by employees, including malicious insiders, or by vendors, counterparties, and other third parties with otherwise legitimate access to our systems. Our policies, employee training (including phishing prevention training), procedures, and technical safeguards may not prevent all improper access to our network or proprietary or confidential information by employees, vendors, counterparties, or other third parties.

Any compromise or perceived compromise of the security of our systems or the systems of one or more of our vendors or service providers could damage our reputation and brand, cause the termination of relationships with our members, result in disruption or interruption to our business operations, marketing partners and carriers, reduce demand for our services, result in improper disclosure of data and violations of applicable privacy and other laws, cause us to incur significant remediation costs, and divert the attention of management from the operation of our business, and subject us to significant liability and expense, as well as regulatory action fines, penalties and lawsuits, which would harm our business, operating results, and financial condition. Although we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and, in any event, insurance coverage would not address the reputational damage that could result from a security incident or any regulatory actions or litigation that may result. In addition, in the event that additional data security laws are implemented, we may not be able to timely comply with such requirements, or such requirements may not be compatible with our current processes.

Our customers’ sensitive, proprietary, or confidential information could be leaked, disclosed, or revealed as a result of or in connection with our employees’, personnel’s, or vendors’ use of generative AI technologies.

Our eDIYBS platform is backed by third-party AI technology utilizing machine learning. Our customers’ sensitive, proprietary, or confidential information could be leaked, disclosed, or revealed as a result of or in connection with our vendors’ use of generative AI technologies. Any such information that we input into a third-party machine learning platform could be revealed to others, including if information is used to train the third party’s machine learning models. Additionally, where a machine learning model ingests personal information and makes connections using such data, those technologies may reveal other sensitive, proprietary, or confidential information generated by the model.

Machine learning models may create incomplete, inaccurate, or otherwise flawed outputs, some of which may appear correct. Providing bindable quotes solely using AI-backed technology can lead to errors in the actual risk profile of the employee pool being insured, leading to higher insurance costs than originally anticipated during the quoting process.

Machine learning models may create incomplete, inaccurate, or otherwise flawed outputs, some of which may appear correct. We use machine learning outputs from our vendors to make certain decisions. Specifically, we provide information we receive from our customers, which may include sensitive health information, to third party vendors who input that data into AI-backed models to determine a risk profile of each potential insurance plan member in order to quote the insurance plan. We provide bindable quotes solely using our AI-backed eDIYBS platform, unless the eDIYBS platform raises certain unknown risk flags that require further manual review via a health application completed by the employee and manually reviewed by an underwriter. Providing bindable quotes solely using AI-backed technology can lead to errors in the actual risk profile of the employee pool being insured, leading to higher insurance costs than originally anticipated during the quoting process. The direct risk is borne by the insurance company providing the policy, however, if there is an increase in such errors, insurance companies may refuse to continue allowing our eDIYBS platform to provide bindable quotes, which would require greater usage of manual reviews of health applications, thereby increasing standard quoting times, and reducing usage of our eDIYBS platform by brokers, TPAs, MGUs and others. Additionally, there may be potential flaws in how the AI-backed models assesses risk profiles that could lead our eDIYBS platform to create higher risk profiles that bias certain individuals or classes of individuals and adversely impact their rights. Although any such biased outcomes are currently unknown to us, if any of these errors occur, we could face adverse consequences, including exposure to reputational and competitive harm, customer loss, or regulatory and legal liability.

There can be no assurances that our Artificial Intelligence Governance Policy and other measures will prevent risks related to our use of AI.

We have implemented an Artificial Intelligence Governance Policy to establish a framework for the ethical and responsible use of AI technologies within our company, which aims to ensure that AI systems are used, developed, deployed, and managed in a manner that aligns with our organizational values, regulatory requirements, and industry best practices. However, despite these policies and measures, there can be no assurances that the policies and measures will prevent all data breaches, improper accuracy and fairness in the output of AI-backed models, or the other risks to our business related to our use of AI.

Real or perceived errors, failures or bugs in our systems, website, or app could impair our operations, damage our reputation and brand, and harm our business and operating results.

Our continued success is dependent on our systems, applications, and software continuing to operate and to meet the changing needs of our clients and users. We rely on our technology and engineering staff and vendors to successfully implement changes to, and maintain, our systems and services in an efficient and secure manner.

Like all information systems and technology, our website and online app may contain material errors, failures, vulnerabilities, or bugs, particularly when new features or capabilities are released, any of which could lead to interruptions, delays, or website or online app shutdowns, or could cause loss of critical data, or the unauthorized disclosure, access, acquisition, alteration or use of personal or other confidential information.

A significant impact on the performance, reliability, security, and availability of our systems, software, or services may harm our reputation and brand, impair our ability to operate, retain existing members, or attract new members, and expose us to legal claims and government action, each of which could have a material adverse effect on our financial condition, results of operations, and growth prospects.

Failure to secure, protect, or enforce our intellectual property rights could harm our business, results of operations, and financial condition.

Our commercial success is dependent in part on protecting our core technologies, intellectual property assets, and proprietary rights (such as source code, information, data, processes, and other forms of information, know-how, and technology). We rely on a combination of copyrights, patents, trademarks, service marks, trade secret laws, and contractual restrictions to establish and protect our intellectual property. However, the steps that we have already taken to protect our intellectual property may not be sufficient or effective, and our confidentiality, non-disclosure, or invention assignment agreements with employees, consultants, partners, or other parties may be breached and may otherwise not be effective in establishing our rights in intellectual property and in controlling access to our proprietary information. Even if we do detect violations, we may need to engage in litigation to enforce our rights.

We currently hold various domain names relating to our brand. Failure to protect our domain names could adversely affect our reputation and brand, and make it more difficult for users to find our website. We may be unable, without significant cost or at all, to prevent third parties from diverting traffic from or acquiring domain names that are similar to, infringe upon, or otherwise decrease the value of our patents, trademarks and other proprietary rights.

While we take precautions designed to protect our intellectual property, it may still be possible for competitors and other unauthorized third parties to copy our technology and use our proprietary brand, content, and information to create or enhance competing solutions and services, which could adversely affect our competitive position in our rapidly evolving and highly competitive industry. Some license provisions that protect against unauthorized use, copying, decompiling, transfer, and disclosure of our technology may be unenforceable under the laws of certain jurisdictions and foreign countries, and the remedies for such events may not be sufficient to compensate for such breaches. We enter into confidentiality and invention assignment agreements with our executive officers and consultants, and enter into confidentiality agreements with our third-party providers and strategic partners. We cannot assure you that these agreements will be effective in controlling access to, and use and distribution of, our platform and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our offerings. Such arrangements may limit our ability to protect, maintain, enforce, or commercialize such intellectual property rights. If we are unable to prevent the unauthorized use or exploitation of our intellectual property, the value of our brand, content, and other intangible assets may be diminished, competitors may be able to more effectively mimic our service and methods of operations, the perception of our business and service to clients, and potential clients, may become confused, and our ability to attract customers may be adversely affected. Any inability or failure to protect our intellectual property could adversely impact our business, results of operations, and financial condition.

We have filed, and may continue in the future to file, applications to protect certain of our innovations and intellectual property. We do not know whether any of our applications will result in the issuance of a patent, trademark, or copyright, as applicable, or whether the examination process will require us to narrow our claims. In addition, we may not receive competitive advantages from the rights granted under our intellectual property. Our existing intellectual property, and any intellectual property granted to us, or that we otherwise acquire in the future, may be contested, circumvented, or invalidated, and we may not be able to detect or prevent third parties from infringing our rights to our intellectual property. Therefore, the exact effect of the protection of this intellectual property cannot be predicted with certainty. In addition, given the costs, effort, and risks of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain future innovations. Any failure to adequately obtain such patent protection, or other intellectual property protection, could later prove to adversely impact our business.

We may be required to spend significant resources in order to monitor, protect, and defend our intellectual property rights, and some violations may be difficult or impossible to detect. Litigation to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could impair the functionality of our platform, delay introductions of enhancements to our platform, result in our substituting inferior or more costly technologies into our platform, or harm our reputation or brand. In addition, we may be required to license additional technology from third parties to develop and market new offerings or platform features, which may not be on commercially reasonable terms, or at all, and could adversely affect our ability to compete or require us to rebrand or otherwise modify our offerings, which could further exhaust our resources. Furthermore, we may also be obligated to indemnify our clients or business partners in connection with any such litigation and to obtain licenses.

The use of open source software in our services and solutions may expose us to additional risks and harm our intellectual property rights.

Some of our services and solutions use or incorporate software that is subject to one or more open source licenses. Open source software is typically freely accessible, usable, and modifiable. Certain open source software licenses require a user who intends to distribute the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. In addition, certain open source software licenses require the user of such software to make any derivative works of the open source code available to others on potentially unfavorable terms or at no cost.

The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts. Accordingly, there is a risk that those licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our solutions. In that event, we could be required to seek licenses from third parties in order to continue offering our services or solutions, to re-develop our services or solutions, to discontinue sales of our services or solutions, or to release our proprietary software code under the terms of an open source license, any of which could harm our business. Further, given the nature of open source software, it may be more likely that third parties might assert copyright and other intellectual property infringement claims against us based on our use of these open source software programs.

While we monitor the use of all open source software in our services, solutions, processes, and technology and try to ensure that no open source software is used in such a way as to require us to disclose the source code to the related service or solution when we do not wish to do so, it is possible that such use may have inadvertently occurred in deploying our proprietary solutions. In addition, if a third-party software provider has incorporated certain types of open source software into software we license from such third-party for our services and solutions without our knowledge, we could, under certain circumstances, be required to disclose the source code to our products and solutions. This could harm our intellectual property position and our business, results of operations, and financial condition.

We might require additional capital to support business growth.

We intend to continue to make investments to support our business growth and might require additional funds to respond to business challenges or opportunities, including the need to develop new products and services or enhance our existing services, enhance our operating infrastructure, and acquire complementary businesses and technologies. Accordingly, we might need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any additional debt financing secured by us could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Risks Related to this Offering and Ownership of Our Class A Common Stock

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

The principal purposes of this offering are to increase our capitalization and financial flexibility and create a public market for our Class A Common Stock. We expect to use a significant portion of the net proceeds of this offering to fund our growth, this includes expanding our range of services, enhancing sales and marketing efforts, upgrading our systems, and covering general corporate needs, such as working capital, operating expenses, and capital expenditures. Additionally, we may use a portion of the net proceeds to acquire or invest in services, or technologies; however, we do not have agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds.” As of the date of this prospectus, we do not have a specific plan for the net proceeds to us from this offering and, accordingly, we are not able to allocate the net proceeds among any of these potential uses in light of the variety of factors that will impact how such net proceeds are ultimately utilized by us. Our management will have broad discretion in the application of the net proceeds. Our stockholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition, and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial, or other information upon which our management bases its decisions.

Our Class A Common Stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

Prior to this offering, there has not been a public trading market for shares of our Class A Common Stock. It is possible that after this offering an active trading market will not develop or continue or, if developed, that any market will be sustained, which could make it difficult for you to sell your shares of Class A Common Stock at or above the initial public offering price. The initial public offering price of our Class A Common Stock will be determined by negotiations between us and the representatives of the underwriters based upon a number of factors and may not be indicative of prices that will prevail in the open market following the consummation of this offering. See “Underwriting.” Consequently, you may not be able to sell shares of our Class A Common Stock at prices equal to or greater than the price you paid in this offering.

Many factors, some of which are outside our control, may cause the market price of our Class A Common Stock to fluctuate significantly, including those described elsewhere in this “Risk Factors” section and in this prospectus, as well as the following:

•        our operating and financial performance and prospects;

•        our quarterly or annual earnings, or those of other companies in our industry, compared to market expectations;

•        conditions that impact demand for our offerings and platform, including demand in our industry generally and the performance of the third parties through whom we conduct significant parts of our business;

•        future announcements concerning our business or our competitors’ businesses;

•        the public’s reaction to our press releases, other public announcements, and filings with the SEC;

•        the market’s reaction to our reduced disclosure and other requirements as a result of being treated as an “emerging growth company” under the JOBS Act;

•        coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•        market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•        strategic actions by us or our competitors, such as acquisitions or restructurings;

•        changes in laws or regulations which adversely affect our industry or us;

•        changes in accounting standards, policies, guidance, interpretations, or principles;

•        changes in our board of directors, senior management, or key personnel;

•        issuances, exchanges or sales, or expected issuances, exchanges, or sales of our capital stock;

•        changes in our dividend policy;

•        adverse resolution of litigation, or other claims against us; and

•        changes in general market, economic, and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, global pandemics, acts of war, and responses to such events.

As a result, volatility in the market price of our Class A Common Stock may prevent investors from being able to sell their Class A Common Stock at or above the initial public offering price, or at all. These broad market and industry factors may materially reduce the market price of our Class A Common Stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A Common Stock is low. As a result, you may suffer a loss of all or a portion of your investment.

The dual class structure of our common stock will have the effect of concentrating voting control with our Chief Executive Officer and Chief Financial Officer for the foreseeable future, which will limit the ability of our other investors to influence corporate matters, including the election of directors and the approval of any change of control transaction.

Upon completion of this offering, our Class B Common Stock will have 10 votes per share, and our Class A Common Stock will have one vote per share. Following this offering, the holders of our outstanding Class B Common Stock, which consist of our Chief Executive Officer and our Chief Financial Officer, will beneficially own 76.37% of our outstanding capital stock and hold 91.87% of the voting power of our outstanding capital stock (or 75.89% and 91.67%, respectively, if the underwriters exercise their option to purchase additional shares of our Class A Common Stock in full). Further, we may issue additional shares of our Class B Common Stock in the future, which will have a dilutive effect on holders of our Class A Common Stock (see “— Future sales or availability of our Class A Common Stock or rights to purchase our Class A Common Stock, including pursuant to our equity incentive plans, or other equity securities or securities convertible into our Class A Common Stock, including our Class B Common Stock, could result in additional dilution of the percentage ownership of our stockholders and could cause the stock price of our Class A Common Stock to decline.” for additional information). Our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) do not provide for any sunset provisions that limit the lifespan of our Class B Common Stock, including in the case of the death of a Class B Common Stock shareholder or intra-family transfers of shares of Class B Common Stock. Because of the ten-to-one voting ratio between our Class B Common Stock and Class A Common Stock, the holders of Class B Common Stock, in particular our Chief Executive Officer and Chief Financial Officer, collectively will control over a majority of the combined voting power of all of our Class A Common Stock and Class B Common Stock and therefore will be able to control all matters submitted to our stockholders for approval until a significant portion of such shares of outstanding Class B Common Stock have been converted to shares of Class A Common Stock as further described in “Description of Capital Stock.” This concentrated control will limit or preclude the ability of our other investors to influence corporate matters for the foreseeable future. For example, our Chief Executive Officer and Chief Financial Officer will have sufficient voting power to determine the outcome with respect to elections of directors, amendments to our Articles of Incorporation, amendments to our Second Amended and Restated Bylaws (our “Bylaws”) that are subject to a stockholder vote, increases to the number of shares available for issuance under our equity incentive plans or adoption of new equity incentive plans, and approval of any merger, consolidation, sale of all or substantially all of our assets or other major corporate transaction requiring stockholder approval for the foreseeable future. In addition, this concentrated control may also prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. This control may also adversely affect the market price of our Class A Common Stock.

Because the interests of our Chief Executive Officer and Chief Financial Officer may differ from those of our other stockholders, actions that they take with respect to us, as significant stockholders, may not be favorable to our other stockholders, including holders of our Class A Common Stock.

We cannot predict the effect our dual class structure may have on the market of our Class A Common Stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A Common Stock, in adverse publicity, or in other adverse consequences. For example, certain index providers, such as S&P and Dow Jones, have announced restrictions on including companies with multiple-class share structures in certain of their indices, including the S&P 500. Accordingly, our dual class share structure would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices may not invest in our Class A Common Stock. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. Because of the dual class structure of our common stock, we will likely be excluded from certain indices and we cannot assure that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Common Stock less attractive to other investors. As a result, the market price of our Class A Common Stock could be adversely affected.

We do not intend to pay dividends on our Class A Common Stock for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our Class A Common Stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors, subject to applicable laws, and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, industry trends, and other factors that our board of directors may deem relevant. Any such decision also will be subject to compliance with contractual restrictions and covenants in the agreements governing our current indebtedness. Moreover, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Class A Common Stock. As a result, you may have to sell some or all of your Class A Common Stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends could also adversely affect the market price of our Class A Common Stock.

Future sales or availability of our Class A Common Stock or rights to purchase our Class A Common Stock, including pursuant to our equity incentive plans, or other equity securities or securities convertible into our Class A Common Stock, including our Class B Common Stock, could result in additional dilution of the percentage ownership of our stockholders and could cause the stock price of our Class A Common Stock to decline.

Sales of substantial amounts of our shares of Class A Common Stock in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares of Class A Common Stock and could materially impair our ability to raise capital through equity offerings in the future. Resales of our shares of Class A Common Stock in the public market by the Selling Shareholder may cause the market price of our shares of Class A Common Stock to decline. All of the shares of Class A Common Stock sold in the offering and the Resale Shares will be freely tradable without restriction or further registration under the Securities Act, and certain shares of Class A Common Stock held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. In connection with this offering, we intend to file a registration statement with the SEC on Form S-8 after ninety (90) days following the completion of this offering providing for the registration of shares of our Class A Common Stock issued or reserved for issuance under the 2024 Plan. Subject to the satisfaction of vesting conditions and the expiration of lock-up agreements, shares issued pursuant to or registered under the registration statement on Form S-8 will be available for resale immediately in the public market without restriction. From time to time in the future, we may also issue additional shares of our Class A Common Stock, Class B Common Stock preferred stock or other securities convertible into Class A Common Stock pursuant to a variety of transactions, including acquisitions. The issuance by us of additional shares of our Class A Common Stock or securities convertible into our Class A Common Stock, including our Class B Common Stock, would dilute your ownership of us, and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our Class A Common Stock.

There may be substantial sales of our shares of Class A Common Stock by the Selling Shareholder once our shares of Class A Common Stock are listed on Nasdaq and begin trading, which could have a material adverse effect on the price of our shares of Class A Common Stock after this offering.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholder an aggregate of 1,969,585 shares of Class A Common Stock previously issued by us. There are currently no agreements or understandings in place with the Selling Shareholder to restrict the sale of the Resale Shares once our shares of Class A Common Stock are listed on Nasdaq and begin trading. Sales of a substantial number of our shares of Class A Common Stock by the Selling Shareholder at such time could cause the market price of our shares of Class A Common Stock to drop (possibly below the initial public offering price of the offering) and could impair our ability to raise capital in the future by selling additional Company securities.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market following this offering could cause the market price for our Class A Common Stock to decline.

The sale of substantial amounts of shares of our Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Upon completion of this offering, based on the shares outstanding as of             , 2024, we will have a total of 42,369,358 shares of our Class A Common Stock outstanding (or 42,714,358 shares if the underwriters exercise their over-allotment option in full) and 11,700,000 shares of Class B Common Stock outstanding.

All of the shares of Class A Common Stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, or Rule 144, may be sold only in compliance with the limitations described in “Shares Eligible for Future Sale.” The remaining outstanding shares of Class A Common Stock held by our existing owners after this offering will be subject to certain restrictions on resale.

We, our executive officers, directors, and founders will sign lock-up agreements with the underwriters that will, subject to certain exceptions, restrict the sale of the shares of our Class A Common Stock and certain other securities held by them until twelve months following the date of this prospectus, as further described in “Shares Eligible for Future Sale. Upon the expiration of the lock-up agreements, substantially all such shares will be eligible for resale in the public market subject, in the case of shares held by our affiliates, to volume, manner of sale, and other limitations described in “Shares Eligible for Future Sale.” The underwriter may, in its sole discretion and at any time without notice, release all or any portion of the shares or securities subject to any such lock-up agreements. See “Underwriting” for a description of these lock-up agreements.

As restrictions on resale end, the market price of our shares of Class A Common Stock could drop significantly if the holders of such restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Class A Common Stock or other securities.

The JOBS Act will allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors, and to reduce the amount of information we provide in our reports filed with the SEC. We cannot be certain if this reduced disclosure will make our Class A Common Stock less attractive to investors.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” As defined in the JOBS Act, a public company whose initial public offering of common equity securities occurs after December 8, 2011, and whose annual net revenues are less than $1.235 billion will, in general, qualify as an “emerging growth company” until the earliest of:

•        the last day of its fiscal year following the fifth anniversary of the date of its initial public offering of common equity securities;

•        the last day of its fiscal year in which it has annual gross revenue of $1.235 billion or more;

•        the date on which it has, during the previous three-year period, issued more than $1.0billion in nonconvertible debt; and

•        the date on which it is deemed to be a “large accelerated filer,” which will occur at such time as the company (1) has an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of its most recently completed second fiscal quarter, (2) has been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months, and (3) has filed at least one annual report pursuant to the Exchange Act.

Under this definition, we will be an “emerging growth company” upon completion of this offering and could remain an “emerging growth company” until as late as the fifth anniversary of the completion of this offering. For so long as we are an “emerging growth company,” we will, among other things:

•        not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, or Section 404(b);

•        not be required to hold a nonbinding advisory stockholder vote on executive compensation pursuant to Section 14A(a) of the Exchange Act;

•        not be required to seek stockholder approval of any golden parachute payments not previously approved pursuant to Section 14A(b) of the Exchange Act;

•        be exempt from the requirement of the PCAOB regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

•        be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period and, as a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. We cannot predict if investors will find our Class A Common Stock less attractive as a result of our decision to take advantage of some or all of the reduced disclosure requirements above. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could materially adversely affect our business, financial condition and operating results.

The obligations associated with being a public company require significant resources and management attention, and we have and will continue to incur increased costs as a result of becoming a public company.

After completion of this offering, as a public company, we will face increased legal, accounting, administrative, and other costs and expenses that we did not incur as a private company, and which have not been reflected in our historical consolidated financial statements included elsewhere in this prospectus. We have already started to incur, and expect to continue to incur, significant costs related to operating as a public company. Upon the completion of this offering, we will be subject to the Exchange Act, the rules and regulations implemented by the

SEC, the Sarbanes-Oxley Act, the Dodd-Frank Act, the PCAOB, and the rules and standards of Nasdaq, each of which imposes additional reporting and other obligations on public companies. As a public company, we will be required to, among others:

•        prepare, file, and distribute annual, quarterly, and current reports with respect to our business and financial condition;

•        prepare, file, and distribute proxy statements and other stockholder communications;

•        expand the roles and duties of our Board and committees thereof, and management;

•        hire additional financial and accounting personnel and other experienced accounting and finance staff with the expertise to address complex accounting matters applicable to public companies;

•        institute more comprehensive financial reporting and disclosure compliance procedures;

•        involve and retain to a greater degree outside counsel and accountants to assist us with the activities listed above;

•        enhance our investor relations function;

•        establish new internal policies, including those relating to trading in our securities and disclosure controls and procedures;

•        comply with our exchange’s listing standards; and

•        comply with the Sarbanes-Oxley Act.

These rules and regulations and changes in laws, regulations, and standards relating to corporate governance and public disclosure, which have created uncertainty for public companies, have and will continue to increase our legal and financial compliance costs and make some activities more time consuming and costly. These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our investment in compliance with existing and evolving regulatory requirements has and will continue to result in increased administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities, which could have a material adverse effect on our business, financial condition, and results of operations.

In addition, the need to establish the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, financial condition, and results of operations. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition, and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.

We also expect that being a public company and complying with applicable rules and regulations will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage, or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees, or as executive officers.

As a public reporting company, we will be subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.

Upon consummation of this offering, we will become a public reporting company subject to the rules and regulations established from time to time by the SEC and Nasdaq. These rules and regulations will require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes, and controls, as well as on our personnel.

In addition, as a public company, we will be required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting. Section 404(a) of the Sarbanes-Oxley Act, or Section 404(a), requires that, beginning with our second annual report following our initial public offering, management assess and report annually on the effectiveness of our internal control over financial reporting, and identify any material weaknesses in our internal control over financial reporting. Although Section 404(b) requires our independent registered public accounting firm to issue an annual report that addresses the effectiveness of our internal control over financial reporting, we have opted to rely on the exemptions provided in the JOBS Act and, consequently, will not be required to comply with SEC rules that implement Section 404(b) until such time as we are no longer treated as an “emerging growth company.” We could potentially qualify as an “emerging growth company” until as late as the fifth anniversary of the completion of this offering.

If our senior management is unable to conclude that we have effective internal control over financial reporting, or to certify the effectiveness of such controls, and our independent registered public accounting firm cannot render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so, and material weaknesses in our internal control over financial reporting are identified, we could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and stockholders, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes, and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our Class A Common Stock price and adversely affect our business, financial condition, and results of operations. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the exchange upon which our securities are listed or other regulatory authorities, which would require additional financial and management resources.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful stockholder claims against us and may reduce the amount of money available to us.

As permitted by Section 78.7502 of Chapter 78 of the Nevada Revised Statutes, or the NRS, our Articles of Incorporation limit the liability of our directors. In addition, as permitted by Section 78.7502 of the NRS, our Bylaws provide that we shall indemnify, to the fullest extent authorized by the NRS, any person who is involved in any litigation or other proceeding because such person is or was a director, officer, employee, or agent of ours or is or was serving as an officer, director, employee, or agent of another entity at our request, including service with respect to employee benefit plans, against all expense, loss, or liability reasonably incurred or suffered in connection therewith. Our Articles of Incorporation provide that indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of us, by reason of the fact that the person is or was a director, officer, employee, or agent of ours, or is or was serving at our request as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, against expenses, including attorneys’ fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person is not liable under Section 78.138 of the NRS, or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The above limitations on liability and our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors by shifting the burden of such losses and expenses to us. Certain liabilities or expenses covered by our indemnification obligations may not be covered by our directors’ and officers’ insurance policy or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against us.

Provisions in our Bylaws and Nevada law may have the effect of discouraging lawsuits against our directors and officers.

Our Bylaws require, unless we consent in writing to the selection of an alternative forum, that the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our Articles of Incorporation or Bylaws; (d) to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws; or (e) asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, our Bylaws provide that this exclusive provision forum will not apply to suits arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act, as to which the Eighth Judicial District Court of Clark County, Nevada and the federal district court for the District of Nevada shall have concurrent jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court (either in the State of Nevada or otherwise) may determine that this provision is either unenforceable or inapplicable to a particular claim due to choice-of-law considerations. To the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover provisions in our governing documents and under Nevada law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management, and depress the market price of our Class A Common Stock.

Our Articles of Incorporation, Bylaws, and Nevada law contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Among others, our Articles of Incorporation and Bylaws include the following provisions:

•        a dual class structure that provides our holders of Class B Common Stock with the ability to control the outcome of most matters requiring stockholder approval;

•        limitations on convening special stockholder meetings, which could make it difficult for our stockholders to adopt desired governance changes;

•        advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders;

•        newly created directorships are filled by a majority of directors then in office; and

•        the approval of two-thirds of the then outstanding voting power of our capital stock, voting as a single class, is required to remove a director.

We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

Any provision of our Articles of Incorporation, Bylaws, or Nevada law that has the effect of delaying, preventing, or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Class A Common Stock, and could also affect the price that some investors are willing to pay for our Class A Common Stock.

An active trading market for our Class A Common Stock may never develop or be sustained.

Prior to this offering, there was no public market for our common stock. Although we have applied to list our shares of Class A Common Stock on Nasdaq, an active trading market for our Class A Common Stock may never develop or be sustained following this offering. If an active trading market for our Class A Common Stock does not develop or is not maintained, the liquidity of our Class A Common Stock, your ability to sell your shares of our Class A Common Stock when desired, and the prices that you may obtain for your shares of Class A Common Stock will be adversely affected.

If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade our Class A Common Stock, the price of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry. We may be unable to attract research coverage, and if one or more analysts cease coverage of our company, we could lose visibility in the market. In addition, one or more of these analysts could downgrade our Class A Common Stock or issue other negative commentary about our company or our industry. As a result of one or more of these factors, the trading price of our Class A Common Stock could decline.

If our operating and financial performance in any given period does not meet the guidance that we provide to the public, the market price of our Class A Common Stock may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will be comprised of forward-looking statements subject to the risks and uncertainties described in this prospectus, and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Class A Common Stock may decline. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

Investors in this offering will experience immediate and substantial dilution of $4.30 per share.

Based on the assumed initial public offering price of $4.50 per share, purchasers of our Class A Common Stock in this offering will experience immediate and substantial dilution of $4.30 per share in the pro forma as adjusted net tangible book value per share of Class A Common Stock from the initial public offering price, and our pro forma as adjusted net tangible book value as of June 30, 2024 after giving effect to this offering would be $0.20 per share. This dilution is due in large part to earlier investors having paid substantially less than the initial public offering price when they purchased their shares. In addition, you may also experience additional dilution if options, RSUs, or other rights to purchase our Class A Common Stock that are outstanding or that we may issue in the future are exercised, vest, or are converted or we issue additional shares of our Class A Common Stock at prices lower than our net tangible book value at such time. See “Dilution.”

We are a “controlled company” within the meaning of the Nasdaq listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our shareholders.

Following this offering, Tim Johnson, our largest stockholder and our Chief Executive Officer, will continue to own more than a majority of the voting power of our outstanding shares of Common Stock. As such, we will be deemed a “controlled company” under Nasdaq Marketplace Rules 5615(c). Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature constitute “forward-looking statements” within the meaning of the federal securities laws. We intend the forward-looking statements to be covered by the applicable safe harbor under the federal securities laws. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” or the negative of these terms or other similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on the information we have when the statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. We operate in an evolving environment where new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

Industry and other Data

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Information that is based on estimates, forecasts, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information based on various factors, including those discussed in “Risk Factors.”

Trademarks, Service Marks and Trade Names

We own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in the United States.

Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others, which are the property of the respective owners. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Class A Common Stock we are offering will be approximately $8.18 million. If the underwriters fully exercise the over-allotment option, the net proceeds of the Class A Common Stock we sell will be approximately $9.61 million. These assume an initial public offering price of $4.50 per share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus. “Net proceeds” is what we expect to receive after deducting the underwriting discount and commission and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, along with our existing cash and cash equivalents, as follows:

•        approximately $2.5 million to fund enhancements to our current systems as well as the development of additional functionalities of our systems;

•        approximately $4.0 million to fund business expansion of HIT’s service offerings;

•        approximately $1.5 million to fund expansion of sales and distribution channels in order to reach a broader customer base;

•        the remaining proceeds to fund talent development and retention, as well as for working capital and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on each allocation. As a result, our management will have significant discretion in the use of any net proceeds and Investors will be relying on the judgment of our management regarding the application of the proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Market for Common Stock

Prior to this offering, our Class A common stock has not been traded on an established public trading market, and quotations for our Class A common stock were not reported on any market. As a result, there has been no regular market for our Class A common stock. As of June 30, 2024, there were 29,269,358 shares of Class A common stock issued and outstanding held by 10 holders of record. The total number of shares of Class A Common Stock before this offering has been adjusted to 40,069,358 shares as a result of the 10,800,000 shares of Class B common stock that converted into Class A common stock on August 9, 2024.

We have applied to list our common stock for trading on the Nasdaq Capital Market, under the symbol “HIT” although there can be no assurance our listing will be approved. If our shares of Class A Common Stock are not approved for listing on Nasdaq, we will not consummate this offering. We cannot assure you that a liquid trading market for our Class A Common Stock will develop or be sustained after this offering. You may not be able to sell your shares quickly or at the market price if trading in our common stock is not active.

Dividend Policy

We have never declared or paid any cash dividends on our Class A Common Stock and we do not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase our Class A Common Stock with the expectation of receiving cash dividends. The payment of dividends, if any, in the future is within the discretion of our Board of Directors and will depend on our earnings, capital requirements and financial condition and other relevant facts. We currently intend to retain all future earnings, if any, to finance the development and growth of our business.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2024:

•        on an actual basis;

•        on a pro forma as adjusted basis to give effect to the sale of Class A Common Stock in this offering, assuming no exercise of the underwriters’ option to purchase additional shares, at an assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the proceeds therefrom as described in “Use of Proceeds.” The total number of shares of Class A Common Stock before this offering has been adjusted to 40,069,358 shares as a result of the 10,800,000 shares of Class B common stock that converted into Class A common stock on August 9, 2024.

The information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read the information in this table together with our financial statements and accompanying notes appearing at the end of this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Capital Stock” sections of this prospectus.

	As of June 30, 2024
	Actual (Unaudited)	Pro Forma As adjusted (Unaudited)
Cash	$2,163,203	$10,344,242
Total debt	1,980,000	1,980,000
Stockholders’ Equity:
Class A common stock, $0.001 par value, 150,000,000 shares authorized, 29,269,358 shares issued and outstanding, actual; and 42,369,358 shares outstanding pro forma as adjusted	29,269	42,369
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 22,500,000 shares issued and outstanding, actual; and 11,700,000 shares outstanding pro forma as adjusted	22,500	11,700
Additional paid-in capital	2,770,538	10,075,388
Retained earnings	3,709,462	3,709,462
Total stockholders’ equity:	6,531,769	13,838,919
Total capitalization:	$8,511,769	15,818,919

The number of shares of Class A Common Stock issued and outstanding actual and pro forma as adjusted in the table above is based on 29,269,358 shares of our Class A Common Stock and 22,500,000 shares of our Class B Common Stock outstanding as of June 30, 2024, and the conversion of 10,800,000 shares of Class B common stock on a one-for-one basis into an equivalent number of shares of Class A common stock to facilitate an appropriate equity structure as a publicly traded company on August 9, 2024, and excludes the following:

•        3,255,687 shares of our common stock issuable upon the exercise of stock options and restricted Common stock as of June 30, 2024 under our 2022 Equity Incentive Plan, with a weighted-average exercise price of $0.66 per share;

•        200,000 shares of our common stock issuable upon the exercise of stock options and restricted Common stock granted after June 30, 2024 under our 2022 Equity Incentive Plan, with a weighted-average exercise price of $1.80 per share;

•        1,045,996 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan; and

•        7,677,849 estimated shares of Class A Common Stock reserved for issuance under our 2024 Equity Incentive Plan that we intend to adopt in connection with this offering.

A $0.50 decrease (increase) in the assumed initial public offering price of $4.5 per share (which is the midpoint of the price range set forth on the cover page of this prospectus) would decrease (increase) cash, stockholders’ equity, and total capitalization on a pro forma as adjusted basis by approximately $1,058,000 from the amounts presented in the table above, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease (increase) in the number of 460,000 shares offered by us would decrease (increase) cash, total stockholders’ equity, and total capitalization on a pro forma as adjusted basis by approximately $1,904,400 from the amounts presented in the table above, assuming the assumed offering price of $4.50 per share remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	As of June 30, 2024
	Actual (Unaudited)	Pro Forma As adjusted (Unaudited)
Total stockholders’ equity:	6,531,769	13,838,919
Class A common stock, $0.001 par value, 150,000,000 shares authorized, 29,269,358 shares issued and outstanding, actual; and 42,369,358 shares outstanding pro forma as adjusted	29,269,358	42,369,358
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 22,500,000 shares issued and outstanding, actual; and 11,700,000 shares outstanding pro forma as adjusted	22,500,000	11,700,000
Total Common Stock	51,769,358	54,069,358
Earnings Per Share	$0.13	0.26

The pro forma information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

If you purchase Class A Common Stock in this offering, your interest will be diluted immediately to the extent of the difference between the assumed initial public offering price of $4.50 per share (which is the midpoint of the price range set forth on the cover page of this prospectus) and the net tangible book value per share of our Class A Common Stock immediately upon the consummation of this offering.

Our net tangible book value as of June 30, 2024, was $2.76 million, or $0.05 per share. Net tangible book value per share of our Class A Common Stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of Class A Common Stock outstanding as of that date.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of Class A Common Stock immediately after completion of this offering. After giving effect to our sale of shares of Class A Common Stock in this offering at an assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting underwriters’ commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2024, would have been $10.95 million, or $0.20 per share. This represents an immediate increase in net tangible book value of $0.15 per share to existing stockholders and an immediate dilution in net tangible book value of $4.30 per share to purchasers of securities in this offering, as illustrated in the following table:

	June 30, 2024
	Offering with no exercise of overallotment option	Offering with full exercise of overallotment option
Assumed initial public offering price per share	$4.50	$4.50
Net tangible book value per share as of June 30, 2024	$0.05	$0.05
Increase in net tangible book value per share attributable to new investors	$0.15	$0.18
As adjusted net tangible book value per share as of June 30, 2024, after giving effect to the offering	$0.20	$0.23
Dilution per share to new investors in the offering	$4.30	$4.27

A $0.50 increase (or decrease) in the assumed initial public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, would increase (or decrease) the as adjusted net tangible book value per share after this offering by approximately $0.02, and dilution in net tangible book value per share to new investors by approximately $0.48 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each 460,000 share increase in the number of shares offered by us would increase the as adjusted net tangible book value per share after this offering by $0.04 per share and decrease the dilution per share to new investors participating in this offering by $0.04 per share, and each 460,000 share decrease in the number of shares of common stock offered by us in this offering would decrease the as adjusted net tangible book value per share by $0.03 per share, and increase the dilution per share to new investors in this offering by $0.03 per share, assuming that the assumed initial public offering price per share of $4.50 remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

To the extent that outstanding exercisable options are exercised, you may experience further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity securities or convertible debt, your ownership will be further diluted.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of pricing. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The following table summarizes, as of June 30, 2024, the number of shares of our Class A and Class B common stock combined, the total consideration and the average price per share (i) paid to us by existing Class A and Class B common stockholders, and (ii) to be paid by new investors acquiring our Class A common stock in this offering at the assumed initial public offering price of $4.50 per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	51,769,358	95.75%	$2,822,307	21.43%	0.05
New investors	2,300,000	4.25%	$10,350,000	78.57%	4.50
TOTAL	54,069,358	100.00%	$13,172,307	100.00%	0.24

The number of shares of our common stock to be outstanding after this offering is based on 29,269,358 shares of our Class A common stock outstanding and 22,500,000 shares of our Class B common stock outstanding as of the date of June 30, 2024 and the conversion of 10,800,000 shares of Class B common stock on a one-for-one basis into an equivalent number of shares of Class A common stock to facilitate an appropriate equity structure as a publicly traded company on August 9, 2024, after giving effect to the sale of 2,300,000 shares of Class A Common Stock in this offering at an asset public offering price of $4.50 per share and excludes:

•        3,255,687 shares of our common stock issuable upon the exercise of stocks and options as of June 30, 2024 under our 2022 Equity Incentive Plan, with a weighted-average exercise price of $0.66 per share;

•        200,000 shares of our common stock issuable upon the exercise of stock options and restricted Common stock granted after June 30, 2024 under our 2022 Equity Incentive Plan, with a weighted-average exercise price of $1.80 per share;

•        1,045,996 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan; and

•        7,677,849 estimated shares of Class A Common Stock reserved for issuance under our 2024 Equity Incentive Plan that we intend to adopt in connection with this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Health in Tech (“HIT”) is an insurance technology platform company, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs.

Marketplace:    We are a health insurance marketplace where insurance companies can list various stop-loss policy options for self-funded benefits plans. Licensed brokers registered on our platform can log in, upload certain required information, select policy plans, obtain a bindable quote and sell them to small businesses. In most cases, our technology enables us to medically underwrite insurance policies and produce bindable quotes within about two minutes, allowing us to deliver an integrated and seamless sales cycle.

Customizable Solutions:    Beyond policy underwriting and sales, our marketplace offers customization of health benefits plans, vendors, claims, and network services. Brokers can select customized plans that suit their customers.

Accessibility and Savings:    We make self-funded benefits plan and stop loss insurance accessible online for small businesses. We aim to deliver meaningful cost savings for low-risk, small employers with comparatively healthy employees through a digital medical underwriting process. We seek to deliver time savings for employers, brokers, TPAs, and carriers, by leveraging both external and internally developed technology.

As of June 30, 2024, we had clients in 42 states, with our services and platforms actively utilized by 242 brokers, 16 Third-Party Administrators (TPAs), and 159 additional third-party agencies. Our stop loss insurance policies for self-funded benefits plans are sold to 953 business clients with 19,101 employees, and we’ve managed to maintain profitability while experiencing growth with a year-over-year revenue increase of 17% from the first two quarters 2023 to the first two quarters 2024 and 232% increase from fiscal year 2022 to fiscal year 2023.

We currently generate most of our revenue from service fees and underwriting fees, that are associated with customers who purchase self-funded benefits plans and stop loss insurance. These plans are facilitated through a network of brokers, TPAs, MGUs, carriers, and other third-party agents. These agencies either directly engage our services or provide valuable client referrals. Roscommon Insurance Company (“Roscommon”) and Roscommon Captive Management LLC, the self-insurance carrier business, previously owned by our Chief Executive Officer, Mr. Tim Johnson, was sold to an unrelated party at the end of May 2023. This move allows the CEO to dedicate his undivided attention to driving accelerated growth and continuing development within Health In Tech.

Key Factors Affecting our Performance

Our ability to retain and expand our network of brokers, TPAs, MAUs and other third-party agents.

While we generate our revenue primarily from small employers and insurance carriers, we currently derive substantially all of our business through brokers, TPAs, and other third-party agents who provide referrals. As a result, the size of our network is critical to our success. We have experienced significant network growth since we commenced operations, and we believe we have the opportunity to continue to grow our network by providing superior innovation in automation, great client experience, competitive pricing, access to quality providers, and competitive insurance coverage relative to other insurers in the same geographic and insurance markets.

Our ability to enter into more partnerships with insurance carriers and offer new products and plans

Our business growth will depend on our ability to partner with a diverse range of insurance carriers to service the excess coverage needs of our clients. These partnerships are essential for expanding our portfolio of products and services. Our growth strategy is heavily reliant on our capability to introduce innovative insurance products and plans. By collaborating with multiple insurance carriers, we can leverage their expertise and resources to develop a broader range of offerings. This not only enables us to meet the specific requirements of our clients but also helps in staying competitive in a rapidly changing market.

Our ability to accurately perform underwriting procedures

Our growth is significantly dependent on our ability to accurately perform underwriting procedures and maintain strong relationships with brokers, Third-Party Administrators (TPAs), carriers, Managing General Underwriters (MGUs), and other third-party agents who utilize our platforms. A failure to conduct precise underwriting actuarial reviews and adjustments to our underwriting tools could result in increased costs and pricing for health plans.

While we are not bound by any agreements that would necessitate paying fees exceeding estimated insurance costs, nor do we have agreements that require indemnification of the carrier, such a failure could cause reputational harm to our eDIYBS platform. This could lead to increased premiums for plans accessed through our platform, potentially affecting our financial standing and market competitiveness.

Our ability to continue invest in technology and innovation

Our ongoing commitment to investing in technology is crucial for driving advancements in automation and enhancing operational efficiency across all aspects of our business. We are dedicated to regularly updating and developing new technology. This continuous investment in technology and innovation will position us at the forefront of the insurance technology.

Seasonality

Our business is generally affected by the seasonal patterns of our enrolment and medical expenses. Usage of our underwriting and quoting platform is seasonal, primarily due to the common renewal of health plan policies in December and January. While we believe we have visibility into the seasonality of our business, our rapid growth rate over the last couple years may have made seasonal fluctuations more difficult to detect. If our rate of growth slows over time, seasonal or cyclical variations in our operations may become more pronounced, and our business, results of operations and financial position may be adversely affected.

Key Financial and Operating Performance Metrics

We regularly monitor a number of financial and operating metrics in order to measure our current performance and project our future performance. These metrics help us develop and refine our growth strategies and make strategic decisions. We discuss revenues, cost of revenues, and the components of operating expenses. We utilize other key metrics as described below.

Number of Enrolled Employees (EEs) Medical Health Plan Billed

Our primary customers are small businesses, which can have anywhere from 5 to 150 employees. Our service fee is billed to such business customers on a per enrolled employee (EE) per month (PEPM) basis, which ranges from $5 to $20 based on selected services for each small business, and our underwriting revenue is a percentage of monthly premium paid on a PEPM basis. Accordingly, we use the number of EEs as a key indicator of our market penetration and growth, as compared to simply tracking the total number of our business customers, which can vary depending on the number of employees (and their family) enrolled at the business customer. The number of EEs is an employment based count, and not only would include a single employee, but also an employee’s family (spouse and/or children), if the family is also insured on the plan.

The following table sets forth the number of EEs billed for the periods indicated:

	Six Months Ended June 30,		Period-to-Period Change		Fiscal Year Ended December 31,		Period-to-Period Change
	2024	2023	EEs	Percentage	2023	2022	EEs	Percentage
Number of EEs billed (End of period)	19,101	20,123	(1,022)	(5)%	21,213	11,725	9,488	81%

In 2024, we optimized the stop loss policies offering, focusing on partnering with A-rated carriers. By June 30, 2024, all 19,101 EEs purchased A rated stop loss policies, compared to 9,774 (or approximate 49% of the total 20,123 EEs) billed by June 30, 2023. Generally, the small businesses that gravitated towards A-rated carriers are performing better as a business, and they are willing to pay more program fees for better medical network coverage and for better health benefits. Despite a temporary 5% reduction in EE counts from the six months ended June 30, 2023, we have generated a 17% increase in revenues.

Adjusted EBITDA

Adjusted EBITDA represents our earnings from continuing operations before net interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and public company readiness costs not deemed capitalizable. Adjusted EBITDA is not a measure calculated in accordance with United States Generally Accepted Accounting Principles, or GAAP. Please refer to “Summary Consolidated Financial Data — Adjusted EBITDA” in this prospectus for a discussion of the limitations of adjusted EBITDA and reconciliations of adjusted EBITDA to income from continuing operations, net of income taxes, the most comparable GAAP measurements, respectively, for the three and six months ended June 30, 2024 and 2023, and for the years ended December 31, 2023 and 2022. We exclude certain non-recurring or non-cash items when calculating Adjusted EBITDA, and we believe this approach provides a more meaningful measure by offering a clearer view of our underlying operational performance.

Components of Operating Results

Revenues

While we generate our revenue primarily from small employers and insurance carriers, we grow our business primarily from offering solutions that streamline sales processes, enhance service delivery, and reduce the sales cycle duration for TPAs, MGUs, and Brokers. We offer our services through our three subsidiaries. Program services provided by SMR and MGU activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card is an optional add-on to our other services, and it cannot be offered on a standalone basis. Brokers that utilize the program services on behalf of the small employer provided by SMR and MGU activities provided by ICE, are not obligated to utilize our HI Card service. Currently ICE does not offer underwriting services as a standalone service. In the future, we may consider offering it as a standalone service.

(i)     SMR is a program manager specializing in customized self-funded benefits programs for small businesses. It creates health plans, selects networks and manages vendors, and sets up benefits plans on the marketplace, including benefits structures, coverage options, and provider networks. Licensed brokers log in to the marketplace to select and sell self-funded benefits plans to small businesses. Our offerings encompass reference-based pricing, group insurance captives, community health plans, and association health programs. SMR collaborates with TPAs and licensed brokers to design health plans that meet the specific needs of employers. The revenue from SMR is derived from a set fee charged per enrolled employee (EE) per month (PEPM). The fee varies depending on the type of program selected by the broker. SMR’s fees are paid by small employers.

(ii)    ICE develops and maintains all underwriting models. It defines risk criteria based on risk guidelines provided by carriers, manages underwriting of risk, manages claims activity, ensures reinsurance reporting, and handles monthly reinsurance filings. The revenue from ICE is derived as a specific percentage from the premium received, in our capacity as the Managing General Underwriter (MGU) of insurance companies (Carriers). ICE’s fees are paid by carriers.

(iii)    HI Card provides medical claims access data and claims negotiation for SMR’s program members who select such services and provides 24/7 accessibility to all incurred medical data for employees who enroll in the HI Card service. Accordingly, all of the revenue we generate from HI Card is from SMR’s program members, which are enrolled employees of the small employer. The revenue generated from HI Card is derived from a set fee charged per enrolled employee (EE) per month (PEPM). The fee may vary depending on services or the network selected by the broker. Brokers are not obligated to utilize the HI Card service for the small employers. HI Card’s fees are paid by small employers.

The following table sets forth the components of our revenues by subsidiaries and percentages of our total revenues for the periods presented:

	Three Months Ended June 30,				Six Months Ended June 30,				Fiscal Year Ended December 31,
	2024	% of revenue	2023	% of revenue	2024	% of revenue	2023	% of revenue	2023	% of revenue	2022	% of revenue
Revenues
Revenues from underwriting modeling (ICE)	$1,639,105	32.8%	$2,043,307	45.0%	$3,423,740	33.8%	$4,086,209	47.0%	$8,226,852	43.0%	$3,076,162	53.3%
Revenues from fees	3,363,385	67.2%	2,495,304	55.0%	6,703,681	66.2%	4,610,267	53.0%	10,924,650	57.0%	2,693,619	46.7%
SMR	2,595,545	51.9%	1,830,193	40.3%	5,128,467	50.6%	3,319,422	38.2%	8,085,596	42.2%	1,728,079	30.0%
HI Card	767,840	15.3%	665,111	14.7%	1,575,214	15.6%	1,290,845	14.8%	2,839,054	14.8%	965,540	16.7%
Total revenues	5,002,490	100.0%	4,538,611	100.0%	10,127,421	100.0%	8,696,476	100.0%	19,151,502	100.0%	5,769,781	100.0%

Cost of revenues

Cost of revenues primarily consists of infrastructure costs to operate our platform such as hosting fees and fees paid to various third-party partners for access to their technology, services and amortization expenses of our capitalized internal-use software related to our platform. We mainly outsource captive management services and data services from the third-party companies. Our internal proprietary system seeks to consistently improve underwriting and services results through machine learning and data feeds. The captive management activities include introducing new carriers, conducting due diligence on carriers, conducting feasibility studies to determine the viability to be a stop-loss carrier on the platform, negotiating terms and contracts, coordinating audit requests, managing relationship with unrelated carriers and their regulators and auditor firms to ensure that our risk associated with our service offerings is minimized. See “Risk Factors — Risks Related to our Business and Industry” for additional information on the risks associated with our service offerings.

Sales and marketing expenses

Sales and marketing expenses primarily consist of personnel-related costs including salaries, benefits and commissions cost for our sales and marketing personnel. Sales and marketing expenses also include the costs for advertising, promotional and other marketing activities, as well as certain fees paid to various third-party for sales and customer acquisition.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related costs and related expenses for our executives, finance, legal, human resources, technical support, and administrative personnel as well as the costs associated with professional fees for external legal, accounting and other consulting services, insurance premiums.

Research and development expenses

Research and development expenses primarily consist of personnel-related costs, including salaries and benefits for our research and development personnel. Additional expenses include costs related to the software development, quality assurance, and testing of new technology, and enhancement of our existing platform technology.

Provision for income taxes

Provision for income taxes consists primarily of changes to our current and deferred federal and state tax assets and liabilities. Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Our deferred tax assets and liabilities are calculated by applying the current tax rates and laws to taxable years in which such differences are expected to reverse.

We continually review the need for, and the adequacy of, valuation allowances, and recognize benefits from our deferred tax assets only when an analysis of both positive and negative factors indicates that it is more likely than not such benefits will be realized.

Income (loss) from discontinued operations, net of income taxes

At the end of May 2023 (the “Closing Date”), the Company’s Chief Executive Officer (“CEO”) completed the sale of the Carrier (Roscommon and Roscommon Captive Management Company) for $500,000. Subsequent to this date, we have had no significant involvement in the operations of Carrier, which is now controlled by an independent third-party. Beginning in June, 2023, Carrier’s historical financial results for periods prior to the Closing Date have been reflected in our consolidated statements of operations, retrospectively, as discontinued operations. Additionally, the related assets and liabilities associated with the discontinued operations in the prior year consolidated balance sheets are classified as discontinued operations. See “Note 3 — Discontinued Operations” to our consolidated financial statements included in this report for further detail.

Results of Operations

The following table sets forth our consolidated statements of operations for the periods presented, both in absolute amount and as a percentage of our total revenues for the periods presented:

	Three Months Ended June 30,				Six Months Ended June 30,				Fiscal Year Ended December 31,
	2024	% of revenue	2023	% of revenue	2024	% of revenue	2023	% of revenue	2023	% of revenue	2022	% of revenue
Revenues
Revenues from underwriting modeling (ICE)	$1,639,105	32.8%	$2,043,307	45.0%	$3,423,740	33.8%	$4,086,209	47.0%	$8,226,852	43.0%	$3,076,162	53.3%
Revenues from fees	3,363,385	67.2%	2,495,304	55.0%	6,703,681	66.2%	4,610,267	53.0%	10,924,650	57.0%	2,693,619	46.7%
SMR	2,595,545	51.9%	1,830,193	40.3%	5,128,467	50.6%	3,319,422	38.2%	8,085,596	42.2%	1,728,079	30.0%
HI Card	767,840	15.3%	665,111	14.7%	1,575,214	15.6%	1,290,845	14.8%	2,839,054	14.8%	965,540	16.7%
Total revenues	5,002,490	100.0%	4,538,611	100.0%	10,127,421	100.0%	8,696,476	100.0%	19,151,502	100.0%	5,769,781	100.0%

Cost of revenues	974,727	19.5%	404,370	8.9%	1,964,638	19.4%	496,710	5.7%	2,303,911	12.0%	334,188	5.8%

Gross profit	$4,027,763	80.5%	$4,134,241	91.1%	$8,162,783	80.6%	$8,199,766	94.3%	$16,847,591	88.0%	$5,435,593	94.2%

Operating expenses
Sales and marketing expenses	974,522	19.5%	766,082	16.9%	2,017,730	19.9%	1,538,446	17.7%	3,380,375	17.7%	1,165,204	20.2%
General and administrative expenses	1,816,679	36.3%	2,582,545	56.9%	3,815,873	37.7%	4,421,524	50.8%	8,079,329	42.2%	3,270,190	56.7%
Research and development expenses	701,626	14.0%	450,682	9.9%	1,461,822	14.4%	830,231	9.5%	2,004,796	10.5%	794,617	13.8%
Total operating expenses	3,492,827	69.8%	3,799,309	83.7%	7,295,425	72.0%	6,790,201	78.0%	13,464,500	70.4%	5,230,011	90.7%

Other income (expense):
Interest income (expenses)	(133,661)	(2.7)%	246	0.0%	(274,349)	(2.7)%	(702)	(0.0)%	38,805	0.2%	(4,572)	(0.1)%
Total other income (expense), net	(133,661)	(2.7)%	246	0.0%	(274,349)	(2.7)%	(702)	(0.0)%	38,805	0.2%	(4,572)	(0.1)%

Income before income tax expense	$401,275	8.0%	$335,178	7.4%	$593,009	5.9%	$1,408,863	16.3%	$3,421,896	17.8%	$201,010	3.4%

Provision for income taxes	(63,268)	(1.3)%	(43,844)	(1.0)%	(154,466)	(1.5)%	(336,898)	(3.9)%	(945,236)	(4.9)%	(121,268)	(2.1)%

Income from continuing operations, net of income taxes	338,007	6.7%	291,334	6.4%	438,543	4.4%	1,071,965	12.4%	2,476,660	12.9%	79,742	1.3%
Income (loss) from discontinued operations, net of income taxes	—	—%	542,313	11.9%	—	—%	1,481,254	17.0%	1,481,254	7.7%	(323,084)	(5.6)%

Net income (loss)	$338,007	6.7%	$833,647	18.3%	$438,543	4.4%	$2,553,219	29.4%	$3,957,914	20.6%	$(243,342)	(4.3)%
Net income (loss) attributable to noncontrolling interests	$—	—%	$542,313	11.9%	$—	—%	$1,481,254	17.0%	$1,481,254	7.7%	$(323,084)	(5.6)%
Net income attributable to common stockholders	$338,007	6.7%	$291,334	6.4%	$438,543	4.4%	$1,071,965	12.4%	$2,476,660	12.9%	$79,742	1.3%
Other Financial Data:
Adjusted EBITDA(1)	$669,723	13.4%	$1,231,685	27.1%	$1,136,932	11.2%	$2,792,425	32.1%	$4,799,125	25.1%	$1,278,928	22.2%

____________

(1)      We define adjusted EBITDA as income from continuing operations, net of income taxes before net interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and public company readiness costs deemed not capitalizable. See “Adjusted EBITDA” below for more information and for a reconciliation of adjusted EBITDA to income from continuing operations, net of income taxes, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Fiscal Year Ended December 31,
	2024	2023	2024	2023	2023	2022
Reconciliation from Income from Continuing Operations, Net of Income Taxes to Adjusted EBITDA:
Income from continuing operations, net of income taxes	$338,007	$291,334	$438,543	$1,071,965	$2,476,660	$79,742
Interest (income) expenses	133,661	(246)	274,349	702	(38,805)	4,572
Depreciation and amortization	134,787	83,147	269,574	83,147	339,300	—
Income tax expense	63,268	43,844	154,466	336,898	945,236	121,268
Stock-based compensation expense	—	—	—	—	—	566,038
Public company readiness costs deemed not capitalizable	—	813,606	—	1,299,713	1,076,734	507,308
Total net adjustments	331,716	940,351	698,389	1,720,460	2,322,465	1,199,186
Adjusted EBITDA	$669,723	$1,231,685	$1,136,932	$2,792,425	$4,799,125	$1,278,928

Consolidated Balance Sheet Data

	June 30, 2024	December 31,
		2023	2022
Cash and cash equivalents	$2,163,203	$2,416,350	$1,487,953
Accounts receivable, net	1,457,771	2,235,666	956,342
Other receivables	1,061,728	1,681,100	2,277
Assets of discontinued operations, current	—	—	22,911,381
Software	3,529,759	3,561,385	2,756,324
Total assets	10,763,787	11,503,292	28,555,847
Liabilities of discontinued operations	—	—	23,373,126
Total liabilities	4,232,018	5,410,066	24,571,510
Total convertible preferred stock	—	—	2,566,038
Total stockholders’ equity	6,531,769	6,093,226	1,418,299

Accounts receivable, net

As of June 30, 2024, the balance of accounts receivable decreased by $777,895 to $1,457,771, from $2,235,666 as of December 31, 2023, mainly attributable to process improvement and AR system automation. Accounts receivable turnover days were 33 days for the six months ended June 30, 2024, a 9 day reduction from 42 days for the year ended December 31, 2023.

As of December 31, 2023, the balance of accounts receivable increased by $1,279,324 to $2,235,666, from $956,342 million as of December 31, 2022, primarily attributable to the 232% revenue growth of our continuing business. Revenue increased by $13,381,721 for the year ended December 31, 2023, from $5,769,781 for the year ended December 31, 2022. The strong revenue growth was mainly driven by successful deployment of the underwriting platform eDIYBS and increased diversification of our stop-loss insurance policies offerings and customized program services. The accounts receivable turnover days were 42 days for the year ended December 31, 2023, or a 5 day increase from 37 days for the year ended December 31, 2022.

Other receivables

As of June 30, 2024, the balance of other receivables decreased by $619,372 to $1,061,728, from $1,681,100 as of December 31, 2023, mainly attributable to the collection of $656,820 from Deferred Administrative Surplus for the six months ended June 30, 2024. Please refer to “Critical Accounting Policies and Significant Judgments and Estimates — Other Receivables” for additional information on Deferred Administrative Surplus.

As of December 31, 2023, the balance of other receivables increased by $1,678,823 to $1,681,100, from $2,277 as of December 31, 2022, mainly attributable to the purchase of Deferred Administrative Surplus for $1,650,000 on December 28, 2023.

Software

As of June 30, 2024, the balance of software decreased by $31,626 to $3,529,759, from $3,561,385 as of December 31, 2023, mainly attributable to a $237,948 increase in the new software development and offset by a $269,574 increase in accumulated amortization of the existing completed software in use for the six months ended June 30, 2024.

As of December 31, 2023, the balance of software increased by $805,061 to $3,561,385, from $2,756,324 as of December 31, 2022, mainly attributable to a $1,144,361 increase in the software deployment and capitalization, mainly for eDIYBS systems and other systems for the year ended December 31, 2023. The eDIYBS system was fully deployed and in use in May of 2023. Accumulated amortization of the software in use was $339,300 for the year ended December 31, 2023.

Total liabilities

As of June 30, 2024, the balance of total liabilities decreased by $1,178,048 to $4,232,018, from $5,410,066 as of December 31, 2023, mainly attributable to the reduction in accounts payable and accrued expenses, resulting from a $1,650,000 payment made in January 2024 for the purchase of Deferred Administrative Surplus.

As of December 31, 2023, the balance of total liabilities decreased by $19,161,444 to $5,410,066, from $24,571,510 as of December 31, 2022. This reduction was mainly attributable to a $23,373,126 decrease in liabilities of discontinued operations which was disposed in May 2023. The reduction was partially offset by a $4,211,682 increase in liabilities of continuing operations, primarily due to a $1,650,000 promissory note payable to an unrelated third party and a $1,650,000 other payable for the purchase of Deferred Administrative Surplus, which was paid in January 2024.

Comparison of Three Months Ended June 30, 2024 and 2023

Revenues

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage
Revenues from underwriting modeling (ICE)	1,639,105	32.8%	2,043,307	45.0%	(404,202)	(19.8)%
Revenues from fees	3,363,385	67.2%	2,495,304	55.0%	868,081	34.8%
SMR	2,595,545	51.9%	1,830,193	40.3%	765,352	41.8%
HI Card	767,840	15.3%	665,111	14.7%	102,729	15.4%
Total revenues	5,002,490	100.0%	4,538,611	100.0%	463,879	10.2%

Our business continues to expand among small business customers, due to consistent improvements in speed to market, our user-friendly platforms, and rapid underwriting processes. Revenues increased by $0.5 million, or 10.2%, to $5.0 million for the three months ended June 30, 2024, from $4.5 million for the three months ended June 30, 2023. However, revenues from underwriting modeling decreased by $0.4 million, or 19.8%, for the three months ended June 30, 2024 compared to the same period in 2023.

The revenue decline from underwriting activities was driven by our transition from lower rated insurance policies to A rated insurance policies, which are more standardized and require less customization. Meanwhile, revenues from fees increased by $0.9 million, or 34.8%, over the same period. The growth in revenues from fees was mainly attributable to higher program fee payments for access to A rated insurance policies, which more than offset the decline in underwriting revenues. The second quarter is typically a low sales season, as most businesses shop for and renew healthcare benefits in the fourth quarter.

Cost of revenues

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Cost of revenues	974,727	19.5%	404,370	8.9%	570,357	10.6%

Cost of revenues increased by $0.6 million to $1.0 million for the three months ended June 30, 2024, from $0.4 million for the three months ended June 30, 2023. As a percentage of revenue, our cost of revenues rose to 19.5% for the three months ended June 30, 2024, from 8.9% for the same period in 2023. This increase was mainly attributable to $0.5 million of higher cost of captive management activities and $0.1 million of increased amortization of software. The captive management activities are related to third-party captive management companies that assist us in managing relationships with unrelated carriers, their regulators, and auditor firms, ensuring that our service offerings carry minimal risk. We are actively planning to expand the external vendors providing these captive management services. $0.4 million out of $0.5 million increased captive management activities cost was attributable to deconsolidation. Historically, these costs were incurred by our consolidated entity, and has been reflected as discontinued operations. The two-month costs incurred and reflected in discontinued operations were approximately $0.4 million for the three months ended June 30, 2023.

Sales and marketing expenses

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Sales and marketing expenses	974,522	19.5%	766,082	16.9%	208,440	2.6%

Sales and marketing expenses increased by $0.2 million to $1.0 million for the three months ended June 30, 2024, from $0.8 million for the three months ended June 30, 2023. As a percentage of revenue, sales and marketing expenses increased by 2.6% to 19.5% for the three months ended June 30, 2024, compared to 16.9% in the same period in 2023. This increase was primarily attributable to $0.3 million increase in personnel-related costs, due to our strategic decision to expand our sales force to drive more engagement with TPAs and brokers, build our in-house marketing function, and ramp-up our digital marketing initiatives.

General and administrative expenses

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
General and administrative expenses:
Operations division	1,067,439	21.3%	828,709	18.3%	238,730	3.0%
Administrative division	749,240	15.0%	940,230	20.7%	(190,990)	(5.7)%
Public company readiness costs not deemed capitalizable	—	—%	813,606	17.9%	(813,606)	(17.9)%
Total General and administrative expenses	1,816,679	36.3%	2,582,545	56.9%	(765,866)	(20.6)%

General and administrative expenses decreased by $0.8 million to $1.8 million for the three months ended June 30, 2024, from $2.6 million for the three months ended June 30, 2023. As a percentage of revenue, general and administrative expenses decreased by 20.6% to 36.3% for the three months ended June 30, 2024, from 56.9% for the three months ended June 30, 2023.

We bifurcate general and administrative expenses as follows:

Administrative division — The administrative division mainly represents payroll and benefits expenses incurred related to Executives, Human Resources, Accounting, and Finance related personnel.

Operations division — The operations division mainly consists of payroll and benefits expenses incurred related to our underwriting, claims management, policy management, and enrollment personnel.

Public company readiness costs not deemed capitalizable — The public company readiness costs not deemed capitalizable category relates to services provided by our services providers that while related to our pending initial public offering, are not directly attributable to such pending initial public offering.

The decrease in general and administrative expenses for the three months ended June 30, 2024, were primarily attributable to several factors. There was an approximate $0.2 million increase in expenses within the operations division due to an increase in headcount, which grew from 20 as of June 30, 2023 to 36 as of December 31, 2023, and stabilized at 35 as of June 30, 2024. This increase in personnel for our in-house operational, claims, and underwriting teams was pivotal in allowing us to serve our growing customer base of A-rated insurance policies.

However, this was offset by an approximate $0.2 million decrease in expenses within the administrative division due to handling more tasks in-house and cutting administrative costs as our finance and accounting department expanded. Additionally, there was an approximate $0.8 million decrease in public company readiness costs not deemed capitalizable, primarily because we performed substantially more public company readiness work in the three-month period ended June 30, 2023, compared to the three-month period ended June 30, 2024.

Research and development expenses

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Research and development expenses	701,626	14.0%	450,682	9.9%	250,944	4.1%

Research and development expenses increased by $0.2 million to $0.7 million for the three months ended June 30, 2024, from $0.5 million for the three months ended June 30, 2023. As a percentage of revenue, research and development expenses increased by 4.1% to 14.0% for the three months ended June 30, 2024, compared to 9.9% for the same period in 2023. This increase was primarily attributable to $0.2 million increase in personnel-related costs, due to our decision to continue creating customized features and improving customer convenience on our service platforms.

Provision for income taxes

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Provision for income taxes	(63,268)	(1.3)%	(43,844)	(1.0)%	(19,424)	(0.3)%

Provision for income taxes increased by $0.02 million to $0.06 million for the three months ended June 30, 2024, from $0.04 million for the three months ended June 30, 2023. The increase was primarily attributable to growth in our income before tax, which resulted from the decrease in public company readiness costs not deemed capitalizable.

Income from discontinued operations, net of income taxes

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Income from discontinued operations, net of income taxes	—	—%	542,313	11.9%	(542,313)	(11.9)%

Income from discontinued operations, net of income taxes, was $0.5 million for the three months ended June 30, 2023. At the end of May 2023, our CEO, Tim Johnson, sold his ownership of a self-insurance carrier business to an unrelated third-party. As of that date, we had no continuing significant involvement in the operations of the carrier, and it was controlled by an independent third-party. Accordingly, the profit or loss of the self-insurance carrier business for the three months ended June 30, 2023, is presented as discontinued operations.

Adjusted EBITDA

	Three Months Ended June 30,
	2024		2023		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Adjusted EBITDA	669,723	13.4%	1,231,685	27.1%	(561,962)	(13.8)%

Adjusted EBITDA decreased by $0.5 million to $0.7 million for the three months ended June 30, 2024, from $1.2 million for the three months ended June 30, 2023. As a percentage of revenue, Adjusted EBITDA decreased to 13.4% for the three months ended June 30, 2024, from 27.1% for the same period in 2023. This decrease was primarily due to the increase in cost of revenues, mainly driven by higher costs associated to captive management activities.

Comparison of Six Months Ended June 30, 2024 and 2023

Revenues

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage
Revenues from underwriting modeling (ICE)	3,423,740	33.8%	4,086,209	47.0%	(662,469)	(16.2)%
Revenues from fees	6,703,681	66.2%	4,610,267	53.0%	2,093,414	45.4%
SMR	5,128,467	50.6%	3,319,422	38.2%	1,809,045	54.5%
HI Card	1,575,214	15.6%	1,290,845	14.8%	284,369	22.0%
Total revenues	10,127,421	100.0%	8,696,476	100.0%	1,430,945	16.5%

Our business continues to expand among small business customers due to consistent improvements in speed to market, our user-friendly platforms, and faster underwriting process. Revenues increased by $1.4 million, or 16.5%, to $10.1 million for the six months ended June 30, 2024, from $8.7 million for the six months ended June 30, 2023. Revenues from underwriting modeling decreased by $0.7 million, or 16.2%, for the six months ended June 30, 2024 compared to same period in 2023.The revenue decline from underwriting activities was driven by our transition from lower rated insurance policies to A rated insurance policies, which are more standardized and require less customization. Meanwhile, revenues from fees increased by $2.1 million, or 45.4%, over the same period. The growth in revenues from fees was mainly attributable to the higher program fee payments for access to A rated insurance policies, which more than offset the decline in underwriting revenues. The first two quarters is typically a low sales season, as most businesses shop for and renew healthcare benefits in the fourth quarter.

Cost of revenues

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Cost of revenues	1,964,638	19.4%	496,710	5.7%	1,467,928	13.7%

Cost of revenues increased by $1.5 million to $2.0 million for the six months ended June 30, 2024, from $0.5 million for the six months ended June 30, 2023. As a percentage of revenue, cost of revenues increased to 19.4% for the six months ended June 30, 2024, from 5.7% for the same period in 2023. This increase was mainly attributable to $1.2 million of higher cost of captive management activities and $0.2 million of increased amortization of software which was completed development in May 2023. The captive management activities are related to third-party captive management companies that assist us in managing relationships with unrelated carriers, their regulators, and auditor firms, ensuring that our service offerings carry minimal risk. We are actively planning to expand the external vendors providing these captive management services. $0.9 million out of $1.2 million increased captive management activities cost was attributable to deconsolidation. Historically, these costs were incurred by our consolidated entity, and has been reflected as discontinued operations. The five-month costs incurred and reflected in discontinued operations were approximately $0.9 million for the six months ended June 30, 2023. $0.3 million out of $1.2 million increased captive management activities cost was attributable to more captive management activities associated to A rated insurance policies.

Sales and marketing expenses

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Sales and marketing expenses	2,017,730	19.9%	1,538,446	17.7%	479,284	2.2%

Sales and marketing expenses increased by $0.5 million to $2.0 million for the six months ended June 30, 2024, from $1.5 million for the six months ended June 30, 2023. As a percentage of revenue, sales and marketing expenses increased by 2.2% to 19.9% for the six months ended June 30, 2024, compared to 17.7% for the same period in 2023. This increase was primarily attributable to $0.7 million increase in personnel-related costs, due to our strategic decision to expand our sales force to drive more engagement with TPAs and brokers, build our in-house marketing function, and ramp-up our digital marketing initiatives.

General and administrative expenses

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
General and administrative expenses:
Operations division	2,193,511	21.7%	1,342,956	15.4%	850,555	6.3%
Administrative division	1,622,362	16.0%	1,778,855	20.5%	(156,493)	(4.5)%
Public company readiness costs not deemed capitalizable	—	—%	1,299,713	14.9%	(1,299,713)	(14.9)%
Total General and administrative expenses	3,815,873	37.7%	4,421,524	50.8%	(605,651)	(13.1)%

General and administrative expenses decreased by $0.6 million to $3.8 million for the six months ended June 30, 2024, from $4.4 million for the six months ended June 30, 2023. As a percentage of revenue, general and administrative expenses decreased by 13.1% to 37.7% for the six months ended June 30, 2024, from 50.8% for the same period in 2023.

We bifurcate general and administrative expenses as follows:

Administrative division — The administrative division mainly represents payroll and benefits expenses incurred related to Executives, Human Resources, Accounting, and Finance related personnel.

Operations division — The operations division mainly consists of payroll and benefits expenses incurred related to our underwriting, claims management, policy management, and enrollment personnel.

Public company readiness costs not deemed capitalizable — The public company readiness costs not deemed capitalizable category relates to services provided by our services providers that while related to our pending initial public offering, are not directly attributable to such pending initial public offering.

The decrease in general and administrative expenses for the six months ended June 30, 2024, were primarily attributable to several factors. There was an approximate $0.9 million increase in expenses within the operations division due to an increase in headcount, which grew from 20 as of June 30, 2023 to 36 as of December 31, 2023, and stabilized at 35 as of June 30, 2024. This increase in personnel for our in-house operational, claims, and underwriting teams was pivotal in allowing us to serve our growing customer base of A-rated insurance policies.

However, this was offset by an approximate $0.2 million decrease in expenses within the administrative division due to handling more tasks in-house and cutting administrative costs as our finance and accounting department expanded. Additionally, there was an approximate $1.3 million decrease in public company readiness costs not deemed capitalizable, primarily because we performed substantially more public company readiness work in the six-month period ended June 30, 2023, compared to the six-month period ended June 30, 2024.

Research and development expenses

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Research and development expenses	1,461,822	14.4%	830,231	9.5%	631,591	4.9%

Research and development expenses increased by $0.6 million to $1.5 million for the six months ended June 30, 2024, from $0.8 million for the six months ended June 30, 2023. As a percentage of revenue, research and development expenses increased by 4.9% to 14.4% for the six months ended June 30, 2024, compared to 9.5% for the same period in 2023. This increase was primarily attributable to $0.6 million increase in personnel-related costs, due to our decision to continue creating customized features and improving customer convenience on our service platforms.

Provision for income taxes

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Provision for income taxes	(154,466)	(1.5)%	(336,898)	(3.9)%	182,432	2.3%

Provision for income taxes decreased by $0.2 million to $0.1 million for the six months ended June 30, 2024, from $0.3 million for the six months ended June 30, 2023. This decrease was primarily attributable to reduction in our income before tax, which resulted from higher operating expenses mainly driven by the increase in headcount to expand our in-house departments.

Income from discontinued operations, net of income taxes

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Income from discontinued operations, net of income taxes	—	—%	1,481,254	17.0%	(1,481,254)	(17.0)%

Income from discontinued operations, net of income taxes, was $1.5 million for the six months ended June 30, 2023. At the end of May 2023, our CEO, Tim Johnson, sold his ownership of a self-insurance carrier business to an unrelated third-party. As of that date, we had no continuing significant involvement in the operations of the carrier, and it was controlled by an independent third-party. Accordingly, the profit or loss of the self-insurance carrier business for six months ended June 30, 2023, is presented as discontinued operations.

Adjusted EBITDA

	Six Months Ended June 30,				Period-to-Period Change
	2024		2023
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Adjusted EBITDA	1,136,932	11.2%	2,792,425	32.1%	(1,655,493)	(20.9)%

Adjusted EBITDA decreased by $1.7 million to $1.1 million for the six months ended June 30, 2024, from $2.8 million for the six months ended June 30, 2023. As a percentage of revenue, Adjusted EBITDA decreased to 11.2% for the six months ended June 30, 2024, from 32.1% for the same period in 2023. This decrease was primarily due to the decline in income from continuing operations, net of income taxes, which resulted from higher operating expenses mainly driven by the increase in headcount to expand our in-house departments.

Comparison of Years Ended December 31, 2023 and 2022

Revenues

	Fiscal Year Ended December 31,
	2023		2022		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage
Revenues from underwriting modeling (ICE)	8,226,852	43.0%	3,076,162	53.3%	5,150,690	167.4%
Revenues from fees	10,924,650	57.0%	2,693,619	46.7%	8,231,031	305.6%
SMR	8,085,596	42.2%	1,728,079	30.0%	6,357,517	367.9%
HI Card	2,839,054	14.8%	965,540	16.7%	1,873,514	194.0%
Total revenues	19,151,502	100.0%	5,769,781	100.0%	13,381,721	231.9%

Revenues increased by $13.4 million, or 231.9% to $19.2 million for the year ended December 31, 2023, from $5.8 million for the year ended December 31, 2022. Revenues from underwriting modeling increased by $5.2 million, or 167.4%, for the year ended December 31, 2023 as compared to the year ended December 31, 2022, and revenues from fees increased by $8.2 million, or 305.6%, for the year ended December 31, 2023 as compared to the year ended December 31, 2022. The significant growth in total revenue was mainly attributable to the strong sales growth in the number of enrolled employees (EEs) billed, which was driven by the successful deployment of our underwriting platform, eDIYBS, and the expanded utilization of the Hi Performance Network. The number of EEs billed increased by 81% to 21,213 for the year ended December 31, 2023 from 11,725 for the year ended December 31, 2022. The increase in revenues from underwriting modeling was driven by the increase in total premium sold and stop loss insurance policies offered by different insurance companies.

Cost of revenues

	Fiscal Year Ended December 31,				Period-to-Period Change
	2023		2022
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Cost of revenues	2,303,911	12.0%	334,188	5.8%	1,969,723	6.2%

Cost of revenues increased by $2.0 million to $2.3 million for the year ended December 31, 2023, from $0.3 million for the year ended December 31, 2022, with the increase in revenues. As a percentage of revenue, cost of revenues increased to 12.0% for the year ended December 31, 2023, from 5.8% for the year ended December 31, 2022. The increase in cost of revenues was mainly attributable to captive management costs of $1.5 million during the year ended December 31, 2023. We are actively planning to expand the external vendors providing these captive management costs. Historically, such costs were incurred by our consolidated entity that was sold in May of 2023, which has been reflected as discontinued operations. Such costs incurred and reflected in discontinued operations were approximately $0.9 million for the year ended December 31, 2023 and $1.1 million for the year ended December 31, 2022. These captive management costs are associated with unrelated third-party captive management companies that assist us with our relationships with unrelated Carriers and their regulators and auditor firms to ensure that our risk associated with our service offerings is minimized. Additionally, we incurred amortization of self-developed internal-use software of $0.3 million during the year ended December 31, 2023, which was nil for the year ended December 31, 2022.

Sales and marketing expenses

	Fiscal Year Ended December 31,				Period-to-Period Change
	2023		2022
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Sales and marketing expenses	3,380,375	17.7%	1,165,204	20.2%	2,215,171	(2.5)%

Sales and marketing expenses as the percentage of revenue decreased by 2.5% to 17.7% for the year ended December 31, 2023, from 20.2% for the year ended December 31, 2022, primarily attributable to revenue growth. The additional expenditure of $2.2 million in sales and marketing expenses for the year ended December 31, 2023 was primarily attributable to a $1.2 million increase in personnel-related costs, due to our strategic decision to expand our sales force, forming an experienced and highly regarded full-time sales team and to build our in-house marketing function, ramped up our digital marketing initiatives, $0.6 million increase in distribution channel acquisition, and $0.2 million increase in advertisement.

General and administrative expenses

	Fiscal Year Ended December 31,				Period-to-Period Change
	2023		2022
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
General and administrative expenses:
Administrative division	3,740,342	19.6%	1,963,814	34.1%	1,776,528	(14.5)%
Operations division	3,262,253	17.0%	799,068	13.8%	2,463,185	3.2%
Public company readiness costs not deemed capitalizable	1,076,734	5.6%	507,308	8.8%	569,426	(3.2)%
Total General and administrative expenses	8,079,329	42.2%	3,270,190	56.7%	4,809,139	(14.5)%

General and administrative expenses as a percentage of revenue decreased by 14.5% to 42.2% for the year ended December 31, 2023, from 56.7% for the year ended December 31, 2022. This improvement is attributed to our accelerated revenue growth outpacing the operational costs of our business.

We bifurcate general and administrative expenses as follows:

Administrative division — The administrative division mainly represents payroll and benefits expenses incurred related to Executives, Human Resources, Accounting, and Finance related personnel.

Operations division — The operations division mainly consists of payroll and benefits expenses incurred related to our underwriting, claims management, policy management, and enrollment personnel.

Public company readiness costs not deemed capitalizable — The public company readiness costs not deemed capitalizable category relates to services provided by our services providers that while related to our pending initial public offering, are not directly attributable to such pending initial public offering.

The additional expenses incurred of approximately $4.8 million in general and administrative expenses for the year ended December 31, 2023, were primarily attributable to the approximately $1.8 million increase in expense in administrative division due to an increase in headcount from 8 as of December 31, 2022 to 12 as of December 31, 2023, mainly in our finance, accounting, and human resources departments. Additionally, we had additional expenses of approximately $2.5 million in the operations division, mainly due to an increase in headcount from 11 as of December 31, 2022 to 36 as of December 31, 2023, mainly in our in-house operational, claims and underwriting teams established in 2023, which individuals are pivotal in allowing us to serve our growing customer base. Our public company readiness costs not deemed capitalizable, increased by approximately $0.6 million compared to the prior year, as we prepared for our pending initial public offering.

Research and development expenses

	Fiscal Year Ended December 31,				Period-to-Period Change
	2023		2022
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Research and development expenses	2,004,796	10.5%	794,617	13.8%	1,210,179	(3.3)%

Research and development expenses as a percentage of revenue decreased by 3.3% to 10.5% for the year ended December 31, 2023, from 13.8% for the year ended December 31, 2022, primarily attributable to revenue growth. The additional expenditure in research and development expenses for the year ended December 31, 2023 was primarily attributable to the ongoing development of HIT’s internal software and enhancements to our system, notably the eDIYBS and Hi Card service platforms.

Provision for income taxes

	Fiscal Year Ended December 31,				Period-to-Period Change
	2023		2022
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Provision for income taxes	(945,236)	(4.9)%	(121,268)	(2.1)%	(823,968)	(2.8)%

Provision for income taxes increased by $0.8 million to $0.9 million for the year ended December 31, 2023, from $0.1 million for the year ended December 31, 2022, which was primarily attributable to the increase of our revenues and income before income tax expense.

Income (loss) from discontinued operations, net of income taxes

	Fiscal Year Ended December 31,
	2023		2022		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Income (loss) from discontinued operations, net of income taxes	1,481,254	7.7%	(323,084)	(5.6)%	1,804,338	13.3%

Income from discontinued operations, net of income taxes increased by $1.8 million to $1.5 million for the year ended December 31, 2023, from loss of $0.3 million for the year ended December 31, 2022, which was mainly driven by the improvement in insurance loss ratio. At the end of May 2023, Our CEO Tim Johnson has sold his ownership of self-insurance carrier business to an unrelated third-party. On this date, we have no continuing significant involvement in the operations of Carrier and they are controlled by an independent third-party. Accordingly, the accompanying profit or loss of self-insurance carrier business for the year ended December 31, 2023 and 2022 are presented as discontinued operations.

Adjusted EBITDA

	Fiscal Year Ended December 31,
	2023		2022		Period-to-Period Change
	Amount	Percentage of Revenue	Amount	Percentage of Revenue	Amount	Percentage of Revenue
Adjusted EBITDA	4,799,125	25.1%	1,278,928	22.2%	3,520,197	2.9%

Adjusted EBITDA increased by $3.5 million to $4.8 million for the year ended December 31, 2023, from $1.3 million for the year ended December 31, 2022. The percentage of revenue increased to 25.1% for the year ended December 31, 2023 from 22.2% for the year ended December 31, 2022. The increase was primarily attributable to growth of our continuing business with the strong sales growth in the number of enrolled employees (EEs) billed, which was driven by the successful deployment of our underwriting platform, eDIYBS, and the expanded utilization of the Hi Performance Network. The number of EEs billed increased by 81% to 21,213 for the year ended December 31, 2023 from 11,725 for the year ended December 31, 2022. The increase in revenues from underwriting modeling was driven by the increase in total premium sold and the addition of new insurance policies from different insurance carriers being added to our platform.

Liquidity and Capital Resources

Sources of Liquidity

To date, we have funded our operations primarily through cash from operating activities, short-term loans and our issuance of Series A Convertible Preferred Stock for $2 million to an institutional investor, which was converted in to shares of Class A Common Stock in August 2023 on a one for one basis.

Our cash and cash equivalents as of June 30, 2024 were held in order to fund our working capital needs. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve the principal balance and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit and money market accounts that are currently providing minimal returns. We believe that our cash generated from our operating activities will allow for us to continue as a going concern at least twelve months from the issuance of this prospectus.

Summary of Cash Flows — Continuing Business

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2024	2023	2023	2022
Cash provided by (used in):
Operating activities	$586,329	$1,318,508	$1,484,527	$782,752
Investing activities	(227,356)	(632,096)	(1,944,361)	(1,219,379)
Financing activities	(612,120)	—	1,388,231	1,878,941
Increase (Decrease) in cash and cash equivalents	$(253,147)	$686,412	$928,397	$1,442,314

Operating Activities

Net cash provided by operating activities decreased by $0.7 million to $0.6 million for the six months ended June 30, 2024, compared to $1.3 million for the same period in 2023, primarily due to the decrease in income from continuing operations, net of income taxes, resulting from higher operating expenses mainly driven by the increase in headcount to expand our in-house departments. Cash provided by operating activities for the six months ended June 30, 2024, principally resulted from our income from continuing operations, net of income taxes $0.4 million,

$0.5 million in adjustments for non-cash items primarily related to amortization, deferred tax benefits and interest expense, and offset by $0.3 million of cash used to fund changes in working capital. Cash provided by operating activities for the six months ended June 30, 2023, principally resulted from our income from continuing operations, net of income taxes $1.1 million, $0.1 million in adjustments for non-cash items primarily related to amortization and deferred tax expense, and $0.1 million of cash provided by changes in working capital.

Net cash provided by operating activities increased by $0.7 million to $1.5 million for the year ended December 31, 2023 compared with $0.8 million for the year ended December 31, 2022, primarily due to growth in HIT’s customer base which has increased our revenue. Cash provided by operating activities for the year ended December 31, 2023 principally resulted from our income from continuing operations, net of income taxes $2.5 million, $0.5 million in adjustments for non-cash items primarily related to amortization and deferred tax expenses, and offset by $1.5 million of cash used to fund changes in working capital. Cash provided by operating activities for the year ended December 31, 2022 principally resulted from our income from continuing operations, net of income taxes $0.1 million, $0.6 million in adjustments for non-cash items primarily related to stock-based compensation expense, and $0.1 million of cash provided by changes in working capital.

Investing Activities

Cash used in investing activities decreased by $0.4 million to $0.2 million for the six months ended June 30, 2024, compared to $0.6 million for the six months ended June 30, 2023, both amounts were related to the development of our internal-use software. We increased investment in the development of eDIYBS during the six months ended June 30, 2023, which was ready for our intended use in May 2023.

Cash used in investing activities increased by $0.7 million to $1.9 million for the year ended December 31, 2023 compared to $1.2 million for the year ended December 31, 2022. Cash used in investing activities for the year ended December 31, 2023 principally resulted from the development of our internal-use software of $1.1 million and funds issued pursuant to Promissory Note Agreement with Kang Youle Limited where HIT has entered into a lending agreement of $0.8 million. Cash used in investing activities for the year ended December 31, 2022 principally resulted from the development of our internal-use software of $1.2 million.

Financing Activities

Net cash used in financing activities was $0.6 million for the six months ended June 30, 2024 compared to nil for the six months ended June 30, 2023. This change was due to the payments of deferred offering costs.

Net cash provided by financing activities decreased by $0.5 million to $1.3 million for the year ended December 31, 2023 compared with $1.9 million for the year ended December 31, 2022. Net cash provided by financing activities for the year ended December 31, 2023 principally resulted from $1.7 million in proceeds from short-term loans and partially offset by $0.3 million in payments of deferred offering costs. Net cash provided by financing activities for the year ended December 31, 2022 principally resulted from $2.0 million in proceeds from the issuance of Series A Convertible Preferred Stock.

Contractual Obligations and Commitments

Our principal commitments consist of obligations under our non-cancellable lease for our office. The following table summarizes the contractual obligation as of December 31, 2023. Future events could cause actual payments to differ from these estimates.

	Payment due by period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease obligation	317,648	81,358	170,110	66,180	—

Critical Accounting Policies and Significant Judgments and Estimates

Revenue Recognition

The objective of ASC 606 Revenue from Contracts with customers (“ASC 606”) is to establish the principles that an entity shall apply to report useful information to users of the financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. An entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, as defined in ASC 606-10-10-1 and ASC 606-10-10-2.

This evaluation under ASC 606 follows a five-step model, including:

Step 1:    Identify the contract(s) with a customer

Step 2:    Identify the performance obligations in the contract

Step 3:    Determine the transaction price

Step 4:    Allocate the transaction price to the performance obligations in the contract

Step 5:    Recognize revenue when (or as) the entity satisfies a performance obligation

In general, ASC 606’s core principle is to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Required disclosures under ASC 606 include qualitative and quantitative information about contracts with customers and significant judgments and estimates as to the application of the 5-step revenue recognition analysis, among others.

We account for our revenue under the accounting guidance of ASC 606. Our contracts that are within the scope of ASC 606 specifically relate to the services that are associated with customers who purchase self-funded benefits plans. These plans are facilitated through a network of brokers, TPAs, MGUs, carriers, and other third-party agents.

Identification of the Performance Obligations

We analyze each of the deliverables pursuant to our contracts with customers. For each of the deliverables, we perform a detailed analysis to determine whether the deliverables are separately identifiable. We note that although the deliverables can vary from day to day, all specifically relate to one kind of service, representing one performance obligation that is provided by each of our subsidiaries (HI Card, SMR, and ICE), as further described below.

HI Card and SMR Specific Considerations

Generally, our insurance marketplace allows brokers to customize a small employer’s self-funded benefits plan and stop loss insurance policies. When licensed brokers log in to our platform, they upload an employee census representing the employee base of the small business employer, select which network they wish to use, what plan designs they want to offer to the small business employer and then quickly obtain a bindable self-funded medically underwritten stop loss quote they can provide to their small business customers. The chosen vendors provide benefit services as outlined on the platform. The fees that we and others charge for the service offerings within the quote are outlined and expressly agreed to by the small employer. The small employer customizes their health insurance plan and executes an annual agreement. This agreement includes a sold case breakdown (SCB) that outlines the individual stop loss insurance and benefits service offerings selected by the small employer and the cost of each, including any optional services offered by us or other vendors. Through this, we are aware of the services that the broker is offering to the small employer for the health insurance plan period, which is normally twelve (12) months. This includes each of the performance obligations provided by our subsidiaries as further outlined below. Subsequent to the execution of the initial bindable SBC with our customers, we may modify the health insurance plan during the plan period when a non qualified event occurs based on the definition provided by the carriers. For example, if there is a significant fluctuation or changes of enrolled employees (EEs) from the first month.

HIT has business relationships with licensed brokers, as licensed brokers register on our platform to select and sell benefits plans and stop loss polices to small employers as discussed above. However, there is no contractual relationship between HIT or any of our subsidiaries and the brokers. HIT’s platform provides credentialing for licensed brokers, allowing them to access our marketplace to select and sell self-funded benefits plans for the small business employer at no cost. Brokers are paid by the small businesses, with no contractual relationship between HIT and the brokers, only a credentialing process, and free access is provided.

TPAs are contracted and authorized by the small business employers to enter into service contracts with SMR and HI Card on behalf of the small business employers. ASC 606 defines a customer as a party that has contracted with an entity to obtain goods or services that are an output of the ordinary activities of the company in exchange for consideration. SMR and HI Card are not providing services to the TPAs, but instead, have contracts to collaborate with the TPAs to facilitate the administration of health benefit plans and stop-loss insurance policies to our customers, which are the small business employers. The TPA will administer the purchased health benefits plan and manage the multiple service providers associated with the health benefits plan and stop-loss insurance policy. Such service providers are listed on the bindable quotes via the bindable sold case breakdown, which outlines the individual stop loss insurance and benefits service offerings selected by the small business and the cost of each. Only the small business employer can start or terminate the relationship with SMR and HI Card. The TPA cannot start or terminate the relationship with the SMR or HI Card. As such, we have concluded that the TPA’s are not customers and that the small business employers are the customers of SMR and HI Card pursuant to ASC 606.

ICE Specific Considerations

ICE has contractual relationships with carriers. ICE underwrites a stop-loss insurance policy and processes claims per the respective carrier’s underwriting guideline and claims processing guideline. In these instances, the carrier is our customer.

Our performance obligations related to our revenue can be summarized as follows:

Claims negotiation services:    The claims negotiation services performance obligation is offered as a part of our overall marketplace service offering and is performed specifically by our HI Card subsidiary. These services require us to negotiate the cost and facilitate small employer’s claims negotiation process with hospitals and physician facilities on behalf of the small employer. This service is optional. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Access to medical claims data:    Access to medical claims data performance obligations is offered as a part of our overall insurance marketplace offering and is performed specifically by our HI Card subsidiary. The access to medical claims data performance obligation is not required to be selected by a small employer, our customer, when selecting their health insurance plan, but it is provided as an option. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Underwriting modeling and risk services:    As a part of our overall insurance marketplace, ICE provides underwriting modelling, machine learning-driven underwriting services, and risk services to our customers. Through our web-based SaaS quoting platform, eDIYBS (Enhance Do It Yourself Benefit System), brokers log in to eDIYBS, upload census, select plans and generate bindable quotes. eDIYBS medically underwrites each small employer. ICE continues to assess risks and may re-underwrite based on underwriting risk guidelines provided by carriers. Any enrollment changes in a small business can have large fluctuations during a policy period that may trigger a re-underwrite. ICE not only monitors and manages these activities but also facilitates insurance reporting. Revenue related to these services are included in the “Revenues from underwriting modeling” within the Consolidated Statements of Operations. These services are provided by ICE for carriers. Unlike our other performance obligations, our agreements for our underwriting modeling and risk performance obligations are with stop loss carriers. Under these agreements, we develop and maintains all underwriting models, designs risk criteria, assesses the risk to underwrite a policy, monitors claims activities, provides reinsurance reporting, and provides monthly reinsurance filings. The purpose of these services is to ensure that the stop loss carrier is assuming an appropriate amount of risk when taking on a new insurance policy, and further that the premiums being charged are appropriate based upon the population of the new insurance policy (age, demographic, etc.).

Program and platform management services:    As a part of our overall insurance marketplace, SMR is a program manager specializing in customized self-funded benefits plans for small businesses. SMR’s expertise in health benefits enables us to analyze, review and select vendors that have sufficient experience, which is an essential component of a health plan that is constantly evolving with our small business employers based on factors such as employee headcount and a specific employee’s geographic location. SMR will then design health plans, select networks, manage vendors, and ultimately construct the benefits plans for the small business employers. Licensed brokers can log in to the marketplace to select and sell customized self-funded benefits plans to small businesses. Throughout the contract period, we actively work with the TPA to assist administration of the plan specifically due to headcount changes. SMR also serves as the total program manager coordinate between the carrier, the TPA, the broker, and the small business employer, our customer. Our service offerings encompass reference-based pricing, group insurance captives, community health plans, and association health programs. This service is performed for small employers to ensure that they have access to a customized health benefits program. Throughout the term of the policy, SMR is ensuring all covered employees meet the requirements and guidelines of carriers to ensure such employees of the small business employer remain covered under the respective insurance policy. We account for these services under ASC 606-10-25-14(b) as a series of distinct services that are substantially the same per enrolled employee and have the same pattern of transfer as the delivery of the specified services is satisfied over time, and each service is substantially the same and has the same measure of progress. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Each of the services above allows for the customers to simultaneously receive and consume the benefits of our services. Program services provided by SMR and underwriting activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card are optional add-on to our services, and it cannot be offered on a standalone basis. Brokers are not obligated to utilize HI Card services for small employers.

As such, we have determined that it is appropriate to recognize revenue over a period of the defined contractual term. We have determined that the pattern of transfer control to the customers is commensurate with our right to invoice given the fact that at the end of each reporting period ended December 31, all of our performance obligations had been satisfied and provided to our customers, and as such, we record our revenue based on the sold policy enrolment, which is provided by the TPA upon the execution of a policy and enrolment outlines the total breakdown of the fees remitted by the third-party administrator.

Payments required throughout the duration of the policy start once a policy has become effective, and are subsequently due on policy effective date of the month through the duration of the policy. Given our policy terms, there are no performance obligations that remain unperformed at the end of each reporting period.

Variable Consideration

We do not have variable consideration that would require constraint from the transaction price of our contracts with customers because we receive fixed monthly payments either based on a percentage of the monthly premiums received by the self-insurance carrier, or a fixed dollar amount based on the end users serviced during a given month.

Contract Assets and Contract Liabilities

Contract assets represent our right to consideration in exchange for goods or services that the entity has transferred to a customer when that right is conditioned on something other than the passage of time. Contract liabilities represent our obligation to transfer goods or services to a customer for which the entity has received consideration. As of June 30, 2024, December 31, 2023 and 2022, we did not have contract assets or liabilities.

Costs to Obtain a Contract

Under ASC 340-40, Other Assets and Deferred Costs — Contracts with Customers (“ASC 340”) incremental costs of obtaining a contract, such as sales commissions and bonus programs afforded to brokers, are capitalized if they are expected to be recovered. We elected the practical expedient under ASC 340 to expense the costs to obtain a contract as incurred when the expected amortization period is one year or less. As of June 30, 2024, December 31, 2023 and 2022, there were no such capitalized costs. During the three months ended June 30, 2024 and 2023, we expensed $114,999 and $229,401, respectively, related to our broker bonus program, as the expected amortization period of these costs was expected to be less than one year. During the six months ended June 30, 2024 and 2023, we expensed $229,998 and $492,402, respectively, related to our broker bonus program as the expected amortization period of these costs was expected to be less than one year. During the years ended December 31, 2023 and 2022, we expensed $632,502 and $21,000, respectively, related to our broker bonus program as the expected amortization period of these costs was expected to be less than one year. During the three months ended March 31, 2024 and 2023, we expensed $114,999 and $263,001 related to our broker bonus program as the expected amortization period of these costs was expected to be less than one year. These costs have been included in sales and marketing expenses on our Consolidated Statements of Operations for the three and six months ended June 30, 2024 and 2023, and for the years ended December 31, 2023 and 2022.

Significant Financing Components

We elected the practical expedient that allows us to not assess a contract for a significant financing component if the period between the customer’s payment and the transfer of the goods or services is one year or less. There were no significant financing components during the three and six months ended June 30, 2024 and 2023, and the years ended December 31, 2023 and 2022.

Software Capitalization

We incur certain costs associated with the development of Hi-Card, eDIYBS systems and other systems. We capitalize certain costs associated with the development of internal-use software after the preliminary project stage is complete and until the completion of the design, coding, installation, and testing of the software has been completed. Upgrades and enhancements are capitalized if they will result in added functionality. Capitalized costs are amortized over an expected three-year period. At the time we determine the software to be ready for its intended use, the post-implementation phase will begin and amortization will start. Costs incurred in the preliminary stages of development, after the software is ready for its intended use and for maintenance of internal-use software are expensed as incurred. In May of 2023, we determined that eDIYBS system was ready for our intended use. As such, we have entered the eDIYBS system in the post-implementation phase.

Accounts Receivable and Allowance for Credit Losses and for Revenue Billing Adjustments

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is our best estimate of the amount of expected credit losses in our existing receivables over the contractual term. We evaluate our exposure to credit loss on both a collective and individual basis. We evaluate such receivables on an individual customer basis and take into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate. Changes in circumstances relating to these factors may result in the need to increase or decrease our allowance for credit losses in the future. The allowance for credit losses was $0 as of June 30, 2024, December 31, 2023 and 2022.

We also make the allowance for revenue billing adjustments, under the consideration of the revenues associated with enrolled customers that would have changed during 12-month contractual term. The final reconciliation with the customers is on the 14th month. The revenue provision is for the customers that ended their 12-month plan with balance of less than $10,000 as of December 31, 2023 without a reconciliation. The revenue end of policy term provision as of December 31, 2023 was $85,794. In the first two quarters of 2024, we completed 68% of December 31, 2023 year ended customers’ reconciliation. The accounts receivable allowance for revenue billing adjustments related to prior year enrollment adjustment was $(14,272) as of June 30, 2024. Starting from January 2024, we began monthly revenue provision of 0.8% of total revenues, which was based on the full review of 2023 revenue adjustments. The accounts receivable allowance for revenue billing adjustments related to current year enrollment adjustment was $47,010 as of June 30, 2024. This incorporates three separate categories:

•        There is a revenue adjustment that is driven by enrollment changes. It is based upon the actual individuals enrolled in a plan throughout the term compared to the initial employees enrolled in the first month.

•        There is a revenue adjustment that is determined at the cancellation of a policy due to delayed payment. Specifically, a Carrier may cancel a plan when the customer does not remit payment in accordance with the respective agreement for a certain period of time (approximately three months). This may be adjusted if there is a slight delay in the completion and execution of required legal documents.

•        There is a revenue adjustment and change triggered by re-underwrite of stop loss insurance policy for self-funded benefits plan, as defined by the Carrier’s underwriting guidelines.

Other Receivables

Certain small business customers elect to receive a discount on premiums payable to carriers. In return, carriers can collect and retain these customers’ positive claim fund balance amounts. The positive claim fund is maintained in a designated account specifically earmarked for claims, held by the small employer, known as “Deferred Administrative Surplus.” As the platform company, we track and process claims for carriers. With all necessary information for collection available on our platform, we signed an agreement on December 28, 2023 with Roscommon Captive Management and Roscommon Insurance Company (collectively the “Carrier”), to purchase the rights, title, interest, and collection rights to fees totaling $3,100,000 in Deferred Administrative Surplus for $1,650,000, which is 53% of the total collection rights. The Carrier was previously a related party that was consolidated and sold to a third party in May of 2023. The Carrier was no longer considered a related party after this sale.

When entering into a stop-loss insurance policy, a small business employer can elect to purchase discounted stop-loss insurance policies premiums from the Carrier by agreeing to return any positive balance in the claim fund. These claim funds are held in the name of the small business employer, and the Carrier has no claim to these funds until the policy and the policy run-out period ends, which is 18 months following commencement of the policy term (the “Policy End Date”). The “run-out period” refers to six month period after the policy or plan has expired during which claims can still be submitted and processed. After the Policy End Date, any funds remaining in the claim fund belong to the Carrier. The Carrier will provide the small business employers with a reconciliation of what amounts are specifically owed. This is based on the amount of funds in the small business employers’ claim fund account, and the value of claims incurred during the policy and run-out period (the “Deferred Administrative Surplus”). The Deferred Administrative Surplus is owned by the Carrier and not subject any contingencies other than the ability to collect from the small business employer.

As part of our services to the Carrier, ICE contracted with Carrier to collect premiums and process claims expenses. Therefore, in our internal system, we can calculate the approximate amount of positive balance in claims funds. The exact amount will be determined after full reconciliation of the claim fund after completion of the run out period.

In the case of this purchase, we only purchased the policies with related run-out periods that had lapsed and had positive claim fund balances according to our internal system. As such, we know the value of the Deferred Administrative Surplus purchased. Following the purchase, the Deferred Administrative Surplus was assigned to us for collection. After the assignment, we perform the relevant reconciliations to demonstrate to the small business employers the amount of the Deferred Administrative Surplus now owed to us from the claims fund balance. We ask the small business owners to pay us the Deferred Administrative Surplus within 30 days of the collection requests.

The key risks associated with the collection of the Deferred Administrative Surplus relate to our limited collections experience related to the Deferred Administrative Surplus at the time of purchase from the Carrier. To reduce our collection risk, we negotiated with the Carrier to purchase the Deferred Administrative Surplus at 53% of its estimated face value. This was due to the Carrier not having the sufficient and proper headcount to spend the necessary time and effort to collect the Deferred Administrative Surplus after the sale of the Carrier to the third party. We would have to collect less than 53% of the Deferred Administrative Surplus balance for us to incur a loss. Currently, we have completed reconciliations for approximately 33% of the total estimated face value ($3,100,000) of the acquired deferred administrative fund accounts, and we made the request to small business employers for collection. For the reconciliations that have been completed, we have collected 64% of requested amount.

The purchase of the Deferred Administrative Surplus does not represent a purchase of a financial asset with credit deterioration based upon the approximate three months collection success rates at the time of entering contract. These collection success rates are based upon limited experience given we have only owned the right to these assets for a short period of time. As such, we have accounted for these assets under a nonaccrual approach. We will continue to assess this policy as additional collection information is received. We recorded this consideration as other receivables as of June 30, 2024 and December 31, 2023, respectively. We received $656,820 for the six months ended June 30, 2024, 64% of the requested collection rights for this period.

We separately assessed if an allowance for credit losses was necessary for this Other Receivables. Recent data indicates that our overall collection rate of Deferred Administrative Surplus has been significant. Given no major changes to the parties that in collection, we assessed the current conditions would remain in the foreseeable future and estimated that no allowance was required for receivables from Deferred Administrative Surplus as of June 30, 2024 and December 31, 2023, respectively. We will continue to assess our historical credit loss experience and consider current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate.

Loans Receivable, Net

On October 10, 2023, we entered into a Promissory Note Agreement with Kang Youle Limited, unsecured lending. Under this Promissory Note Agreement, we agreed to lend $800,000 in principal amount, which bears 8% interest per annum. The note’s maturity date is October 10, 2026. We have assessed this receivable for potential credit losses, noting none as of June 30, 2024 and December 31, 2023. We recorded this note receivable at amortized cost in the consolidated balance sheet.

Although not part of HIT’s core business, we will strategically invest our assets in a manner to maximize risk-adjusted return and promote shareholder wealth. We provided the promissory note to Kang Youle Limited, an independent third party with access to a network of insurance sectors internationally.

Income Taxes

We utilize the asset and liability method of accounting for income taxes as required by ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities as well as net operating loss carry forwards and tax credits and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized.

We determine whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, none of the benefit attributable to the position is recognized. The tax benefit to be recognized for any tax position that meets the more-likely-than-not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. We account for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

We have no accruals for interest or penalties related to income tax matters. Tax years subsequent to 2023 remain open to examination by federal and state authorities.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

Our cash and cash equivalents consist of cash on deposit. The primary objective of our investment activities is to preserve principal while maximizing income without significantly increasing risk. Because our cash equivalents have a short maturity, our portfolio’s fair value is relatively insensitive to interest rate changes. We do not believe that an increase or decrease in interest rates of 100 basis points would have a material effect on our operating results or financial condition. In future periods, we will continue to evaluate our investment policy in order to ensure that we continue to meet our overall objectives.

Inflation Risk

Inflationary factors such as increases in health care costs may adversely affect our operating results. While it is difficult to accurately measure the impact of inflation due to the imprecise nature of the estimates required, we believe the effects of inflation, if any, on our historical results of operations and financial condition have been immaterial. We cannot assure you, however, that our results of operations and financial condition will not be materially impacted by inflation in the future.

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, which had no material impact on the Company’s consolidated financial statements.

The Company does not believe that any other recently issued but not yet effective accounting pronouncements are expected to have a material effect on our consolidated financial statements.

JOBS Act

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. We have elected to early adopt certain new accounting standards, as disclosed herein. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

BUSINESS

Our Mission

To change the non-transparent $4.5 trillion5 healthcare industry with innovation that removes friction and complexities with vertical integration, process simplification, automation, and digitalization.

Overview

Health in Tech (“HIT”) is an insurance technology platform company, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs.

Marketplace:    We are a health insurance marketplace where insurance companies can list various stop-loss policy options for self-funded benefits plans. Licensed brokers registered on our platform can log in, upload certain required information, select policy plans, obtain a bindable quote and sell them to small businesses. In most cases, our technology enables us to medically underwrite insurance policies and produce bindable quotes within about two minutes, allowing us to deliver an integrated and seamless sales cycle.

Customizable Solutions:    Beyond policy underwriting and sales, our marketplace offers customization of health benefits plans, vendors, claims, and network services. Brokers can select customized plans that suit their customers.

Accessibility and Savings:    We make self-funded benefits plan and stop loss insurance accessible online for small businesses. We aim to deliver meaningful cost savings for low-risk, small employers with comparatively healthy employees through a digital medical underwriting process. We seek to deliver time savings for employers, brokers, TPAs, and carriers, by leveraging both external and internally developed technology.

HIT was founded on the belief that self-funded benefits plans and stop loss insurance should be simple and streamlined with significant transparency. With over 30 years of industry experience of our management team, we understand the complexities of the healthcare insurance market, and we know how to integrate the multifaceted aspects of the industry. Our solutions and technology platforms do exactly this through vertical integration, process simplification, automation, and digitalization.

Service Solutions

We offer a suite of service solutions designed to meet the diverse needs of our clients. Available for seamless integration or as standalone offerings, our services are delivered through the three wholly-owned subsidiaries (i) Stone Mountain Risk, LLC (“SMR”), (ii) International Captive Exchange, LLC (“ICE”), and (iii) HI Card LLC’s HI Card platform (“HI Card”). Collectively, these services embody the comprehensive value proposition of HIT. Program services provided by SMR and MGU activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card are optional add-on to our services, and it cannot be offered on a standalone basis. Brokers are not obligated to utilize our HI Card service.

SMR:    SMR is a program manager specializing in customized self-funded programs for small businesses. It designs health plans, selects networks, manages vendors, and sets up the benefits plan on the marketplace including benefits structures, coverage options, and provider networks. Licensed brokers log in to the marketplace to select and sell self-funded benefits plans to small businesses. Our offerings encompass reference-based pricing, group insurance captives, community health plans, and association health programs. SMR collaborates with TPAs and licensed brokers to design health plans that meet the specific needs of the employers.

ICE:    ICE is an MGU, which specializes in underwriting and providing administrative functions on behalf of stop loss carriers. ICE assists with underwriting activities through its sophisticated web-based SaaS quoting platform, eDIYBS (Enhance Do It Yourself Benefit System). This platform not only monitors and manages claims activities

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5        The total healthcare spending in the U.S. in 2022 according to The Centers for Medicare & Medicaid Services — National Health Expenditure Data; Frost & Sullivan

but also facilitates reinsurance reporting and monthly reinsurance filings. Collaborating with TPAs, ICE empowers small business groups to fund their own claims and lowers the risk pool of insured, mitigating the risk associated with high-dollar medical claims. ICE medically underwrites the employees. The aim of this strategic approach to self-funding is to achieve competitively lower rates for low-risk small employers with comparatively healthy employees, as compared with the community rating of many fully insured large carriers where premiums are the same for everyone in the community.

The eDIYBS quoting platform can be used to quote health insurance for small to medium sized employers. Currently we are focusing on small employers. By integrating AI-backed solutions using machine learning and a web-based Point of Sales (POS) system, eDIYBS drastically reduces friction and complexities in the underwriting process when compared to a manual underwriting process that involves the underwriter manually reviewing health applications completed by each employee seeking insurance. Our platform allows licensed brokers to upload specific data to eDIYBS to generate bindable quotes efficiently, reducing errors associated with human interaction and manual processes. In most cases, this streamlined approach reduces processing time to approximately two minutes, compared to the traditional manual quoting model that involves sending multiple documents to underwriters for manual review, which can take several days to generate bindable quotes based on feedback we have received from brokers who engaged us for our services and the Frost & Sullivan report. Approximately 80% of bindable quotes are provided solely using AI without further manual review. According to the Frost & Sullivan report, two of our competitors that provide the underwriting aspect of our services, require two weeks to produce a quote, and while another competitor can provide an initial quote within minutes, that quote is contingent upon receiving all health applications. In addition, these competitors only underwrite their own insurance products, and do not provide a platform that can underwrite a variety of stop loss insurance policies by different insurance companies for the small employers’ self-funded benefits plan. The data used in our eDIYBS platform is provided by various third party vendors that utilize machine learning tools, which are connected to our system by an application programming interface. We then feed the data to our internal risk scoring model to generate a risk score and to calculate premiums that are within insurance underwriting guidelines and the carrier’s risk acceptance threshold. Our internal proprietary system consistently improves results through machine learning tools and data feeds from the third party vendors, and this process is governed by our internal governance policy on utilizing AI technology.

HI Card:    HI Card seeks to simplify healthcare management with a single standardized transaction and service platform, designed to streamline the management of medical records and claims through one platform using one login. All health-related information is aggregated through this single platform. The platform provides 24/7 access to its users, including patients, healthcare providers, brokers and TPAs, among others. By partnering with hospitals across the nation, HI Card has developed a community health plan aimed at significantly reducing corporate health insurance premiums through an automated platform thus reducing administrative costs of processes that are traditionally done manually, while simultaneously enhancing benefit offerings through self-funding mechanisms. Additionally, the platform facilitates secure, immediate access to crucial health data for healthcare providers, encompassing health insurance plan specifics, medical records, and personal identification details. Moreover, HI Card empowers members to effortlessly obtain vital health information, ranging from claims status and plan particulars to directories of in-network doctors, all tailored for both themselves and their dependents, and all using one login.

HI Card also provides clients with HIT’s HI Performance Network (HPN), a series of hospital facilities and providers that deliver Medicare-based reimbursement pricing. HI Performance Network (HPN) now provides direct Medicare contacts in 50 states with 10,235 hospitals, and 1,593,202 providers to date.

Although not part of HIT’s core business, we will strategically invest our assets in a manner to maximize risk-adjusted returns to shareholders. Most recently, we provided a three-year promissory note to Kang Youle Limited, an independent third party with access to a network of insurance sectors internationally. Furthermore, certain small business customers elect for a discount on premiums payable to carriers. In exchange for such discount, carriers are entitled to collect and retain such small business customers’ claim fund balance amounts (such positive claim fund balance amounts, the “Deferred Administrative Surplus”). HIT as the platform company tracks and processes claims for carriers. Having all required information for collection on our platform, we signed an agreement to give us the sole collection rights. The purchase amount equal to 53% of collection amount. Given HIT in our role of providing services on a day-to-day basis for our customers, we negotiated such collection rights. We continue to evaluate business opportunities and may expand on these business opportunities based upon their success in the future.

Health in Tech — Power on Your Health Plan

We created HIT because traditional self-funding can be overly complicated for many participants, costing both time and money, especially for the small business community. According to the U.S. Small Business Association (SBA), in 2022, small businesses with 500 employees or fewer make up 99.9% of all U.S. businesses and 99.7% of firms with paid employees. However, small businesses are drastically underserved in their access to affordable, competitive health insurance. Compared to large businesses, small businesses face higher year-over-year premium increases and pay more on average for less coverage. According to Kaiser Family Foundation (KFF), in 2023, about 47% of small businesses, which they defined as businesses with 3-199 workers, did not offer health insurance, with cost being one of the largest barriers. Health insurance remains the most important benefit for small businesses to attract and retain talent when competing against larger corporations.

Self-funded benefits plans and stop loss insurance policies generally have lower administrative and operating costs, effective claim management, and can create large savings for businesses. Self-insured businesses can also keep unused claim fund dollars. However, self-funded benefits plans are usually only designed for large corporations due to program complexities. Many TPAs, brokers and managing general underwriters (MGUs) avoid selling stop loss insurance for self-funded benefits plans even when services are available, because the complicated manual sales process is not easy and may not reduce expenses.

We founded HIT to solve these problems and to provide small businesses with access to the high-quality, low-cost health care plans that are originally only available to large corporations. We seek to integrate all aspects of self-funded benefits plans and stop loss insurance policies for small businesses, primarily those with workforces ranging from 5-150 employees. Leveraging AI-backed technology from our third-party service providers, our Enhanced Do It Yourself Benefit System (eDIYBS) is a rapid medical underwriting and broker quoting system. This technology simplifies and automates the manual quoting and plan development process, meaningfully reducing the complexity and time associated with these tasks. By removing friction and eliminating human factors, brokers can obtain a bindable proposal, a proposal containing all of the binding terms of coverage, that has 12 plans with four tier rates in about two minutes. We also develop the HI Performance Network (HPN), which delivers Medicare-based reimbursement pricing for a series of hospital facilities and providers. Our HPN provides direct Medicare contacts in 50 states with 10,235 hospitals, and 1,593,202 providers to date.

Additionally, our web-based HI Card platform has a user-friendly interface designed to enable patients, TPAs, small and medium-sized enterprises (SMEs) to access all of their benefits in one place. HI Card’s secure, proprietary technology leverages existing systems to create a single, standardized transaction platform for providers, payers, and patients alike. With HI Card, each participant in the healthcare transaction has secure real-time access to the same vital patient information — from medical and drug histories to coverage eligibility and more.

As of December 31, 2023, we had clients in 42 states, with our services and platforms actively utilized by 192 brokers, 17 Third-Party Administrators (TPAs), and 118 additional third-party agencies. The stop loss insurance policies for self-funded benefits plans are sold to 1,002 business clients with 21,213 employees, and we have managed to maintain profitability while experiencing growth with a year-over-year revenue increase of 232% from 2022 to 2023. Roscommon Insurance Company (“Roscommon”) and Roscommon Captive Management LLC, the stop loss insurance carrier business owned by our Chief Executive Officer, Mr. Tim Johnson, was sold to an unrelated party at the end of May 2023. This move allows the CEO to dedicate his undivided attention to driving accelerated growth and continuing development within Health In Tech.

Challenges in the Healthcare Market for Small Businesses Drive Innovation

High healthcare costs and low value of health benefits for small businesses.    Healthcare costs have consistently outpaced inflation in recent years, and healthcare spending typically grows faster than the economy. According to the Centers for Medicare & Medicaid Services’ National Health Expenditure Data, U.S. health care spending grew 4.1% in 2022, reaching $4.5 trillion or $13,493 per person. As a share of the nation’s Gross Domestic Product (“GDP”), healthcare spending accounted for 17.3% in 2022.

Small businesses are underserved primarily due to a lack of insurance service solutions and lack of competition. Self-funded benefits plans and stop loss insurance services offered by our platform are medically underwritten through an automated process for a large majority of cases within the machine-learning algorithm. HIT aims to meaningfully reduce costs compared to fully funded insurance services through an automated platform for low risk and small employers with comparatively healthy employees, reducing processing times compared to a manual underwriting process that involves underwriters manually reviewing health applications completed by each employee. We seek to offer a high value proposition for businesses to manage down their healthcare costs.

Complicated insurance transaction procedures and manual processes are inefficient and costly.    According to the Frost & Sullivan report, the traditional stop loss insurance for self-funded benefits plans quoting process is manual and may take 12-14 days to complete a quote. Many TPAs, brokers and Managing General Underwriters (MGUs) avoid sales of benefits plans and stop loss insurance policies to small businesses because they are often not scalable. HIT has developed eDIYBS, a fast and user-friendly AI-backed system, which, in most cases, takes about two minutes to produce bindable medical plan proposals, thereby shortening the sales cycle when compared to the manually produced insurance policies and benefit health plans.

Lack of transparency in the healthcare industry has an adverse impact in building trust and inability to manage costs.    There are substantial difficulties for consumers to determine the true cost of services before seeking care, and they often are unable to effectively compare costs when seeking the most suitable treatment. HIT provides personalized and secured access to healthcare data through its HI Card platform, which is available 24/7 with maximal transparency. Medical care specialists can facilitate and assist businesses in determining cost effective solutions without compromising quality. Healthcare providers can view patients’ historical medical and the transactional information after obtaining the patient’s permission. It makes diagnoses easier and more accurate.

Today's Healthcare Market Challenges

INACCESSIBILITY

Small business are under-represented due to a lack of insurance product solutions and lack of competition.

COMPLICATED

Transaction procedures require long lead-time
12-14 days
Quoting Procedures

LACK OF TRANSPARENCY

Small Business owners are unable to know the cost of services before seeking care

HIT Innovative Solutions

ACCESSIBILITY

- ✓ Self-funded insurance products
- ✓ **lower cost** and high value proposition

UNCOMPLICATED

- ✓ Fast and AI friendly quoting platform
- ✓ About **2 mins** bindable proposal presented that has **12 plans** with 4 tier rates
- ✓ Design your own health plans and use them in seconds

TRANSPARENCY

- ✓ **100% rate** and data transparency, no hidden fees
- ✓ Always on with **24/7** access to data
- ✓ Seamless transaction and update from all participants

Massive and Growing Market Opportunities with Fragmented Players in Targeted Regions

According to the BEA, an estimated 45% of US GDP is tied to small businesses and over 61.7 million Americans are employed by small businesses, which contributed $11.5 trillion of GDP in 2022. An estimated $188.8 billion of annual medical insurance premium is generated by small businesses in 2023.

Annual Medical Insurance Premium of Small Businesses

USD Billion, 2018-2027E

CAGR	2018-2022	2022-2027E
Total	5.3%	5.7%

Forecasted
145.5
156.7
164.4
173.3
179.2
188.8
198.9
210.0
222.5
236.5
Series 1 Point 6
Value: 188.7736581
2018
2019
2020
2021
2022
2023E
2024E
2025E
2026E
2027E

Source: Frost & Sullivan

We currently offer tools to create and support self-funded benefits plans for small businesses. As of December 31, 2023, the total policies sold by third-party agents using our services approached $191 million with 21,213 small business employee participants.

As we continue to scale, we intend to expand our distribution to medium sized business employers with a range of 150 to 500 employees. Our platform is increasingly modular and able to address growing customer’s needs.

Our Strength

Marketplace Innovator.    Our AI-powered platforms using machine learning, eDIYBS and HI Card, aim to deliver efficiency, availability, and security features. Our eDIYBS platform empowers licensed brokers to sell stop loss insurance policy for self-funded benefits plans to small employers whose workforce typically ranges from 5 to 150 employees. HIT seeks to make a difference in the growing healthcare market with a distinctive business model that: (a) strives to democratize access to self-funded benefits plans and stop loss insurance policies for small business organizations, significantly broadening the client base; (b) leverages an AI machine learning technology to streamline and simplify the offering, underwriting, and closing processes for self-funded benefits plans and stop loss insurance programs; (c) enables TPAs and brokers to produce bindable proposals directly to business clients; (d) offers a mutually beneficial solution that assists business clients in reducing total medical expenses without sacrificing coverage quality; and (e) hopes to ensure a positive experience for both business clients and individual employees, in order to offer significant improvements in accessibility to comprehensive health networks in the future.

Our web-based HI Card platform has a user-friendly interface, including both web and mobile based features, are currently under continuous beta testing for a select group of customers. It is designed to enable patients, TPAs, and SMEs to access all of their benefits in one place.

•        24/7 transparency — patients can easily obtain their plan design and deductible accumulator information. Patients can also authorize medical information and share with doctors to save time.

•        Unlimited access to data — brokers are empowered to manage customer information to improve efficiency, enable small employers to better manage employee insurance information to save costs, assist patients, manage health care and medical data to make better decisions.

•        Reference-based pricing — lower costs for patients, streamlined claims processing for payers, faster payment turnaround for providers.

Growing Distribution Channels Reaching 90% of Small Business

As of December 31, 2023, we had 192 brokers, 17 TPAs, and 118 additional third-party agencies in 42 states registered on our platforms and selling our services. We coordinate all aspects of programs and seek to provide our small business customers with suitable and affordable insurance policies and health benefits plan in the market. We plan to leverage our online quoting tools and HI Card to add strategic partnerships with large insurance brokerage firms to the platform and continue to strengthen our distribution channels.

We are a health insurance marketplace where insurance companies can list various stop-loss policy options for self-funded benefits plan. Our customers are small employers, which we also refer to as small businesses or groups, having employees from 5 to 150 that need health insurance plans. As a marketplace and platform company, we have contractual relationships with TPAs, carriers and small employers. Our fees are earned from small employers and carriers upon a broker or TPA successfully selling a stop loss policy for self-funded benefits plans.

Our proprietary technology enables us to medically underwrite insurance policies for carriers. We also offer customization of health benefits plans, vendors, claims, and network services. When licensed brokers log in to our platform, they upload a census, select policy, design plans, obtain a bindable quote and sell them to small businesses. These offered services are interdependent, and cannot function effectively without being combined. Services provided by HI Card are optional add-on to our services, and it cannot be offered on a standalone basis. Brokers are not obligated to utilize our HI Card service. Customers use the HI Performance Network offering by HI Card, which is a series of hospital facilities and providers that deliver Medicare-based reimbursement pricing. The HI Performance Network now provides direct Medicare contacts in 50 states with 10,235 hospitals, and 1,593,202 providers. Except HI Card, which are optional add-on to our services, and cannot function on a standalone basis, customers using any of our platforms have access to other platforms. Customers can also choose other networks, if they prefer to use a preferred provider organization (PPO). We seek to obtain our customers by consistently improving our platforms and services, and by providing convenience, speed and cost efficiency.

Our Contractual Relationships

SMR and HI Card contract with TPAs, which are contracted and authorized by the small business employers to enter into services contracts with SMR and HI Card on behalf of the small business employers. We do not directly interact with our small employer customers, and primarily rely on TPAs and brokers, to set up the health benefits plan programs based on requirements and preferences of the small business employer. We are not a TPA. SMR and HI Card are not providing services to the TPAs, but instead, have contracts to collaborate with the TPAs. For example, SMR collaborates with TPAs to facilitate the administration of health benefit plans and stop-loss insurance policies to our customers, which are the small business employers. The TPA will administer the purchased health benefits plan and manage the multiple service providers associated with the health benefits plan and stop-loss insurance policy. Such service providers are listed on the bindable quotes via the bindable sold case breakdown, which outlines the individual stop loss insurance and benefits service offerings selected by the small business and the cost of each. SMR selects health care vendors and creates different plans. Once the small business employer selects a plan, the platform will generate the sold case breakdown. Only the small business employer can start or terminate the relationship with the SMR and HI Card. The TPA cannot start or terminate the relationship with the SMR or HI Card. As a third-party administrator, TPAs are contractually authorized and directed by the small businesses to enter into agreements with other service providers like SMR on behalf of the small businesses. This is because small businesses may lack the expertise and resources to manage self-funded health benefits service providers. TPA’s responsibilities include paying fees to contracted vendors on behalf of small business employer, processing claims, managing enrollment through working with the underwriter, and administering self-funded health plans.

There is no contractual relationship between HIT and the brokers. HIT’s platform provides credentialing for licensed brokers, allowing them to access our marketplace to select and sell self-funded benefits plans for the small business employer at no cost. Brokers are paid by the small businesses, with no contractual relationship between HIT and the brokers, only a credentialing process, and free access is provided.

ICE, acting as an underwriter for the carrier, contracts directly with carriers. Carriers provide stop-loss insurance policies for the self-funded health benefits plans, and have contracts with ICE and the small businesses when a policy is sold. ICE, underwrites the policies and accepts insurance premiums from enrolled employees on behalf of the carrier.

Program services provided by SMR and MGU activities conducted by ICE (including eDIYBS) are interdependent and must be combined to function effectively. SMR selects health care vendors and creates different plans. The stop-loss insurance policy and self-funded health benefits plans together help small businesses manage and limit the risk exposure of health benefits plans. HI Card services are an optional add-on and cannot be offered on a standalone basis.

Small businesses pay fees based on the sold case breakdown. All the fees are collected by TPAs pursuant to the sold case breakdown and are passed through to the respective vendors. Self-funded health plans typically consist of 10 different vendors. Below is an outline of the flow of fees for our services.

•        SMR:    Once the aggregate monthly fees are collected by the TPA from a small business employer, the TPA will then disburse the contracted fees to SMR based on the bindable sold case breakdown. The average fee per employee paid by the small business employer for SMR’s services is about $15 per month.

•        ICE:    ICE collects premiums from small businesses on behalf of the carrier in accordance with the underwriting guidelines. After collecting ICE’s underwriting fee and paying other acquisition costs on behalf of the carrier, the net premium is transferred to the carrier. Underwriting fee is 11% – 12% of premium.

•        HI Card:    Once the aggregate monthly fees are collected by the TPA from a small business employer, the TPA will then disburse the contracted fees to HI Card based on the bindable sold case breakdown. The average fee per employee paid by the small business employer for HI Card’s services is about $15 per month.

The contract term of a stop-loss health benefits plan is 12 months of coverage plus a six month run-out period, a period of time after the end of the plan year which allows employees to request a reimbursement for medical expenses that were incurred during the plan year. Fees and premium are paid monthly during the 12 month coverage period. Monthly fees and premiums may vary based on enrollment changes (a change in the employee headcount). From time-to-time, a re-underwrite is required pursuant to the carrier’s guidelines. In such cases, SMR and ICE provide ongoing services throughout the contract terms.

Dedicated Management Team with Extensive Industry Experience to Drive Success

Our management team has in-depth know-how in the insurance industry with significant experience in senior positions at large insurance healthcare businesses and entrepreneurship roles, including self-funded benefits plan, stop loss insurance, medical insurance companies, TPAs, MGUs, retail brokerages, and health plan consulting firms. With extensive industry experience, Health In Tech (HIT) is poised to continue innovating and simplifying the sales, communication, and underwriting processes within the insurance and healthcare sectors. Our technological advancements are a direct result of our deep understanding and extensive experience with various facets of insurance and healthcare interactions.

Proprietary Technology and Data Improve Efficiency and Transparency

Our frontend platform is a web-based portal, easily accessible, with limited requirements for brokers to upload the basic minimum data. The uploaded data on the eDIYBS portal are instantly analyzed by an AI-backed engine and our internal algorithm. Our proprietary underwriting algorithm leverages big-data analytics and nearly 250 million internal and external data points to produce a health score for an individual employee. Our digital enabled approach to quoting has successfully reduced the need for human involvement in 95% of the process. In most cases, this system enables the generation of bindable quotes for an employer with enrolled individuals within the carrier’s accepted risk threshold in a about two minutes. All bindable quotes are within the carrier’s accepted risk threshold, which is developed and programmed by our internal system. Any quotes outside of the risk acceptance threshold will be declined by the system automatically. For individuals with health scores that surpass the carrier’s risk tolerance, our system intelligently produces a contingent proposal, in such cases, brokers are guided to employ an electronic health application, enabling customers to supply additional information necessary to finalize the sale and generate a comprehensive proposal.

Our Growth Strategy

Attract more TPAs, MGUs, and brokers to use our platforms.    We believe our free-to-use eDIYBS platform, which offers a pay upon success fee model coupled with efficiencies will attract more agencies to use the platforms, when we start to market the platforms to additional customer bases.

Introduce ancillary products that expand product offerings.    Our platforms are built to be extendible to new products and plans, and we plan to continue investing and scaling to address the needs of small- and medium-sized businesses.

Monetize our platforms.    We built unique full stack technology platforms that enable development for MGUs and other insurance services providers. We believe we are well-positioned to further monetize our platforms through white-labeling success fee-based service arrangements.

Our Intellectual Property

We currently have three registered trademarks, one patent, and one pending patent application. Our patent covers our HI Card system which is used to store, process and access data, and we have one patent application pending for DIYBS, which relates to our eDIYBS platform. We have also registered the trademarks “HI Card,” “Health In Tech” and “HIT.”

Use of Artificial Intelligence

Our eDIYBS platform is backed by third-party AI technology utilizing machine learning. Our customers’ sensitive, proprietary, or confidential information could be leaked, disclosed, or revealed as a result of or in connection with our vendors’ use of generative AI technologies. Any such information that we input into a third-party machine learning platform could be revealed to others, including if information is used to train the third party’s machine learning models. Additionally, where a machine learning model ingests personal information and makes connections using such data, those technologies may reveal other sensitive, proprietary, or confidential information generated by the model. Moreover, machine learning models may create incomplete, inaccurate, or otherwise flawed outputs, some of which may appear correct. We use machine learning outputs from our vendors to make certain decisions. Specifically, we provide information we receive from our customers, which may include sensitive health information, to third party vendors who input that data into AI-backed models to determine a risk profile of each potential insurance plan member in order to quote the insurance plan. Unlike many of our competitors, which only provide initial quotes using AI-backed risk profiles, but that are finally bindable only after each employee to be insured completes a health application detailing the employee’s health history and other risks, and the health application is reviewed by the underwriter to price the self-insured program, we provide bindable quotes solely using our AI-backed eDIYBS platform within about two minutes, unless the eDIYBS platform raises certain unknown risk flags that require further manual review via a health application completed by the employee and manually reviewed by an underwriter. Approximately 80% of bindable quotes are provided solely using AI without further manual review. Providing bindable quotes solely using AI-backed technology can lead to errors in the actual risk profile of the employee pool being insured, leading to higher insurance costs than originally anticipated during the quoting process. The direct risk is borne by the insurance company providing the policy, however, if there is an increase in such errors, insurance companies may refuse to continue allowing our eDIYBS platform to provide bindable quotes, reducing the value of eDIYBS as compared to some of our competitors’ platforms, which may require greater usage of manual reviews of health applications, thereby increasing quoting times, and reducing usage of our eDIYBS platform by brokers, TPAs, MGUs and others. Additionally, there may be potential flaws in how the AI-backed models assesses risk profiles that could lead our eDIYBS platform to create higher risk profiles that bias certain individuals or classes of individuals and adversely impact their rights. Although any such biased outcomes are currently unknown to us, if any of these errors occur, we could face adverse consequences, including exposure to reputational and competitive harm, customer loss, or regulatory and legal liability.

We have implemented an Artificial Intelligence Governance Policy to establish a framework for the ethical and responsible use of AI technologies within our company, which aims to ensure that AI systems are used, developed, deployed, and managed in a manner that aligns with our organizational values, regulatory requirements, and industry best practices. This policy applies to all employees, contractors, and third parties involved in the use, development, deployment, management, and use of AI systems within our company. The policy requires that we provide regular training and awareness programs for our employees on AI technologies, ethical considerations, and compliance requirements, and to engage with customers, regulators, and the public, to gather feedback and ensure transparency in the use of AI systems. It also requires that the AI systems be designed and implemented to prevent bias and ensure fairness, and that we regularly audit our service providers to identify and mitigate any such biases. Any non-compliance with the policy by an employee or service provider may result in disciplinary action, up to and including termination of employment or contracts.

In compliance with the policy, we carefully select and conduct due diligence of third-party vendors, evaluating their reputation, track record, and compliance with industry standards and fairness. We establish clear contractual agreements that define the responsibilities and obligations of third parties concerning data security and privacy, including clauses for data breach notification and compliance with relevant regulations such as HIPAA. We conduct regular security assessments and audits to identify any potential vulnerabilities and ensure third-party systems adhere to security and fairness standards. Additionally, we enforce data encryption both in transit and at rest, along with strict access control measures, limits data access to authorized personnel only.

We leverage continuous monitoring mechanisms which are vital for detecting and responding to security incidents involving third-party systems, supported by tools like Security Information and Event Management (SIEM) to track and analyze security events. In addition, we conduct risk assessments which helps evaluate the potential effects of third-party data processing on individual privacy and mitigate associated risks. Data acquired from our third party service providers is checked against our claims data and/or health applications regularly. Our underwriting team tests samples of groups of claims data on a routine basis to validate that the results from our third party service providers are performing as expected. Parameters are in place on every code call to our third party service provider to validate that the data returned is within our defined tolerances. Data outside of those tolerances are flagged for manual underwriting review. The Company does not currently use any form of AI within our eDIYBS application, and relies solely on third party service providers.

The agreement with the first AI data service provider was entered into on January 26, 2022. The agreement provides services including predictive modeling solutions utilizing the service provider’s software and decision engine that is hosted and managed by the service provider. The agreement is subject to a new work order which extends three years from October 1, 2024 to September 30, 2027. The Company will have the one time right to terminate the agreement for any reason at the end of the second year with 60 days prior written notice. Pursuant to the agreement, the Company agreed to pay the service provider on a per user basis based on the number of users, with a minimum monthly fee of $60,000.

The agreement with the second AI data service provider was entered into on May 24, 2022. The agreement provides services including providing behavioral capture scores using the services provider’s machine learning platform, and delivering risk reports to help make more accurate underwriting decisions. The agreement is for an initial term of one year, but renews automatically for one year terms unless, at least ninety (90) days prior to the renewal period, a party provides written notice of non-renewal to the other party. Pursuant to the agreement, the Company agreed to pay the service provider a monthly fee of $16,500.

We have also developed a robust incident response plan, integrating third parties into the process, and ensuring their awareness of roles and responsibilities further strengthen security measures. We conduct regular training and awareness programs for employees and third-party personnel on data security and privacy best practices. Adopting the principle of data minimization ensures that only necessary data is shared with third parties, and unnecessary data is regularly reviewed and purged. Finally, we ensure compliance with legal and regulatory requirements by staying updated on changes in data protection laws which are crucial for reducing data exposure risks and maintaining secure AI operations.

Automated systems rely on vast amounts of data to find patterns or correlations, including AI technology that utilizes machine learning, and then apply those patterns to new data to perform tasks or make recommendations and predictions. While these tools can be useful, these tools also have the potential to produce outcomes that result in unlawful discrimination. Various federal agencies have issued statements on their agencies’ response to AI risks related to civil rights and consumer protection law. The statements outlined ongoing work on AI issues and listed as categories of potential sources of discrimination in automated systems:

•        Data and datasets, including datasets that are unrepresentative or incorporate historical bias.

•        Model opacity and access.

•        Design and use, including the context for use of automated systems.

Although we believe the current AI-related regulations are not a material risk to our business, there can be no assurances that interpretations of existing regulations or the implementation of new regulations will create material regulatory risk to us in the future.

Regulation

Our business operates in a heavily regulated industry. Various aspects of our business are, may become, or may be viewed by regulators from time to time as subject, directly or indirectly, to U.S. federal and state laws and regulations. We are affected by laws and regulations that apply to businesses in general and the insurance services industry, as well as to businesses operating on the internet and through mobile applications. This includes a continually expanding and evolving range of laws, regulations and standards that address information security, data protection, privacy and data collection, among other things. We are also subject to laws governing marketing and advertising activities conducted by telephone, email, mobile devices and the Internet.

We are an insurance technology company that provides a platform to facilitate self-insured private employer health plans. Self-insured private employer health plans generally fall under the jurisdiction of the Employee Retirement Income Security Act of 1974 (ERISA), a federal law enforced by the US Department of Labor and the Employee Benefits Security Administration, which limits the ability of states to regulate such plans to avoid duplicative or conflicting regulations which would make it more difficult for employer to offer health insurance to its employees. As a result of the ERISA preemption, we are able to offer our insurance technology platform throughout the states and make employer-sponsored health insurance plans accessible for small businesses and deliver cost and time savings for employers, employees, members, brokers, Third-party Administrators (TPAs), and providers.

In addition, SMR is a licensed insurance agent in the State of South Carolina. As such, SMR is licensed to sell or broker insurance products in South Carolina should SMR choose to sell or broker any products. SMR has not sold or brokered any insurance products to date and may not do so in the future. Accordingly, except as noted for SMR in South Carolina, neither HIT nor any of its other subsidiaries acts in any of these roles that require a state insurance license in providing its insurance related services and products.

Because the laws and regulations governing insurance services, privacy, data security and marketing are constantly evolving and striving to keep pace with innovations in technology and media, it is possible that we may need to materially alter the way we conduct some parts of our business activities or be prohibited from conducting such activities altogether at some point in the future.

Our Leadership Team

We have assembled an experienced management team with deep insurance and technology experience. Our management team has in-depth know-how in the insurance sector through experience in senior positions in large insurance healthcare companies and entrepreneurship at self-funded benefits, stop loss insurance and medical insurance companies, TPAs, MGUs, retail brokerages, and health plan consulting firms. With extensive industry experience, we believe we can create solutions that simplify the sales process, digitalize and automate underwriting, and streamline the communication process. The technology we have constructed is based on the knowledge and experience of our management in insurance and healthcare sector. Members of our team bring experience from multiple insurance companies including AIG, CB, HealthSmart, Lucent Health, and Fidelity Life, among others.

Our Corporate Information

We were incorporated in Nevada in November 2021. We have our headquarters in Stuart, Florida, with many of our team members working remotely throughout the United States. Our principal executive office is located at 701 S. Colorado Ave, Suite 1, Stuart, FL 34994, and our phone number is 888-373-0333. In September 2013, our founder, Tim Johnson, established International Captive Exchange, LLC, an Iowa limited liability company, which as of November 2021 is our wholly-owned subsidiary. In March 2022, International Captive Exchange merged with DIYBS, LLC, an Iowa limited liability company, with International Captive Exchange surviving the merger. In December 2014, our founder, Tim Johnson, established Stone Mountain Risk, LLC, an Iowa limited liability company, which as of November 2021, is a wholly owned subsidiary of HIT. In March 2017, Mr. Johnson, established HI Card LLC, an Iowa limited liability company which as of November 2021, is a wholly owned subsidiary of HIT.

Our website address is www.healthintech.com. The information contained on our website is not a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A Common Stock.

Competition

The insurance services technology industry is characterized by a rapid evolution of technologies, significant competition and strong defense of intellectual property. While we believe that our platforms, technology, knowledge, experience, and resources provide us with unique competitive advantages, we expect to face competition from major healthcare, insurance and technology companies, among others.

Our competitors include technology companies which offer online marketplace for small business and insurances services and insurance services companies, which may be developing technology similar to ours that provide similar benefits to SMEs, including ServiceNow (Ticker NOW), Phreesia, Inc (Ticker PHR) and Everquote (Ticker EVER).

Many of the companies against which we may compete have significantly greater financial resources and expertise in research and development. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These early stage and more established competitors also compete with us in recruiting and retaining qualified insurance services and technology personnel and establishing new technology, as well as in acquiring technologies complementary to, or necessary for, our platforms.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to:

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•        exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If some investors find our Class A Common Stock less attractive as a result of these exemptions, there may be a less active trading market for our Class A Common Stock and the price of our Class A Common Stock may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Implications of Being a Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Facilities

Our headquarters is in Stuart, Florida where we currently lease office space with approximately 4,900 square feet under a five year lease starting in October 2022, under which we currently pay approximately $9,500 per month. We believe that this space is sufficient to meet our needs for the foreseeable future and that any additional space we may require will be available on commercially reasonable terms. Additionally, we intend to continue to maintain our business model designed to leverage virtual technology to minimize brick and mortar facilities while optimizing our ability to attract top talented employees that may reside in any geography.

Employees

As of June 30, 2024, we had a total of 74 full-time employees and 8 part-time employees. We believe that we maintain a satisfactory working relationship with our employees, and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations. None of our employees is represented by a labor union.

Human Capital Resources

Employee Engagement, Talent Development & Benefits.    We believe that our future success largely depends upon our continued ability to attract and retain highly skilled employees. We provide our employees with competitive salaries and bonuses, and intend to provide opportunities for equity ownership.

Diversity, Inclusion, and Culture.    Much of our success is rooted in the diversity of our teams and our commitment to inclusion. We value diversity at all levels and continue to focus on extending our diversity and inclusion initiatives across our entire workforce. We believe that our business benefits from the different perspectives a diverse workforce brings, and we pride ourselves on having a strong, inclusive and positive culture based on our shared mission and values.

Legal Proceedings

We are not party to any material legal proceedings. We have in the past, and from time to time may be in the future, involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on us because of defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers, directors and director nominees as of the date of this prospectus:

Name	Age	Position
Executive Officers
Tim Johnson	58	Chief Executive Officer and Director
Julia (LinLin) Qian	49	Chief Financial Officer and Director
(Jonathan) Del Lockett	63	Chief Operating Officer
Imran Yousuf	32	Chief Technology Officer
(Richard) Glenn Hillyer	59	Chief Growth Officer
Lori Babcock	60	Chief of Staff
Board of Directors (Non-Employee)
William D. Howard	64	Director Nominee
Chike Umemezia	39	Director Nominee
Lynn Liang	62	Director Nominee
Timothy Hayes	75	Director Nominee

Our Leadership Team

We have assembled an experienced management team with deep insurance and technology experience. Our management team has in-depth know-how in the insurance sector through experience in senior positions in large insurance healthcare companies and entrepreneurship at self-funded benefits, stop loss insurance, medical insurance companies, TPAs, MGUs, retail brokerages, and health plan consulting firms. With extensive industry experience, we believe we can create solutions that simplify the sales process, digitalize and automate underwriting, and streamline the communication process. The technology we have constructed is based on the knowledge and experience of our management in insurance and healthcare different. Members of our team bring experience from multiple insurance companies including AIG, CB, HealthSmart, Lucent Health, and Fidelity Life, among others.

Executive Officers

Tim Johnson

Mr. Johnson has served as our Chief Executive Officer and as a member of our board of directors since our founding in 2014. Mr. Johnson has over 30 years of experience as an entrepreneur and has founded multiple successful companies in medical insurance sectors. Mr. Johnson has extensive knowledge in stop loss insurance and self-funded benefits space Mr. Johnson received his Master of Business Analytics from Missouri Western State College in 1988. We believe Mr. Johnson is qualified to serve on our board of directors because he is a founder of the Company and he has significant knowledge and experience in the insurance services industry.

Julia (LinLin) Qian

Ms. Qian has served as our Chief Financial Officer since September 2022 and as a member of our board of directors since April 2024. Ms. Qian’s areas of responsibility include financial accounting and capital markets. Prior to joining the Company, Ms. Qian was Managing Director at The Blueshirt Group from December 2018 to September 2022 and was Senior Vice President at Citi FinTech, Citi Group, she held various leadership roles with Citi from April 2012 to November 2018 which includes Senior VP of US retail banking and distribution, Strategy lead of Global Consumer Bank and Regional director of secured lending Asia. Ms. Qian has over 20 years of leadership experience in global financial services, capital markets and fortune 100 companies. Ms. Qian received her Bachelor in International Accounting from Shanghai University of Finance and Economics in 1995 and Master of Business Administration from Shanghai Jiaotong University in 2003.

(Jonathan) Del Lockett

Mr. Lockett has been our Chief Operating Officer since January 2022 and joined the company as National Sales Director in June 2019. Mr. Lockett coordinates with Mr. Johnson to enhance sales, expand the company’s capabilities, and strengthen support systems. Prior to joining the company, Mr. Lockett was owner and operator at Sawgrass Benefit Consultant and President and Director of Operations at Claim Doc, Inc. where he was also a member of the Board of Directors. Mr. Lockett began his career as an entrepreneur in the financial software development industry, giving him a unique skill set and ability to operate as a leader and subject matter expert in all of the mission critical areas of the company, including sales, operations, risk, finance, and information technology. Mr. Lockett studied Information Technology, Accounting, Economics at Virginia Commonwealth University from 1980 to 1983 and Business Administration at Richard Bland College, of William and Mary College from 1978 to 1983, but in each case did not receive a degree.

Imran Yousuf

Mr. Yousuf has been our Chief Technology Officer since July 2024. He is a distinguished engineering executive, with over 10 years of strategic leadership experience. Prior to joining the company, Mr. Yousuf served as Founder and Chief Executive Officer of risq from August 2023 to July 2024. Prior to that, he acted as Engineering Leader, Pricing at Airbnb, Inc. from March 2023 to August 2023, Director of Engineering at Hippo Insurance Services from November 2020 to August 2023, and as Engineering Leader at StubHub from May 2015 to February 2020. Mr. Yousuf received his MBA from the University of Illinois, Urbana-Champaign in 2018, a Master of Science degree in Computer Science from the Georgia Institute of Technology in 2020, and four Bachelor degrees from the University of California, Berkeley in 2016.

(Richard) Glenn Hillyer

Mr. Hillyer has been our Chief Growth Officer since March 2022. Mr. Hillyer’s responsibilities include sales marketing and business development and supervision. Prior to joining the company, Mr. Hillyer was the Chief Marketing Officer at Free Market Administrators, LLC from April 2021 to February 2022 and Vice President of Sales at Lucent Health, LLC from June 2015 to April 2021. Mr. Hillyer is currently a member of the Board of Directors at PBM Sourcing, LLC. Mr. Hillyer has over 25 years of total experience in third-party administrators. Mr. Hillyer received his Bachelor of Arts from Stephen F. Austin in 1992.

Lori Babcock

Ms. Babcock has been our Chief of Staff since September 2022. Ms. Babcock’s areas of responsibility include staffing, account executive, and human resources. Prior to joining the company, Ms. Babcock was the Controller at Stone Mountain Risk from August 2011 to August 2022. Ms. Babcock attended Washburn University until 1983, but did not receive a degree.

Non-Employee Director Nominees

William D. Howard

Mr. William D. Howard will serve as an independent director upon the effective date of this Registration Statement. Mr. Howard has decades of experience in the legal and insurance industry. Since 1984, Mr. Howard has served as an attorney and a partner at Howard Law Group, a legal service provider. Mr. Howard received a Bachelor’s Degree in Chemistry and Economics from Kalamazoo College in 1981 and a Juris Doctor Degree from Washington University in 1984. We believe Mr. Howard’s extensive legal experience qualifies him to serve as our director.

Chike Umemezia

Mr. Chike Umemezia will serve as an independent director upon the effective date of this Registration Statement. Mr. Umemezia has worked with many companies and has extensive experience in business planning, operational management and risk control. Since November 2021, Mr. Umemezia has served as the President and a director at IIDC Pacific LLC, a real estate investment and management company. Since 2017, Mr. Umemezia has served as the Chief Executive Officer, Managing Partner, and a director at Ironbrand Investment Development Company, a Nigerian company specializing in real estate development and management. From 2010 to 2017, Mr. Umemezia worked as an Executive Officer at the Ministry of Niger Delta Affairs. From 2006 to 2009, Mr. Umemezia served as the Vice

President at Julius & Joel Management Consultancy, a management consulting firm. Mr. Umemezia received a Diploma in Computer Engineering from the University of Benin, Nigeria in 2005 and a Bachelor’s Degree in Business Administration from the University of Benin, Nigeria in 2008. We believe that Mr. Umemezia’s consulting background and experience position him to provide invaluable input to our company and qualify him to serve as our director.

Lynn Liang

Ms. Lynn Liang will serve as an independent director upon the effective date of this Registration Statement. From 2002 until the present, Ms. Liang has been employed as a senior software engineer at WEC Energy Group. In this role, Ms. Liang led software development initiatives as a subject matter expert and primary point-of-contact for project management staff. She also worked closely with other business analysts, development teams, and infrastructure specialists to deliver high availability solutions. Ms. Liang received a Master of Science in Computer and Information Sciences from the University of Wisconsin — Milwaukee in 1996 and a Bachelor of Science from Chongqing City University in 1983. We believe that Ms. Liang’s background and experience in information technology and computer software make her well qualified to serve as our director.

Timothy Hayes

Mr. Timothy Hayes will serve as an independent director upon the effective date of this Registration Statement. Mr. Hayes worked as a senior tax manager at Deloitte and Touche from 1989 to 2008, providing tax planning, audit representation and return preparation services to firm clients. From 1994 to 2006, Mr. Hayes was a board member of California Taxpayers Association. From 1986 to 1989, Mr. Hayes worked as a tax auditor at California Franchise Tax Board, performing California State Franchise and Income Tax audits of corporations and individuals. From 1985 to 1986, Mr. Hayes worked as a sales tax auditor at California State Board of Equalization, performing California Sales Tax audits of businesses. Mr. Hayes was a Certified Public Accountant in California until his retirement in 2014. Mr. Hayes received a Bachelor of Science Degree in Accounting from California State University, Sacramento in 1982. We believe Mr. Hayes’ extensive financial accounting and audit experience qualifies him to serve as our director.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

Board Composition

Upon the consummation of this offering, our board of directors will consist of six (6) members.

We will be a “controlled company” under the corporate governance rules of Nasdaq. The rules of Nasdaq define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Upon completion of this offering, Mr. Johnson will beneficially own approximately 70.05% of the voting power of our outstanding capital stock (or 69.90% if the underwriters exercise their option to purchase additional shares of our Class A Common Stock in full). As a result, we qualify for exemptions from certain corporate governance requirements under Nasdaq rules. We have elected at this time to not opt into these exemptions, although we could do so in the future. Even though we will be a controlled company, we are required to comply with the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Our nominating and corporate governance committee and our board of directors may consider a broad range of factors relating to the qualifications and background of board nominees, which may include diversity, which is not only limited to race, gender or national origin. We have no formal policy regarding board diversity. Our nominating and corporate governance committee’s and our board of directors’ priority in selecting board members is identification of persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and expertise relevant to our growth strategy. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Our Bylaws also provide that our directors may be removed with or without cause by a vote of the holders of two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office and not by the stockholders, unless the board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders.

Director Independence.    Our board of directors has determined that all members of our board of directors are independent directors, with the exception of Tim Johnson and Julia Qian, including for purposes of the rules of Nasdaq and relevant federal securities laws and regulations.

Term of Office.    In accordance with the terms of our Articles of Incorporation and Bylaws, at each annual meeting of the stockholders, the holders of shares of stock entitled to vote in the election of directors will elect directors to hold office until their term expires or until the director’s earlier death, resignation, disqualification, or removal. Initially, two board members will be elected for a one year term, two board members will be elected for a two year term and three directors will be elected for a three year term. Thereafter, board members will be elected for three-year terms.

Our Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors.

Committees of the Board of Directors

Prior to the consummation of this offering, our board of directors will establish an audit committee, a compensation committee and a nominating and corporate governance committee, each of which will have the composition and responsibilities described below. Each of the below committees will have a written charter approved by our board of directors, effective upon completion of this offering. Each of the committees will report to our board of directors as such committee deems appropriate and as our board of directors may request. Upon completion of this offering, copies of each charter will be posted on the investor relations section of our website. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee will be comprised of William Howard, Chike Umemezia and Timothy Hayes, with Timothy Hayes serving as chair of the committee. Our board of directors has determined that each member of the audit committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable Nasdaq rules, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Timothy Hayes qualifies as an audit committee financial expert under Item 407 of Regulation S-K. We will adopt an audit committee charter, detailing the principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Our compensation committee will be comprised of William Howard, Chike Umemezia, Lynn Liang and Timothy Hayes, with Chike Umemezia serving as chair of the committee. Each member of this committee will be a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. The composition of our compensation committee meets the requirements for independence under the Nasdaq listing standards, including the applicable transition rules. We will adopt a compensation committee charter which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our Board of Directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans; assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees; and

•        producing a report on executive compensation to be included in our annual proxy statement; and reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Governance Committee

Our nominating and governance committee will be comprised of William Howard, Chike Umemezia and Timothy Hayes, with William Howard serving as the chair of the committee. We will adopt a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•        identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the Board of Directors, and recommending to the Board of Directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board of Directors;

•        developing and recommending to the Board of Directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the Board of Directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Leadership Structure and Risk Oversight

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as our board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board of directors. Our board of directors has determined that having an employee director serve as Chairman is in the best interest of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our board of directors as a whole.

The Chairman of the board of directors and the other members of the board of directors work in concert to provide oversight of our management and affairs. Our board of directors encourages communication among its members and between management and the board of directors to facilitate productive working relationships. Working with the other members of the board of directors, our Chairman also strives to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, see the section titled “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We will adopt a code of business conduct and ethics prior to consummation of this offering that applies to all our employees, officers and directors, including those officers responsible for financial reporting, which will be effective upon completion of this offering. Upon the completion of this offering, our code of business conduct and ethics will be available on the investor relations section of our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a Current Report on Form 8-K.

Clawback Policy

In connection with this offering, our board of directors will adopt a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the Nasdaq rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows all of the compensation awarded to or earned by or paid to our named executive officers for 2022 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stocks Award ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Tim Johnson	2023	420,000	150,000	108,290	519,193	—	1,197,483
Chief Executive Officer	2022	262,500	—	24,750	—	—	287,250
Julia (Linlin) Qian	2023	360,000	86,000	107,806	502,800	—	1,056,606
Chief Financial Officer	2022	120,000	—	20,700	—	—	140,700
Jonathan (Del) Lockett	2023	360,000	41,000	39,954	116,660	—	557,614
Chief Operating Officer	2022	120,000	—	9,000	—	—	129,000

Employment Agreements

In July 2023, we entered into executive employment agreements with each of senior executive officers in connection with their employment with us, the material terms of which are described below. Except as noted below, these executive employment agreements provide for “at will” employment.

Summary of Employment Agreement with Tim Johnson

Under the terms of Mr. Johnson’s employment agreement dated July 27, 2023, Mr. Johnson is entitled to an annual base salary of $420,000. Mr. Johnson is eligible to receive a discretionary annual cash bonus based on individual and company performance as determined by the Company’s Board of Directors. During the term of his employment, Mr. Johnson is eligible to participate in the Company’s equity incentive plan, as determined by the Company’s board of directors or the compensation committee. Mr. Johnson is eligible to participate in regular health insurance, life insurance, and disability insurance offered by the Company and other employee benefit plans as established by the Company, as well as reimbursement of reasonable and pre-approved out-of-pocket business expenses incurred in the performance of services to the Company.

In addition, in consideration of the payments and benefits provided under his employment agreement, Mr. Johnson has agreed to certain invention assignment, confidentiality and other restrictive covenants, including, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Johnson’s employment and for two (2) years thereafter.

Summary of Employment Agreement with Julia (Linlin) Qian

Under the terms of Ms. Qian’s employment agreement dated July 27, 2023, Ms. Qian is entitled to an annual base salary of $360,000. The remainder of the terms of the employment agreement are substantially the same as the terms of Mr. Johnson’s employment agreement summarized above.

Summary of Employment Agreement with Jonathan (Del) Lockett

Under the terms of Mr. Lockett’s employment agreement dated July 27, 2023, Mr. Lockett is entitled to an annual base salary of $360,000. The remainder of the terms of the employment agreement are substantially the same as the terms of Mr. Johnson’s employment agreement summarized above.

Summary of Employment Agreement with Imran Yousuf

Under the terms of Mr. Yousuf’s employment agreement dated July 16, 2024, Mr. Yousuf is entitled to an annual base salary of $280,000. The remainder of the terms of the employment agreement are substantially the same as the terms of Mr. Johnson’s employment agreement summarized above.

Summary of Employment Agreement with Glenn Hillyer

Under the terms of Mr. Hillyer’s employment agreement dated July 27, 2023, Mr. Hillyer is entitled to an annual base salary of $250,000. The remainder of the terms of the employment agreement are substantially the same as the terms of Mr. Johnson’s employment agreement summarized above.

Summary of Employment Agreement with Lori Babcock

Under the terms of Ms. Babcock’s employment agreement dated July 27, 2023, Ms. Babcock is entitled to an annual base salary of $230,000. The remainder of the terms of the employment agreement are substantially the same as the terms of Mr. Johnson’s employment agreement summarized above.

Outstanding Equity Awards as of December 31, 2023

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2023.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable* (3)	Option Exercise Price Per Share ($)*	Option Expiration Date	Grant Date	Number of Shares or Units of Stock that Have Not Vested*	Market Value of Shares of Units of Stock that Have Not Vested ($)(2)
Tim Johnson	7/1/2023	—	734,707	0.71	7/1/2028	7/1/2023	153,241	108,290
	—	—	—	—	—	12/21/2022	82,500	24,750
Julia (Linlin) Qian	7/1/2023	—	711,510	0.71	7/1/2028	7/1/2023	152,555	107,806
	—	—	—	—	—	12/21/2022	69,000	20,700
Jonathan (Del) Lockett	7/1/2023	—	165,085	0.71	7/1/2028	7/1/2023	56,539	39,954
	—	—	—	—	—	12/21/2022	30,000	9,000

____________

*        Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

(1)      All of the awards were granted under the 2022 Plan, the terms of which are described below under “— Equity Compensation Plans and Other Benefit Plans — 2022 Equity Incentive Plan.”

(2)      These shares of restricted stock will vest upon consummation of this offering, and were each purchased for $0.30 and $0.71 per share of restricted stock granted on December 21, 2022 and July 1, 2023, respectively.

(3)      These shares of option will vest upon consummation of this offering, certain of which have vesting conditions that further require a certain duration of services from the grantee, or for us to meet certain performance metrics in order to vest.

2022 Equity Incentive Plan

On June 4, 2024, we effected a 1.5-for-1 stock split of our common stock. All share, restricted stock, stock options and per share information throughout this prospectus has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share.

On December 21, 2022, we adopted and approved the Health in Tech Equity Incentive Plan (the “2022 Plan”), which provides for the issuance of 4,501,683 shares of our Class A Common Stock for purposes of attracting, retaining, and motivating key employees, directors, and consultants. The 2022 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock and restricted stock units. As of the date of this prospectus, we have granted an aggregate of 1,135,182 shares of restricted stock and 2,320,505 shares of options to various key employees, directors, and consultants under the 2022 Plan. As of the date of this prospectus, there are 1,045,996 shares available to be granted under the 2022 Plan. On or prior to the consummation of this offering, we intend to cancel the 2022 Plan and convert these securities to the 2024 Plan, as more fully described below.

2024 Equity Incentive Plan

On or prior to the consummation of this offering, our board of directors and stockholders will adopt and approve the 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the 2024 Plan is to help us attract, motivate and retain such persons with awards under the 2024 Plan and thereby enhance shareholder value.

Administration.    The 2024 Plan is administered by the board, and upon consummation of this offering will be administered by the compensation committee of the board, which shall consist of three members of the board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of any applicable listing requirements. If a member of the compensation committee is eligible to receive an award under the 2024 Plan, such compensation committee member shall have no authority under the plan with respect to his or her own award. Among other things, the compensation committee has complete discretion, subject to the express limits of the 2024 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of Class A Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Class A Common Stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2024 Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the 2024 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A, unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.

Grant of Awards; Shares Available for Awards.    The 2024 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to directors, officers, employees and nonemployee consultants of Health In Tech, Inc. or its affiliates. The aggregate number of shares of Class A Common Stock reserved and available for grant and issuance under the 2024 Plan is 7,677,849. No more than 4,501,683 shares of Class A Common Stock in the aggregate may be issued under the 2024 Plan in connection with incentive stock options. Shares shall be deemed to have been issued under the 2024 Plan solely to the extent actually issued and delivered pursuant to an award. If any award granted under the 2024 Plan expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2024 Plan. The 2024 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the board of directors. The board of directors in its discretion may terminate the 2024 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2024 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2024 Plan as well. The number of stock options and/or shares of restricted stock to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or shares of restricted stock is dependent upon various factors such as hiring requirements and job performance.

Stock Options.    The 2024 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NQSOs”). Stock options may be granted on such terms and conditions as the compensation committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of Class A Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our Company or a parent or subsidiary of our Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of Class A Common Stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights.    A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Class A Common Stock between the date of grant and the date of exercise. The compensation committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the compensation committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the 2024 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Class A Common Stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Performance Shares and Performance Unit Awards.    Performance share and performance unit awards entitle the participant to receive cash or shares of Class A Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The compensation committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Distribution Equivalent Right Awards.    A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or Class A Common Stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of Class A Common Stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the 2024 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The compensation committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional Class A Common Stock shares, or is to be entitled to choose among such alternatives.

Restricted Stock Awards.    A restricted stock award is a grant or sale of Class A Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the compensation committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such instalments or otherwise, as the compensation committee or the board of directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the compensation committee or the board of directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The compensation committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of an ordinary share, or one ordinary share, as determined in the sole discretion of the compensation committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares.

Unrestricted Stock Awards.    An unrestricted stock award is a grant or sale of shares of our Class A Common Stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.

Change-in-Control Provisions.    The compensation committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of Class A Common Stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the compensation committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change of control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the compensation committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.

Amendment and Termination.    The compensation committee may adopt, amend and rescind rules relating to the administration of the 2024 Plan, and amend, suspend or terminate the 2024 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2024 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Certain U.S. Federal Income Tax Consequences of the Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired Class A Common Stock shares. This summary assumes that U.S. Participants will hold their Class A Common Stock shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Plan, or Class A Common Stock shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or Class A Common Stock shares issued thereunder pursuant to the Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Class A Common Stock shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells Class A Common Stock shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the Class A Common Stock shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the Class A Common Stock shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the Class A Common Stick shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the Class A Common Stock shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such Class A Common Stock shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of Class A Common Stock shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the Class A Common Stock shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such Class A Common Stock shares at the time the restriction lapses over any amount paid for the Class A Common Stock shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such Class A Common Stock shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

10b5-1 Plan

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Class A Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in limited circumstances. Our directors and executive officers may also buy or sell additional shares of our Class A Common Stock outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Limitations of Liability and Indemnification Matters

Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors for monetary damages for any act or omission of a director or officer other than in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law and the trier of fact determines that the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted. Nevada law allows the Articles of Incorporation of a corporation to provide for greater liability of the corporation’s directors and officers. Our Articles of Incorporation do not provide for greater liability of our officers and directors than is provided under Nevada law.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our Articles of Incorporation and Bylaws provide indemnification for our directors, officers, employees, and agents to the fullest extent permitted by Nevada law. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, as permitted by Nevada law, our Articles of Incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from certain breaches of fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to the best interest of the corporation if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Non-Employee Director Compensation

Our policy with respect to the compensation payable to our non-employee directors provides that each non-employee director will be eligible to receive compensation for his or her service consisting of cash and equity awards, including an annual board retainer of $120,000 with $40,000 in cash and $80,000 in the form of stock options vesting after one year of service. Chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees will receive $20,000, $10,000 and $8,000 per year, respectively. We intend to pay cash retainer and committee fees at the end of each quarter and grant equity awards at each annual meeting for continuing directors. Equity grants are prorated for new directors from date of appointment until the next annual meeting.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors will also be entitled to the protection provided by their indemnification agreements and the indemnification provisions in our Articles of Incorporation and Bylaws.

No compensation was paid to our non-employee directors during the fiscal year ended December 31, 2023.

PRINCIPAL STOCKHOLDERS

Based solely upon information made available to us, the following table sets forth information as of           , 2024 regarding the beneficial ownership of our voting securities by:

•        each person known by us to be the beneficial owner of more than 5% of any class of our outstanding voting securities;

•        each of our named executive officers and directors; and

•        all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 41,204,540 shares of Class A Common Stock, including 40,069,358 shares of Class A Common Stock outstanding, 1,135,182 shares of restricted stock outstanding, and 11,700,000 shares of Class B Common Stock as of before the offering and 42,369,358 shares of Class A Common Stock outstanding as of the date of the prospectus, assuming an initial public offering price of $4.50.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person as of a particular date, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of such date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is c/o Health In Tech, Inc., 701 S. Colorado Ave, Suite 1, Stuart, FL 34994.

Name and Address of Beneficial Owner(1)	Prior to Offering					Following the Offering
	Number of Shares of Class A Common Stock**	% of Class A Common Stock	Number of Shares of Class B Common Stock**(2)	% of Class B Common Stock	% of Total Voting Power	% of Class A Common Stock	% of Class B Common Stock	% of Total Voting Power
Tim Johnson(3)	22,435,741	54.45%	9,000,000	76.92%	71.07%	51.57%	76.92%	70.05%
Julia (LinLin) Qian(4)	8,021,555	19.47%	2,700,000	23.08%	22.14%	18.44%	23.08%	21.82%
Jonathan (Del) Lockett(5)	86,539	*	—	—	*	*	—	*
Imran Yousuf(6)	100,000	*	—	—	*	*	—	*
Glenn Hillyer(7)	65,163	*	—	—	*	*	—	*
Lori Babcock(8)	67,178	*	—	—	*	*	—	*
William D. Howard	—	—	—	—	—	—	—	—
Chike Umemezia	—	—	—	—	—	—	—	—
Lynn Liang	—	—	—	—	—	—	—	—
Timothy Hayes	—	—	—	—	—	—	—	—

All directors and executive officers as a group (10 individuals)	30,776,176	74.69%	11,700,000	100.00%	93.41%	70.74%	100%	92.07%

Five Percent Shareholders
Zhong Yang Securities Limited(9)	3,939,170	9.56%	—	—	2.49%	9.05%	—	2.45%

____________

*        Less than 1%.

**      Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

(1)      The address of each holder listed above, except as otherwise indicated, is c/o Health In Tech, Inc., 701 S. Colorado Ave, Suite 1, Stuart, FL 34994. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

(2)      Each share of Class B Common Stock is entitled to ten votes and is convertible at any time into one share of Class A Common Stock.

(3)      Includes 235,741 shares of restricted stock. Excludes 734,707 shares underlying stock options that vest after 60 days following the date hereof.

(4)      Includes 221,555 shares of restricted stock. Excludes 711,510 shares underlying stock options that vest after 60 days following the date hereof.

(5)      Includes 86,539 shares of restricted stock. Excludes 165,085 shares underlying stock options that vest after 60 days following the date hereof.

(6)      Includes 100,000 shares of restricted stock. Excludes 100,000 shares underlying stock options that vest after 60 days following the date hereof.

(7)      Includes 65,163 shares of restricted stock. Excludes 127,122 shares underlying stock options that vest after 60 days following the date hereof.

(8)      Includes 67,178 shares of restricted stock. Excludes 175,523 shares underlying stock options that vest after 60 days following the date hereof.

(9)      Zhong Yang Securities Limited (“ZYSL”), was established in accordance with laws and regulations of Hong Kong on April 22, 2015, and is a wholly-owned subsidiary of ZYSL (BVI) Limited (“ZYSL (BVI)”). ZYSL (BVI) is an investment holding entity formed under the laws and regulations of the British Virgin Islands on August 29, 2019, and is a wholly-owned subsidiary of TOP Financial Group Limited (“TFGL”). TFGL is a company incorporated in Cayman Islands with limited liability on August 1, 2019. TFGL’s Investment Committee comprised of Mr. Ka Fai Yuen (the Chief Executive Officer and director of TFGL), Ms. Yung Yung Lo (the Chief Financial Officer of TFGL), Ms. Jennifer Hoi Ling Tam (the Chief Operating Officer of TFGL) and Mr. Mau Chung Ng (a director of TFGL) has the voting and dispositive power over the shares of Class A common stock held by ZYSL. Each member of TFGL’s Investment Committee disclaims ownership of the shares of Class A common stock held by ZYSL. ZYSL’s business address is Room 1101, 118 Connaught Road West, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2022, to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2023 and 2022, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”

Related Party Agreements in Effect Prior to this Offering

Related Party Transaction

In 2022, the Company made $18,242 of advanced expense payment for the related party, and it was paid back in year 2023. The amount due from the related party was $0 and $18,242 as of December 31, 2023 and 2022, respectively.

Services Agreements with Roscommon

Roscommon and Roscommon Captive Management LLC, a self-insurance carrier business previously owned by our Chief Executive Officer, Mr. Tim Johnson, and which was sold to an unrelated party at the end of May 2023, provided various self-insurance services to the Company’s clients, amounting to approximately $940,915 in services fees through May 31, 2023.

Policies and Procedures for Related Person Transactions

Our board of directors will adopt a written related person transaction policy, to be effective upon the closing of this offering, setting forth the policies and procedures for the review and approval or ratification by our audit committee of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 in any fiscal year or one percent of the average of our total assets as of the two previous fiscal years and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our executive officers and directors that will be in effect upon the completion of this offering. The indemnification agreements will provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Nevada law, subject to certain exceptions contained in those agreements.

DESCRIPTION OF CAPITAL STOCK

The following is a description of (i) the material terms of our Articles of Incorporation and Bylaws and (ii) certain applicable provisions of Nevada law. We refer you to our Articles of Incorporation and Bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capitalization

Pursuant to the Articles of Incorporation, we have three classes of stock: (1) Class A Common Stock; (2) Class B Common Stock, and (3) Series A Preferred Stock.

The total number of shares of stock that we have authority to issue is 220,000,000, consisting of 150,000,000 shares of Class A Common Stock, $0.001 par value per share (“Class A Common Stock”), 50,000,000 shares of Class B Common Stock, $0.001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and 20,000,000 shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”).

There are 51,769,358 shares of Common Stock issued and outstanding as of the date hereof the date hereof, including 40,069,358 shares of Class A Common Stock and 11,700,000 shares of Class B Common Stock.

On June 4, 2024, we effected a 1.5-for-1 stock split of our common stock. All share, restricted stock, stock options and per share information throughout this prospectus has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share.

Class A Common Stock and Class B Common Stock

The Articles of Incorporation provide for two classes of Common Stock, Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share and have certain rights to convert into, and under certain circumstances may be converted into, shares of Class A Common Stock on a one-for-one basis (subject to adjustment). Except as otherwise expressly provided in the Articles of Incorporation or as required by law, the holders of Series A Preferred Stock, the holders of Class A Common Stock, and the holders of Class B Common Stock vote together and not as separate classes. Except for the number of votes per share attributable to the Series A Preferred Stock and the Common Stock, there is no difference in voting rights or powers conferred by the Series A Preferred Stock and Common Stock; provided that, holders of Series A Preferred Stock have certain voting protections as set forth under “Series A Preferred Stock — Voting” below.

The Articles of Incorporation provide for optional conversion of the Class B Common Stock as described in the Articles of Incorporation. The holders of outstanding shares of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine, subject to the prior dividend rights of the Series A Preferred Stock. Our Class A Common Stock and Class B Common Stock is not entitled to pre-emptive rights and is not subject to redemption. Our Class A Common Stock is not subject to conversion. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Class A Common Stock and Class B Common Stock after payment of liquidation preferences to the holders of Series A Preferred Stock, if any, on any outstanding payment of other claims of creditors (see “Series A Preferred Stock — Liquidation Rights” below for additional information on liquidation preferences). The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any other series of preferred stock that we may designate and issue in the future.

Series A Preferred Stock

In August 2023, all 6,769,358 of our Series A preferred stock outstanding was converted to Class A Common stock on a one to one basis.

Dividends

In any calendar year, the holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of Series A Preferred Stock payable in preference and priority to any declaration or payment of any distribution on our Common Stock in such calendar year. No distributions will be made with respect to the Common Stock unless dividends on the Preferred Stock have been declared in accordance with the preferences stated in the Articles of Incorporation and all declared dividends on the Series A Preferred Stock have been paid or set aside for payment to the Series A Preferred Stockholders. The right to receive dividends on shares of Series A Preferred Stock are not cumulative, and no right to dividends accrue to holders of Series A Preferred Stock by reason of the fact that dividends on the shares are not declared or paid. Payment of any dividends to the holders of Series A Preferred Stock will be on a pro rata, pari passu basis in proportion to the dividend rates for Series A Preferred Stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock by reason of their ownership of such stock, an amount for each share of Series A Preferred Stock held by them equal to the sum of (i) the liquidation preference specified for such share of Series A Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series A Preferred Stock, or such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts pursuant to the liquidation rights, then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

Right to Convert

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into one share of Class A Common Stock.

Automatic Conversion

Each share of Preferred Stock automatically convert into shares of Class A Common Stock at the then-effective conversion ratio for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock (whether Class A Common Stock, Class B Common Stock, or both), or (ii) upon the receipt by us of a written request for such conversion from the holders of a majority of the Preferred Stock then outstanding (voting as a single class and on an as-converted basis), or, if later, the effective date for conversion specified in such requests.

Voting

Each share of Series A Preferred Stock shall be a voting share with each share of Series A Preferred Stock having one (1) vote.

Approval of the holders of more than 50% of the outstanding shares of the Preferred Stock is required to approve any of the following: (a) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock; (b) increase or decrease the authorized number of shares of Series A Preferred Stock; (c) authorize or create or issue any new class or series of equity security having rights, preferences or privileges with respect to dividends or payments upon liquidation senior to or on a parity with any series of Series A Preferred Stock or having voting rights other than those granted to the Preferred Stock generally; (d) enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the corporation; (e) authorize a merger, acquisition or sale of substantially all of our assets or any of our subsidiaries; (f) voluntarily liquidate or dissolve; or (g) amend any of these requirements in the Articles of Incorporation.

Anti-Takeover Effects of Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions or transactions that some stockholders may favor.

Authorized but Unissued Shares.    The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Bylaws require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our Articles of Incorporation or Bylaws; (d) to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws; or (e) asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, our Bylaws provide that this exclusive provision forum will not apply to suits arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act, as to which the Eighth Judicial District Court of Clark County, Nevada and the federal district court for the District of Nevada shall have concurrent jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court (either in the State of Nevada or otherwise) may determine that this provision is unenforceable or inapplicable to a particular claim due to choice-of-law considerations. To the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Requirements for Advance Notification of Stockholder Nominations and Proposals.    Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

Amendment of Articles of Incorporation or Bylaws.    Nevada law provides generally that a resolution of the board of directors is required to propose an amendment to a corporation’s Articles of Incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes entitled to vote, as well as a majority of any class adversely affected. Nevada law also provides that the corporation’s Bylaws, including any Bylaws adopted by its stockholders, may be amended by the board of directors and that the power to adopt, amend or repeal the Bylaws may be granted exclusively to the directors in the corporation’s Articles of Incorporation. Our Articles of Incorporation provide that they may be amended by the board of directors, in the now or hereafter prescribed by statute. Our Bylaws provide that they may be amended or repealed by the affirmative vote of a majority of our board of directors.

Anti-Takeover Effects of Nevada Law

The State of Nevada, where we are incorporated, has enacted statutes that could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. We have not opted out of these statutes.

Business Combinations.    The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of four years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after becoming an interested stockholder if:

•        the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

•        the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

Control Share Acquisitions.    The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its Articles of Incorporation or Bylaws within ten days of the acquisition to provide that the “control share” statute does not apply to the corporation or to the types of existing or future stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds, become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its Articles of Incorporation or Bylaws, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

Dissenters’ Rights of Appraisal and Payment

Under Nevada law, with certain exceptions, as long as shares of our Class A Common Stock are traded on the Nasdaq Capital Market, holders of shares of our Class A Common Stock will not have dissenters’ rights to payment of an appraised fair market value for such shares in connection with a plan of merger, conversion, or exchange unless such action requires holders of a class or series of shares to accept for such shares anything other than cash, certain publicly traded shares or securities of certain investment companies redeemable at the option of the holder. To the extent that dissenters’ rights may be available under Nevada law, stockholders who properly request and perfect such rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Nevada Court.

Stockholders’ Derivative Actions

Under Nevada law, any of our stockholders may bring an action in our name to procure a judgment in our favour, also known as a derivative action, provided that the stockholder bringing the action was a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Nevada Court.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1. 17755 US Highway 19 N. Suite 140. Clearwater, FL 33764.

National Securities Exchange Listing

We have applied to list our shares of Class A Common Stock listed on Nasdaq under the symbol “HIT.”

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was no public market for our Class A Common Stock. Future sales of substantial amounts of Class A Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Common Stock.

Upon the closing of this offering, we will have outstanding an aggregate of 42,369,358 shares of Class A Common Stock, assuming the issuance of 2,300,000 shares of Class A Common Stock offered by us in this offering. An aggregate of 1,969,585 Resale Shares will be eligible for immediate sale by the Selling Shareholder upon the completion of the offering. Of these shares, all shares sold in this offering and the Resale Shares will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

38,099,773 shares of Class A Common Stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

Lock-Up Agreements

We, each of our officers, directors, and founders will enter into lock-up agreements, pursuant to which they will agree, subject to certain exceptions, not to offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock, for a period of twelve months after the date of this prospectus, without the prior written consent of the representative. Certain of our other stockholders, who are not insiders, have agreed, subject to certain exceptions, not offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock, for a period of six months after the date of this prospectus, without the prior written consent of the representative. Following the expiration of the applicable lock-up period, all of the issued and outstanding shares of our Class A Common Stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period, and other limitations of Rule 144. See the section of this prospectus entitled “Underwriting” for additional information. Following the expiration of the applicable lock-up period, all of the issued and outstanding shares of our Class A Common Stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding period, and other limitations of Rule 144. See “Underwriting” for additional information.

Rule 144

Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is an affiliate of ours, or who was an affiliate at any time during the 90 days before a sale, who has beneficially owned shares of our Class A Common Stock for at least six months would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions” or to market makers, a number of shares within any three-month period that does not exceed the greater of:

•        1% of the number of shares of our Class A Common Stock then outstanding, which will equal approximately shares immediately after this offering; or

•        the average weekly trading volume in our Class A Common Stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Affiliate resales under Rule 144 are also subject to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and Nasdaq concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Non-Affiliate Resales of Restricted Securities

In general, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the nine months preceding a sale, and who has beneficially owned shares of our Class A Common Stock for at least three months but less than a year, is entitled to sell such shares subject only to the availability of current public information about us. If such person has held our shares for at least one year, such person can resell under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the 90-day public company requirement and the current public information requirement. Non-affiliate resales are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144.

Rule 701

In general, under Rule 701, any of an issuer’s employees, directors, officers, consultants or advisors who purchases shares from an issuer in connection with a compensatory stock or option plan or other written agreement before the effective date of a registration statement under the Securities Act is entitled to sell such shares 90 days after such effective date in reliance on Rule 144. An affiliate of the issuer can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the issuer can resell shares in reliance on Rule 144 without having to comply with the current public information and holding period requirements.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Equity Plans

We intend to file one or more registration statements on Form S-8 under the Securities Act to register all shares of Class A Common Stock subject to outstanding stock options and Class A Common Stock issued or issuable under our stock plans. We expect to file the registration statement covering shares offered pursuant to our stock plan commencing ninety (90) days after the date of this prospectus, permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act and the sale by affiliates in the public market, subject to compliance with the resale provisions of Rule 144.

UNDERWRITING

American Trust Investment Services, Inc. (“ATIS”) is acting as the representative of the underwriters of this offering (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally and not jointly agreed to purchase, from us on a firm commitment basis at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Class A Common Stock listed next to its name in the following table:

Underwriter	Number of Shares
American Trust Investment Services, Inc.	2,300,000

Total	2,300,000

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Class A common stock being offered to the public is subject to specific conditions, including, but not limited to, the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares being offered to the public, other than those covered by the Over-allotment Option described below, if any of these shares are purchased.

The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of the prospectus. After the shares are released for sale to the public, the underwriters may change the offering price and other selling terms at various times.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the Representative to purchase a maximum of 345,000 additional shares of Class A Common Stock (15% of the shares sold in this offering) from us to cover over-allotments, if any. If the Representative exercise all or part of this option, it will purchase shares covered by the option at the initial public offering price per share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $11,902,500 and the total net proceeds, before expenses, to us will be $10,950,300.

Discounts, Commissions and Expenses

Under the underwriting agreement, we will pay the underwriters fees and commissions equal to 8.0% of the gross proceeds raised in the offering. The Representative will also receive an advisory fee of $100,000 upon the closing of this offering.

In addition to the cash commission, we have agreed to pay all the expenses incident the performance of us under the underwriting agreement, including, but not limited to, (i) all filing fees and communication expenses relating to the registration of our Class A common stock to be sold in this offering; (ii) all fees and expenses associated with the review of this offering by FINRA; (iii) all fees, expenses and disbursements relating to the registration or qualification of such shares of Class A common stock under the “blue sky” securities laws of such states and under the securities laws of such foreign jurisdictions as the underwriters may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees); (iv)  costs of mailing and printing underwriting documents, including all related agreements, surveys, and prospectuses; (v) investor relations advisory fees; (vi) costs of preparing, printing, and delivering the securities; (vii) fees and expenses of the transfer agent, including same-day processing fees; (viii) stock transfer and stamp taxes, if any; (ix) fees and expenses of the our accountants; (x) fees and expenses of our legal counsel and other agents; (xi) underwriters’ costs for mailing prospectuses; (xii) fees and expenses for background checks of officers and directors; (xiii) fees for the underwriters’ use of an electronic roadshow service; (xiv) “road show” expense for the public offering; and (xv) the costs associated with receiving commemorative mementos and lucite tombstones. The underwriters may deduct their out-of-pocket fees, expenses, and disbursements from the net proceeds of the offering payable us.

We have further agreed that, in addition to the expenses payable above, on the date when all conditions for the underwriters to pay and us to deliver shares are met, or earlier if mutually agreed on, we shall pay the Representative for non-accountable expenses by deduction from the net proceeds of the offering contemplated herein up to $150,000 in fees and expenses including legal counsel, roadshow expenses, background check costs, and other out-of-pocket expenses.

The following table shows the initial public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$4.50	$10,350,000	$11,902,500
Underwriting discount (8.0%)	$(0.36)	$(828,000)	$(952,200)
Proceeds, before expense, to us	$4.14	$9,522,000	$10,950,300

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $2,214,850.

Determination of Offering Price

Prior to this offering, there has been no public market for our Class A common stock. The initial public offering price will be determined by negotiations between us and the Representative. In determining the initial public offering price, we and the Representative expect to consider a number of factors, including:

•        the information set forth in this prospectus and otherwise available to the Representative;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this offering;

•        the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•        other factors deemed relevant by the underwriters and us.

Neither we nor the Representative can assure investors that an active trading market will develop for our Class A common stock, or that the shares of Class A common stock will trade in the public market at or above the initial public offering price.

Right of First Refusal

We have granted ATIS a right of first refusal, for a period of 12 months from the closing of this offering, to act as lead or joint-lead investment banker, lead or joint-lead book runner and/or lead or joint placement agent with at least 50% of the economics for every future public and private equity and debt offering, including all equity-linked financings, for us or for any of our subsidiaries.

Lock-Up Agreements

Each of our officers, directors, certain employees and consultants, and other holders of our Class A Common Stocks have agreed, for a period of 12 months after the closing of this offering, subject to certain exceptions, not to offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option, or purchase any put option with respect to, pledge, encumber, assign, borrow, or otherwise dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any shares of our Class A Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Class A Common Stock without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Pursuant to the underwriting agreement, we will also agree, for a period of 12 months from the closing date of the offering, that we will not, subject to specified exempt issuances, offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock; or file any registration statement with the SEC relating to the offering of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arise out of or are based on certain untrue or inaccurate statements and to contribute to payments the underwriters may be required to make in respect thereof.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the maximum number of units sold in this offering. The underwriters may close out any covered short position by purchasing shares of securities in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market.

“Naked” short sales are sales in excess of maximum number of units sold in this offering. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering.

A stabilizing bid is a bid for the purchase of Class A common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Class A common stock. A syndicate covering transaction is the bid for or the purchase of Class A common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Class A common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriters or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in, and may in the future engage in, various activities, which may include securities trading, investment banking and other commercial dealings, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Class A common stock offered hereby. Any such short positions could adversely affect future trading prices of the Class A common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Application for Nasdaq Capital Market

We have applied to list our Class A common stock on the Nasdaq Capital Market under the symbol “HIT.” We will not consummate and close this offering without a listing approval letter from Nasdaq. Once our Class A common stock is listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting, and financial compliance costs.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), has not been, and will not be, lodged with the Australian Securities and Investments Commission, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act. It does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act as set out below. Accordingly, if you receive this prospectus in Australia:

A. By applying for Class A common stock, you confirm and warrant that you are either:

•        a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•        a “sophisticated investor” under section 708(8)I or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)I(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•        a person associated with the Company under Section 708(12) of the Corporations Act; or

•        a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

The Class A common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Class A common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Class A common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Class A common stock, you represent and warrant to us that you are an Exempt Investor. To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

B. As any offer of Class A common stock under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Class A common stock, you warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Bermuda

The Class A common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted under applicable Bermuda legislation.

British Virgin Islands

The Class A common stock are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The Class A common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), but only where the offer will be made to, and received by, the relevant BVI company entirely outside of the British Virgin Islands.

Canada

The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus does not constitute a public offer of the Class A common stock, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Class A common stock to the public in the Cayman Islands.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, or each referred as a “Relevant Member State,” an offer to the public of the Class A common stock which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Class A common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•        to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•        to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriter nominated by us for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Class A common stock shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, and each person who initially acquires any Class A common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriters and us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Class A common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the Representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer Class A common stock to the public” in relation to the Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe to the Class A common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No Class A common stock have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CEO, or which do not constitute an offer or invitation to the public for the purpose of the CEO and the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the content of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Class A common stock, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the Class A common stock has been or will be registered with the Securities Commission of Malaysia, or the Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A common stock may not be circulated or distributed, nor may the Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A common stock, as principal, if the offer is on terms that the Class A common stock may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A common stock is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Class A common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any resident of the PRC or for the benefit of, legal or natural persons of the PRC except pursuant to applicable laws and regulations of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A common stock or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this prospectus are required by the issuer and its Representative to observe these restrictions. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Korea

The Class A common stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the Class A common stock have been and will be offered in Korea as a private placement under the FSCMA. None of the Class A common stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The Class A common stock have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Class A common stock shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the Class A common stock. By the purchase of the Class A common stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Class A common stock pursuant to the applicable laws and regulations of Korea.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

South Africa

Due to restrictions under the securities laws of South Africa, the Class A common stock are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

•        the offer, transfer, sale, renunciation or delivery is to: (a) persons whose ordinary business is to deal in securities, as principal or agent; (b) the South African Public Investment Corporation; (c) persons or entities regulated by the Reserve Bank of South Africa; (d) authorized financial service providers under South African law; (e) financial institutions recognized as such under South African law; (f) a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or (g) any combination of the person in (a) to (f); or

•        the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.

No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) in South Africa is being made in connection with the issue of the Class A common stock. Accordingly, this prospectus does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the Class A common stock in South Africa constitutes an offer of the Class A common stock in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this prospectus must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as SA Relevant Persons). Any investment or investment activity to which this prospectus relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA Relevant Persons.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A common stock may not be circulated or distributed, nor may the Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A common stock pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•        where no consideration is or will be given for the transfer;

•        where the transfer is by operation of law;

•        as specified in Section 276(7) of the SFA; or

•        as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Taiwan

The Class A common stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A common stock in Taiwan.

United Arab Emirates

This prospectus is not intended to constitute an offer, sale or delivery of Class A common stock or other securities under the laws of the United Arab Emirates, or the UAE. The Class A common stock have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

The offering, the Class A common stock and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

In relation to its use in the UAE, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Class A common stock may not be offered or sold directly or indirectly to the public in the UAE.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

EXPERTS

The consolidated balance sheets of Health In Tech, Inc. and Subsidiaries as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years then ended, have been audited by Malone Bailey, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Carlile Patchen & Murphy LLP, will pass upon the validity of the shares of Class A Common Stock offered hereby. Lewis Brisbois Bisgaard & Smith LLP has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Class A Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may read and copy the registration statement, the related exhibits and other material we file with the SEC at the SEC’s website at www.sec.gov.

Upon completion of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this law, will be required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available on the website of the SEC referred to above. We also maintain a website at www. healthintech.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Class A Common Stock. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us at Health In Tech, Inc., 701 S. Colorado Ave, Suite 1, Stuart, FL 34994.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

Health In Tech, Inc. and Subsidiaries
Index to Consolidated Financial Statements

Unaudited Interim Condensed Consolidated Financial Statements
Unaudited Interim Condensed Consolidated Balance Sheets as of June 30, 2024 and December 31, 2023	F-30
Unaudited Interim Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2024 and 2023	F-31
Unaudited Interim Condensed Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Equity for the three and six months ended June 30, 2024 and 2023	F-33
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2024 and 2023	F-34
Notes to the Unaudited Interim Condensed Consolidated Financial Statements	F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Health In Tech, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Health In Tech, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP
www.malonebailey.com

We have served as the Company’s auditor since 2023.

Houston, Texas
April 19, 2024, except for Notes 1, 2, 7, 8, 13 and 14 which are dated June 26, 2024

Health In Tech, Inc.

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$2,416,350	$1,487,953
Accounts receivable, net	2,235,666	956,342
Other receivables	1,681,100	2,277
Other receivables – related party	—	18,242
Deferred offering costs	261,769	—
Prepaid expenses and other current assets	264,382	53,285
Assets of discontinued operations	—	22,911,381
Total current assets	6,859,267	25,429,480
Non-current assets
Software	3,561,385	2,756,324
Loans receivable, net	815,999	—
Operating lease – right of use assets	266,641	321,815
Assets of discontinued operations	—	48,228
Total non-current assets	4,644,025	3,126,367
Total assets	$11,503,292	$28,555,847

Liabilities, convertible preferred stock, and stockholders’ equity

Current liabilities
Notes payable	$1,650,000	$—
Accounts payable and accrued expenses	2,620,965	474,395
Income taxes payable	451,946	119,899
Operating lease liabilities – current	58,482	50,719
Liabilities of discontinued operations	—	23,373,126
Total current liabilities	4,781,393	24,018,139
Non-current liabilities
Deferred tax liabilities	421,980	288,000
Operating lease liabilities – non-current	206,693	265,371
Total non-current liabilities	628,673	553,371
Total liabilities	5,410,066	24,571,510

Commitments and contingencies (Note 10)

Convertible preferred stock

Series A Convertible Preferred stock par value $0.001; 20,000,000 shares authorized, zero and 6,769,358 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively*	—	2,566,038

Stockholders’ equity

Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized, 29,269,358 and 22,500,000 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively*	29,269	22,500

Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 22,500,000 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively*	22,500	22,500
Additional paid-in capital*	2,770,538	211,269
Retained earnings	3,270,919	794,259
Noncontrolling interests	—	367,771
Total stockholders’ equity	6,093,226	1,418,299
Total liabilities, convertible preferred stock, and stockholders’ equity	$11,503,292	$28,555,847

____________

*        Shares, common stock amount and additional paid-in capital data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Health In Tech, Inc.

Consolidated Statements of Operations

	Fiscal Year Ended December 31,
	2023	2022
Revenues
Revenues from underwriting modeling (ICE)	$8,226,852	$3,076,162
Revenues from fees	10,924,650	2,693,619
SMR	8,085,596	1,728,079
HI Card	2,839,054	965,540
Total revenues	19,151,502	5,769,781

Cost of revenues	2,303,911	334,188

Gross profit	16,847,591	5,435,593

Operating expenses
Sales and marketing expenses	3,380,375	1,165,204
General and administrative expenses	8,079,329	3,270,190
Research and development expenses	2,004,796	794,617
Total operating expenses	13,464,500	5,230,011

Other income (expense):
Interest income (expenses)	38,805	(4,572)
Total other income (expense), net	38,805	(4,572)

Income before income tax expense	$3,421,896	$201,010

Provision for income taxes	(945,236)	(121,268)

Income from continuing operations, net of income taxes	2,476,660	79,742
Income (loss) from discontinued operations, net of income taxes	1,481,254	(323,084)

Net income (loss)	$3,957,914	$(243,342)

Net income (loss) attributable to noncontrolling interests	$1,481,254	$(323,084)

Net income attributable to common stockholders	$2,476,660	$79,742

Net income (loss) per share of common stock, basic and diluted:
Continuing operations	$0.05	$0.00
Discontinued operations	0.03	(0.01)
Net income (loss) per share of common stock, basic and diluted*	$0.08	$(0.01)

Weighted average common stocks outstanding – Basic*	47,837,566	45,000,000
Weighted average common stocks outstanding – Diluted*	47,837,566	45,000,000

Net income per share of preferred stock, basic and diluted:
Continuing operations	$0.05	$0.00
Discontinued operations	0.03	—
Net income per share of preferred stock, basic and diluted*	$0.08	$0.00

Weighted average preferred stocks outstanding – Basic*	3,931,791	3,140,824
Weighted average preferred stocks outstanding – Diluted*	3,931,791	3,140,824

____________

*         Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Health In Tech, Inc.

Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Equity

For the Years Ended December 31, 2023 and 2022

	Series A Convertible Preferred Stock		Common Stock				Additional Paid-in Capital*	Retained Earnings	Noncontrolling Interests	Total Stockholders’ Equity
			Class A		Class B
	Shares*	Amount	Shares*	Amount*	Shares*	Amount*
Balance as of December 31, 2021	—	$—	45,000,000	$45,000	—	$—	$211,269	$761,490	$756,483	$1,774,242
Issuance of Series A convertible preferred stock	3,939,170	2,000,000	—	—	—	—	—	—	—	—
Issuance of Series A convertible preferred stock – For Service	2,830,188	566,038	—	—	—	—	—	—	—	—
Issuance of Series B common stock converted from Series A common stock	—	—	(22,500,000)	(22,500)	22,500,000	22,500	—	—	—	—
Distributions	—	—	—	—	—	—	—	(46,973)	(65,628)	(112,601)
Net income attributable to common stockholders	—	—	—	—	—	—	—	79,742	—	79,742
Net loss attributable to noncontrolling interests	—	—	—	—	—	—	—		(323,084)	(323,084)
Balance as of December 31, 2022	6,769,358	$2,566,038	22,500,000	$22,500	22,500,000	$22,500	$211,269	$794,259	$367,771	$1,418,299
Conversion of Series A convertible preferred stock to Class A common stock	(6,769,358)	(2,566,038)	6,769,358	6,769	—	—	2,559,269	—	—	2,566,038
Distributions	—	—	—	—	—	—	—	—	(44,351)	(44,351)
Net income attributable to common stockholders	—	—	—	—	—	—	—	2,476,660	—	2,476,660
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—	—	1,481,254	1,481,254
Disposal of discontinued operations	—	—	—	—	—	—	—	—	(1,804,674)	(1,804,674)
Balance as of December 31, 2023	—	$—	29,269,358	$29,269	22,500,000	$22,500	$2,770,538	$3,270,919	$—	$6,093,226

____________

*         Shares, common stock amount and additional paid-in capital data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

The accompanying notes are an integral part of these consolidated financial statements.

Health In Tech, Inc.

Consolidated Statements of Cash Flows

	Fiscal Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,957,914	$(243,342)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization expense	339,300	—
Deferred tax expenses	133,980	9,000
Interest income	(15,999)	—
Stock-based compensation expense	—	566,038
Changes in operating assets and liabilities:
Accounts receivable	(1,279,324)	(775,273)
Other receivables	(1,678,823)	(2,277)
Other receivables-related party	18,242	61,555
Prepaid expenses and other current assets	(211,097)	(48,746)
Operating lease right-of-use assets and liabilities, net	4,259	(5,725)
Accounts payable and accrued expenses	2,146,570	449,953
Income taxes payable	332,047	119,899
Assets and liabilities of discontinued operations	(2,218,191)	651,670
Net cash provided by operating activities	1,528,878	782,752

CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	(1,144,361)	(1,219,379)
Funds provided for loans receivable	(800,000)	—
Net cash used in investing activities	(1,944,361)	(1,219,379)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on loans	—	(74,086)
Payments of deferred offering costs	(261,769)	—
Payment of distributions	(44,351)	(46,973)
Proceeds from notes payable	1,650,000	—
Proceeds from the issuance of Series A convertible preferred stock	—	2,000,000
Net cash provided by financing activities	1,343,880	1,878,941

Increase in cash and cash equivalents	928,397	1,442,314
Cash and cash equivalents, beginning of year	1,487,953	45,639
Cash and cash equivalents, end of year	2,416,350	1,487,953

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,052	$4,572
Cash paid for income taxes	$479,209	$—

Summary of noncash investing and financing activities:
Right of use assets acquired through operating lease	$—	$330,554
Non-cash distribution	$—	$65,628
Conversion of Series A convertible preferred stock to Class A common stock	$2,566,038	$—

The accompanying notes are an integral part of these consolidated financial statements

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

1.      Organization

Description of Business

Health in Tech, Inc. (collectively with SMR, Hi Card, and ICE (defined below) “HIT” or the “Company”) through its subsidiaries and consolidated accounting driven variable interest entity (“VIE”), simplifies sales, service processes and reduces sales cycle time for third-party administrators and brokers. HIT was incorporated in November 2021 in the State of Nevada, and is based in Stuart, Florida. The Company was created with the intention of consolidating each of three standalone entities into a single organization: Stone Mountain Risk, LLC (“SMR”), Health Intelligence Card, LLC (“Hi Card”), and International Captive Exchange, LLC (“ICE”) (the “subsidiaries”).

The Company’s consolidated financial statements include the accounts of HIT, its wholly owned subsidiaries, and Roscommon Captive Management LLC (“RCM”), and RCM’s invested Roscommon Insurance Company (“Roscommon”) (collectively referred to as the “Carrier”) for which the Company has been deemed to be the primary beneficiary (see Note 2).

Roscommon is a carrier of self-insurance medical insurance incorporated in November 2018 for the stop loss policies for self funded benefits Plans of individual small business employer groups. RCM incorporated in June 2022 manages the capital and risk associated with Roscommon by managing risk managers and negotiating reinsurance agreements. Tim Johnson the founder of Health in Tech Inc., divested his equity interests of the “Carrier” business to an unrelated third party in May 2023 (see Note 3).

Stock Split

On June 4, 2024, the Company effected a 1.5-for-1 stock split of the common stock. All share, restricted stock, stock options and per share information throughout this prospectus on Form S-1 has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share. Accordingly, an amount equal to the par value of the increased shares resulting from the stock split was reclassified from “Additional paid-in capital” to “Common stock.”

2.      Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries and Carrier, which is a variable interest entity of which the Company is the primary beneficiary. All intercompany balances and transactions have been eliminated in consolidation.

Discontinued Operations

Discontinued operations represent the disposal of a component or a group of components that represents a strategic shift that will have a major effect on the Company’s consolidated operations and financial results, as well as meet the held for sale criteria. The Company has reflected the results of operations of Carrier as a discontinued operation on the Consolidated Balance Sheets and Consolidated Statements of Operations for all periods presented (see Note 3).

Segments

The Company has one segment from continuing operations that includes the Company’s services that simplify sales, service processes and reduce sales cycle time for third-party administrators and brokers. The Company also has one segment included in discontinued operations, which is a carrier of stop loss insurance for the self-funded benefits plans of individual small business employer groups.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

reporting period. Making estimates requires management to exercise significant judgment. Significant items subject to such estimates and assumptions include, but are not limited to, loss and loss adjustment expense (“LAE”) reserves of the Carrier, accounts receivable allowance for revenue billing changes driven by headcount changes during billable period. It is at least reasonably possible that the estimates of the effect of conditions, situations or sets of circumstances that existed at the date of the financial statements, which management considered in formulating its estimates, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Variable Interest Entity (“VIE”)

The Financial Accounting Standards Board (“FASB”) provides guidance in ASC 810, Consolidation (“ASC 810”) for determining whether an entity is a VIE. VIE’s are defined as entities in which equity investors of the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. A VIE is required to be consolidated by its primary beneficiary, which is the party that (i) has the power to control the activities that most significantly impact the VIE’s economic performance and (ii) has the obligation to absorb losses, or the right to receive benefits, of the VIE that could potentially be significant to the VIE.

The Company enters business relationships and regularly assesses them under the requirements of ASC 810 to determine whether such relationships should be accounted for under the VIE model and if so, whether the Company is the primary beneficiary of the VIE.

The Company concluded it has a variable interest in Carrier that results in the Company being the primary beneficiary. This conclusion was based on the following:

•        The Company inherently has the power to direct the activities of Carrier as a significant portion of Carrier’s business is sold.

•        Without the business of the Company, the Carrier would not be able to sustain their operations.

The following table summarizes the carrying amount of the assets and liabilities of the Carrier included in the Company’s Consolidated Balance Sheets as of December 31, 2022:

December 31,	2022
Cash and cash equivalents	$4,706,012
Cash held in trust for Third Party Administrators	507,541
Premium receivables	1,783,166
Reinsurance receivables	4,546,252
Other receivables – related party	80,989
Other receivables	10,857
Reinsurance recoverable on unpaid losses	11,249,010
Deferred tax assets	48,228
Income taxes receivable	27,554
Total assets	$22,959,609

Due to Third Party Administrators	$507,541
Reinsurance payables	4,049,225
Commissions payable	298,764
Ceded premiums payable	3,234,424
Unpaid losses and loss adjustments	13,825,691
Accounts payable and accrued expenses	1,457,481
Total liabilities	$23,373,126

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

The assets of the Carrier can only be used to settle obligations of the Carrier. The creditors of the Carrier have no recourse to the general credit of the Company. The results of operations of the Carrier are included in the Company’s consolidated financial statements as discontinued operations (Note 3).

At the end of May 2023 (the “Closing Date”), the Company’s Chief Executive Officer (“CEO”) completed the sale of the Carrier. On this date, the Company has no continuing significant involvement in the operations of Carrier and they are controlled by an independent third party. As such, the Company no longer holds a variable interest in the Carrier.

Cash and Cash Equivalents

Cash held in the Carrier’s trust account relates to cash held in connection with the Roscommon Member Plan Master Trust. This cash is restricted, as the Company is not allowed to utilize this cash for operational needs (see Capital and Surplus section below). The Company has credit risk related to the fact that at times, deposited amounts may exceed the Federal Deposit Insurance Corporation coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The total of uninsured cash related to the Company’s accounts as of December 31, 2023 and 2022, is $2,416,350 and $1,487,953, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable for financial period ended December 31, 2023 and 2022. The maximum exposure risk of these accounts is equal to the amounts stated on the Company’s Consolidated Balance Sheets.

The Company enters quota share and excess of loss contracts which may be susceptible to exposure. The ceding of insurance does not legally discharge the Company from its primary liability for the full amount of the policy coverage, and therefore the Company will be required to pay the loss and bear collection risk if the reinsurer fails to meet its obligations under the reinsurance agreement. To minimize exposure to significant losses from reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers, monitors concentrations of credit risk and, in certain circumstances, holds substantial collateral (in the form of funds withheld and letters of credit) as security under the reinsurance agreements.

Concentration of customers

Revenues from Stop-Loss Insurance Carriers

Revenue from one stop-loss insurance Carrier (“Carrier A”) accounted for 24.3% and 50.9% for the years ended December 31, 2023 and 2022, respectively. The amount due from Carrier A was approximately 15.5% and 58.5% of accounts receivable as of December 31, 2023 and 2022, respectively. Additionally, another stop-loss insurance Carrier (“Carrier B”) accounted for 16.2% and 2.4% for the years ended December 31, 2023 and 2022, respectively. The amount due from Carrier B was approximately 21.2% and 9.2% of accounts receivable as of December 31, 2023 and 2022, respectively. The Company began its relationship with the additional carrier (“Carrier C”) in August, 2023. Carrier C did not represent a significant portion of total revenues for the years ended December 31, 2023 and 2022, but accounted for approximately 16.1% of accounts receivable as of December 31, 2023. While the Company is working to cooperate with more stop-loss insurance carriers, it may experience temporary service disruptions in the event the Company deems it necessary to cease use of a stop-loss insurance carrier.

Revenues from Small Business Employers Customers

The Company does not have significant concentrations of revenues from any of its small business employer customers. The Company has a diversified customer base and did not have any small business employer that accounted for more than 1.0% or 2.5% of the Company’s total revenues for the years ended December 31, 2023 and 2022, respectively. No small business employers accounted for more than 1.5% of accounts receivable, net as of December 31, 2022 and 2023.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Concentration of Cost of Revenues Service Providers

For the year ended December 31, 2023, the Company’s three primary service providers (including two data service providers, disclosed in “Concentration of Data Service Providers from Third Party Artificial Intelligence Providers”) represented 65.0%, 8.4% and 7.7% of the Company’s cost of revenues, respectively. As of December 31, 2023. These three primary service providers accounted for 75.2%, 0% and 0% of accounts payable balance, respectively. For the year ended December 31, 2022, the Company’s two primary service providers (including one data service provider, disclosed in “Concentration of Data Service Providers from Third Party Artificial Intelligence Providers”) represented 46.7% and 9.0% of the Company’s cost of revenues, respectively. As of December 31, 2022, these two primary service providers accounted for 17.5% and 0% of accounts payable balance, respectively. The Company, if necessary, could utilize others as part of its service offerings with a limited impact to the Company’s operations.

Concentration of Data Service Providers from Third Party Artificial Intelligence Providers

The Company currently utilizes two 3rd party Artificial Intelligence (“AI”) data service providers. For the year ended December 31, 2023, the Company’s two providers presented 8.4% and 7.7% of the Company’s cost of revenues, respectively. As of December 31, 2023, no balance was due to these two providers. For the year ended December 31, 2022, the Company’s two data service providers represented 46.7% and 0% of the Company’s cost of revenues, respectively, because one data service provide began the cooperation with the Company in 2023. As of December 31, 2022, the two data service providers accounted for 17.5% and 0% of accounts payable balance, respectively. The Company utilizes these AI data services companies as the pricing in which to procure the services is more advantageous than utilizing other vendors within this sector. While the Company only utilizes these two AI data service companies, the Company, if necessary, could utilize others as part of its service offerings with a limited impact to the Company’s operations.

Leases

The Company accounts for its leases under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) ASC 842, Leases (“ASC 842”).

The Company assesses its contracts at inception to determine whether the contract contains a lease, including evaluation of whether the contract conveys the right to control an explicitly or implicitly identified asset for a period of time. The Company recognizes right-of-use assets and lease liabilities that represent the net present value of future lease payments utilizing a discount rate corresponding to the Company’s incremental borrowing rate and amortizing over the remaining terms of the leases, which was determined to be 10% during 2023 and 2022. The Company accounts for the leases of less than twelve months as short-term leases and does not recognize right-of-use assets and corresponding lease liabilities. The Company had no leases classified as short-term as of December 31, 2023 or 2022.

Accounts Receivable and Allowance for Credit Losses and for Revenue Billing Adjustments

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Company’s best estimate of the amount of expected credit losses in the Company’s existing receivables over the contractual term. The Company evaluates its exposure to credit loss on both a collective and individual basis. The Company evaluates such receivables on an individual customer basis and takes into account any relevant available information, which begins with historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate. Changes in circumstances relating to these factors may result in the need to increase or decrease the allowance for credit losses in the future. The allowance for credit losses was $0 as of December 31, 2023 and $0 as of December 31, 2022.

The Company also makes the allowance for revenue billing adjustments, under the consideration of the revenues associated with customers that ended their 12-month plan as of December 31, 2023 without completion of a full reconciliation of all customers. This is based upon the accounts receivable by the respective customer. The allowance for revenue billing adjustments was $85,794 as of December 31, 2023 and $0 as of December 31, 2022.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Other Receivables

Certain small business customers elect to receive a discount on premiums payable to carriers. In return, carriers can collect and retain these customers’ positive claim fund balance amounts. The positive claim fund is maintained in a designated account specifically earmarked for claims, held by the small employer, known as “Deferred Administrative Surplus.” As the platform company, the Company tracks and processes claims for carriers. With all necessary information for collection available on our platform, the Company signed an agreement on December 28, 2023 with Roscommon Captive Management and Roscommon Insurance Company (collectively the “Carrier”), to purchase the rights, title, interest, and collection rights to fees totaling $3,100,000 in Deferred Administrative Surplus for $1,650,000, which is 53% of the total collection rights. The Carrier was previously a related party that was consolidated and sold to a third party in May of 2023. The Carrier was no longer considered a related party after this sale.

When entering into a stop-loss insurance policy, a small business employer can elect to purchase discounted stop-loss insurance policies premiums from the Carrier by agreeing to return any positive balance in claim fund. These claim funds are held in the name of the small business employer, and the Carrier has no claim to these funds until the policy and the policy run-out period ends, which is 18 months following commencement of the policy term (the “Policy End Date”). The “run-out period” refers to six month period after the policy or plan has expired during which claims can still be submitted and processed. After the Policy End Date, any funds remaining in the claim fund belong to the Carrier. The Carrier will provide the small business employers with a reconciliation of what amounts are specifically owed. This is based on the amount of funds in the small business employers’ claim fund account, and the value of claims incurred during the policy and run-out period (the “Deferred Administrative Surplus”). The Deferred Administrative Surplus is owned by the Carrier and not subject any contingencies other than the ability to collect from the small business employer.

As part of the Company’s services to the Carrier, ICE contracted with the Carrier to collect premium and process claims expense. Therefore, in its internal system, the Company can calculate the approximate amount of positive balance in claims fund. The exact amount will be determined after full reconciliation of the claims fund after completion of the run out period.

In the case of this purchase, the Company only purchased the policies with related run-out periods that had lapsed and had positive claim fund balances according to the Company’s internal system. As such, the Company knows the value of the Deferred Administrative Surplus purchased. Following the purchase, the Deferred Administrative Surplus was assigned to the Company for collection. After the assignment, the Company performs the relevant reconciliations to demonstrate to the small business employers the amount of the Deferred Administrative Surplus now owed to the Company from the claim fund balance. The Company asks the small business owners to pay it the Deferred Administrative Surplus within 30 days of the collection requests.

The key risks associated with the collection of the Deferred Administrative Surplus relate to the Company’s limited collections experience related to the Deferred Administrative Surplus at the time of purchase from the Carrier. To reduce the Company’s collection risk, the Company negotiated with the Carrier to purchase the Deferred Administrative Surplus at 53% of its estimated face value. This was due to the Carrier not having the sufficient and proper headcount to spend the necessary time and effort to collect the Deferred Administrative Surplus after the sale of the Carrier to the third party. The Company would have to collect less than 53% of the Deferred Administrative Surplus balance for the Company to incur a loss. Currently, the Company has completed reconciliations for approximately 33% of the total estimated face value ($3,100,000) of the acquired deferred administrative fund accounts, and the Company made the request to small business employers for collection. For the reconciliations that have been completed, the Company has collected 64% of requested amount.

The purchase of the Deferred Administrative Surplus does not represent a purchase of a financial asset with credit deterioration as defined in accordance with ASC 326 — Financial Instruments, Credit Losses. Furthermore, the Company only has approximately three months of historical collection success rates at the time of entering into the contract. These collection success rates are based upon limited experience given the Company has only collected on

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

these types of assets for a short period of time. As such, the Company has accounted for these assets under a nonaccrual approach. The Company will continue to assess this policy as additional collection information is received and collection trends are identified. The Company recorded this consideration as other receivables as of December 31, 2023.

The Company separately assessed if an allowance for credit losses was necessary for this Other Receivables. Recent data indicates that its overall collection rate of Deferred Administrative Surplus has been significant. Given no major changes to the parties involved in collection, the Company assessed the current conditions would remain in the foreseeable future and estimated that no allowance was required for receivables from Deferred Administrative Surplus as of December 31, 2023. The Company will continue to assess its historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate.

Loans Receivable, Net

On October 10, 2023, the Company entered into a Promissory Note Agreement with Kang Youle Limited, unsecured lending. Under this Promissory Note Agreement, the Company agreed to lend $800,000 in principal amount, which bears 8% interest per annum. The note’s maturity date is October 10, 2026. The Company has assessed this receivable for potential credit losses, noting none as of December 31, 2023. The Company recorded this note receivable at amortized cost in the consolidated balance sheet. See Note 6.

Software Capitalization

The Company incurs certain costs associated with the development of its Hi-Card, eDIYBS systems and other systems. The Company capitalizes certain costs associated with the development of its internal-use software after the preliminary project stage is complete and until the completion of the design, coding, installation, and testing of the software has been completed. Upgrades and enhancements are capitalized if they will result in added functionality. Capitalized costs are amortized over an expected three-year period. In May of 2023, the Company determined that its eDIYBS system was ready for its intended use. As such, the Company has entered the eDIYBS system in the post-implementation phase. For the year ended December 31, 2023, the Company has amortized $339,300 of the capitalized costs associated with eDIYBS, which is included in the cost of revenues line item of the Company’s Consolidated Statements Operations. During the years ended December 31, 2023 and 2022, the Company capitalized $1,144,361 and $1,219,379 respectively of software development costs.

Notes Payable

On December 28, 2023, the Company entered into a Promissory Note Agreement with LEAZ Enterprises LLC. Under this Promissory Note Agreement, the Company borrowed $1,650,000 in principal amount. There is no interest on the loan, however there is a repayment premium of $495,000 which the Company finalized in January 2024 that is treated as interest expense in financial statement of 2024. This repayment premium is accrued through the effective interest method from January 2024 through the date of maturity. The note will mature on September 28, 2024. See Note 5.

Impairment of Long Lived Assets

The Company evaluates the recoverability of amortizable long-lived assets whenever events or changes in circumstances indicate the carrying value of such asset may not be recoverable. Should there be an indication of impairment, the Company tests recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of the asset to the carrying amount of the asset or asset group. If the asset or asset group is determined to be impaired, any excess of the carrying value of the asset or asset group over its estimated fair value is recognized as an impairment loss. There were no impairment losses recognized on long-lived assets during the years ended December 31, 2023 and 2022.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Revenue Recognition

The objective of ASC 606 Revenue from Contracts with customers (“ASC 606”) is to establish the principles that an entity shall apply to report useful information to users of the financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. An entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, as defined in ASC 606-10-10-1 and ASC 606-10-10-2.

This evaluation under ASC 606 follows a five-step model, including:

Step 1:	Identify the contract(s) with a customer
Step 2:	Identify the performance obligations in the contract
Step 3:	Determine the transaction price
Step 4:	Allocate the transaction price to the performance obligations in the contract
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation

In general, ASC 606’s core principle is to recognize revenue in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Required disclosures under ASC 606 include qualitative and quantitative information about contracts with customers and significant judgments and estimates as to the application of the 5-step revenue recognition analysis, among others.

The Company accounts for its revenue under the accounting guidance of ASC 606, Revenue from Contracts with customers (“ASC 606”). The Company’s contracts that are within the scope of ASC 606 specifically relate to the services that are associated with customers who purchase self-funded benefits plans. These plans are facilitated through a network of brokers, TPAs, MGUs, carriers, and other third-party agents.

Identification of the Performance Obligations

The Company analyzes each of the deliverables pursuant to its contracts with customers. For each of the deliverables, the Company performs a detailed analysis to determine whether the deliverables are separately identifiable. The Company notes that although the deliverables can vary from day to day, all specifically relate to one kind of service, representing one performance obligation that is provided by each of its subsidiaries (HI Card, SMR, and ICE), as further described below.

HI Card and SMR Specific Considerations

Generally, the Company’s insurance marketplace allows brokers to customize a small employer’s self-funded benefits plan and stop loss insurance policies. When licensed brokers log in to the Company’s platform, they upload an employee census representing the employee base of the small business employer, select which network they wish to use, what plan designs they want to offer to the small business employer and then quickly obtain a bindable self-funded medically underwritten stop loss quote they can provide to their small business customers. The chosen vendors provide benefit services as outlined on the platform. The fees that the Company and others charge for the service offerings within the quote are outlined and expressly agreed to by the small employer. The small employer customizes their health insurance plan and executes an annual agreement. This agreement includes a sold case breakdown (SCB) that outlines the individual stop loss insurance and benefits service offerings selected by the small employer and the cost of each, including any optional services offered by the Company or other vendors. Through this, the Company is aware of the services that the broker is offering to the small employer for the health insurance plan period, which is normally twelve (12) months. This includes each of the performance obligations provided by its subsidiaries as further outlined below. Subsequent to the execution of the initial bindable SBC with its customers,

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

the Company may modify the health insurance plan during the plan period when a non qualified event occurs based on the definition provided by the carriers. For example, if there is a significant fluctuation or changes of enrolled employees (EEs) from the first month.

The Company has business relationships with licensed brokers, as licensed brokers register on the Company’s platform to select and sell benefits plans and stop loss polices to small employers as discussed above. However, there is no contractual relationship between the Company or any of its subsidiaries and the brokers. The Company’s platform provides credentialing for licensed brokers, allowing them to access its marketplace to select and sell self-funded benefits plans for the small business employer at no cost. Brokers are paid by the small businesses, with no contractual relationship between the Company and the brokers, only a credentialing process, and free access is provided.

TPAs are contracted and authorized by the small business employers to enter into service contracts with SMR and HI Card on behalf of the small business employers. ASC 606 defines a customer as a party that has contracted with an entity to obtain goods or services that are an output of the ordinary activities of the company in exchange for consideration. SMR and HI Card are not providing services to the TPAs, but instead, have contracts to collaborate with the TPAs to facilitate the administration of health benefit plans and stop-loss insurance policies to its customers, which are the small business employers. The TPA will administer the purchased health benefits plan and manage the multiple service providers associated with the health benefits plan and stop-loss insurance policy. Such service providers are listed on the bindable quotes via the bindable sold case breakdown, which outlines the individual stop loss insurance and benefits service offerings selected by the small business and the cost of each. Only the small business employer can start or terminate the relationship with SMR and HI Card. The TPA cannot start or terminate the relationship with the SMR or HI Card. As such, the Company has concluded that the TPA’s are not customers and that the small business employers are the customers of SMR and HI Card pursuant to ASC 606.

ICE Specific Considerations

ICE has contractual relationships with carriers. ICE underwrites a stop-loss insurance policy and processes claims per the respective carrier’s underwriting guideline and claims processing guideline. In these instances, the carrier is the Company’s customer.

The Company’s performance obligations related to its revenue can be summarized as follows:

Claims negotiation services:    The claims negotiation services performance obligation is offered as a part of the Company’s overall marketplace service offering and is performed specifically by the Company’s HI Card subsidiary. These services require the Company to negotiate the cost and facilitate small employer’s claims negotiation process with hospitals and physician facilities on behalf of the small employer. This service is optional. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Access to medical claims data:    Access to medical claims data performance obligations is offered as a part of the Company’s overall insurance marketplace offering and is performed specifically by the Company’s HI Card subsidiary. The access to medical claims data performance obligation is not required to be selected by a small employer, its customer, when selecting their health insurance plan, but it is provided as an option. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Underwriting modeling and risk services:    As a part of the Company’s overall insurance marketplace, ICE provides underwriting modelling, machine learning-driven underwriting services, and risk services to its customers. Through its web-based SaaS quoting platform, eDIYBS (Enhance Do It Yourself Benefit System), brokers log in to eDIYBS, upload census, select plans and generate bindable quotes. eDIYBS medically underwrites each small employer. ICE continues to assess risks and may re-underwrite based on underwriting risk guidelines provided by carriers. Any enrollment changes in a small business can have large fluctuations during a policy period that may

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

trigger a re-underwrite. ICE not only monitors and manages these activities but also facilitates insurance reporting. Revenue related to these services are included in the “Revenues from underwriting modeling” within the Consolidated Statements of Operations. These services are provided by ICE for carriers. Unlike the Company’s other performance obligations, the Company’s agreements for its underwriting modeling and risk performance obligations are with stop loss carriers. Under these agreements, the Company develops and maintains all underwriting models, designs risk criteria, assesses the risk to underwrite a policy, monitors claims activities, provides reinsurance reporting, and provides monthly reinsurance filings. The purpose of these services is to ensure that the stop loss carrier is assuming an appropriate amount of risk when taking on a new insurance policy, and further that the premiums being charged are appropriate based upon the population of the new insurance policy (age, demographic, etc.).

Program and platform management services:    As a part of the Company’s overall insurance marketplace, SMR is a program manager specializing in customized self-funded benefits programs for small businesses. SMR’s expertise in health benefits enables the Company to analyze, review and select vendors that have sufficient experience, which is an essential component of a health plan that is constantly evolving with its small business employers based on factors such as employee headcount and a specific employee’s geographic location. SMR will then design health plans, select networks, manage vendors, and ultimately construct the benefits plans for the small business employers. Licensed brokers log in to the marketplace to select and sell self-funded benefits plans to small businesses. The Company throughout the contract period is actively working with the TPA to assist administration of the plan specifically due to headcount changes. SMR also serves as the total program manager coordinate between the Carrier, the TPA, the Broker, and the small business employer, the Company’s customer. The Company’s service offerings encompass reference-based pricing, group insurance captives, community health plans, and association health programs. This service is performed for small employers to ensure that they have access to a customized health benefits program. Throughout the term of the policy, SMR is ensuring all covered employees meet the requirements and guidelines of carriers to ensure such employees of the small business employer remain covered under the respective insurance policy. The Company accounts for these services under ASC 606-10-25-14(b) as a series of distinct services that are substantially the same per enrolled employee and have the same pattern of transfer as the delivery of the specified services is satisfied over time, and each service is substantially the same and has the same measure of progress. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Each of the services above allows for the customers to simultaneously receive and consume the benefits of the Company’s performance as it performs. Program services provided by SMR and underwriting activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card are optional add-on to the Company’s services, and it cannot be offered on a standalone basis. Brokers are not obligated to utilize HI Card services for small employers.

As such, the Company has determined that it is appropriate to recognize revenue over a period of the defined contractual term. The Company has determined that the pattern of transfer control to the customers are commensurate with its right to invoice given the fact that at the end of each reporting period ended December 31, all performance obligations of the Company have been satisfied and provided to the Company’s customers, and as such, the Company records its revenue based on the sold policy enrollment, which is provided by the third-party administrator upon the execution of a policy and enrollment outlines the total breakdown of the fees remitted by the third-party administrator.

Payments required throughout the duration of the policy start once a policy has become effective, and are subsequently due on policy effective date of the month through the duration of the policy. Given the Company’s policy terms, there are no performance obligations that remain unperformed at the end of each reporting period.

Variable Consideration

The Company does not have variable consideration that would require constraint from the transaction price of its contracts with customers as the Company receives fixed monthly payments either based on a percentage of the monthly premiums received by the self-insurance carrier, or a fixed dollar amount based on the end users serviced during a given month.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Contract Assets and Contract Liabilities

Contract assets represent the Company’s right to consideration in exchange for goods or services that the entity has transferred to a customer when that right is conditioned on something other than the passage of time. Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which the entity has received consideration. As of December 31, 2023 and 2022, the Company did not have contract assets or liabilities.

Costs to Obtain a Contract

Under ASC 340-40, Other Assets and Deferred Costs — Contracts with Customers (“ASC 340”) incremental costs of obtaining a contract, such as sales commissions and bonus programs afforded to brokers, are capitalized if they are expected to be recovered. The Company elected the practical expedient under ASC 340 to expense the costs to obtain a contract as incurred when the expected amortization period is one year or less. As of December 31, 2023 and 2022, there were no such capitalized costs. During the years ended December 31, 2023 and 2022, the Company expensed $632,502 and $21,000 related to the Company’s broker bonus program as the expected amortization period of these costs was expected to be less than one year. These costs have been included in sales and marketing expenses on the Company’s Consolidated Statements of Operations for the years ended December 31, 2023 and 2022.

Significant Financing Components

The Company elected the practical expedient that allows the Company to not assess a contract for a significant financing component if the period between the customer’s payment and the transfer of the goods or services is one year or less. There were no significant financing components during the years ended December 31, 2023 and 2022.

Cost of Revenues

The Company’s cost of revenues primarily consists of infrastructure costs to operate its platform such as hosting fees and fees paid to various third-party partners for access to their technology, services and amortization expenses of the Company’s capitalized internal-use software related to its platform.

General and Administrative Expenses

General and administrative expenses primarily consist of personnel-related costs and related expenses for the Company’s executives, finance, legal, human resources, technical support, and administrative personnel as well as the costs associated with professional fees for external legal, accounting and other consulting services, insurance premiums.

Research and Development Expenses

Research and development expenses primarily consist of personnel-related costs, including salaries and benefits for the Company’s research and development personnel. Additional expenses include costs related to the software development, quality assurance, and testing of new technology, and enhancement of its existing platform technology.

Sales and Marketing Expenses

Sales and marketing expenses primarily consist of personnel-related costs including salaries, benefits and commissions cost for the Company’s sales and marketing personnel. Sales and marketing expenses also include the costs for advertising, promotional and other marketing activities, as well as certain fees paid to various third-party for sales and customer acquisition. Advertising expenses were $311,084 and $113,284 for the years ended December 31, 2023 and 2022, respectively.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Stock-Based Compensation Expense

The Company’s share-based compensation program grant awards include stock options and restricted stock awards (“RSAs”). The fair value of stock option grants is estimated as of the date of the grant using the Black-Scholes option pricing model. The fair value of RSAs is based on the fair value of the Company’s common stock on the date of the grant. All of the Company’s shard-based awards contain a vesting condition associated with a successful initial public offering by the Company. As such, the Company has recognized no expense associated with its share-based awards as the Company cannot determine that a liquidity event, such as an initial public offering, is possible until the date of the consummation of the liquidity event. Certain of the Company’s share-based awards also contain additional vesting conditions that require a certain duration of services from the grantee, or for the Company to meet certain performance metrics to vest.

The Company’s expected stock price volatility assumption is based on the volatility of comparable public companies. The expected term of a stock option granted to employees and directors (including non-employee directors) is based on the average of the contractual term (generally 5 years) and the vesting period. For non-employee options, the expected term is the contractual term. The risk-free interest rate is based on the yield of U.S. Treasury securities consistent with the life of the option. The expected dividend yield was set to zero as the Company does not pay dividends on its common stock and there was no expectation of doing so as of the respective grant dates. The Company recognizes forfeitures related to share-based awards as they occur.

The Company periodically grants stock options and RSAs to non-employees for services pursuant to the Company’s stock plans at the fair market value on the respective dates of grant. Should the Company terminate any of its consulting agreements, the unvested options underlying the agreements would be cancelled.

Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes as required by ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities as well as net operating loss carryforwards and tax credits and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized.

The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, none of the benefit attributable to the position is recognized. The tax benefit to be recognized for any tax position that meets the more-likely-than-not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

The Company has no accruals for interest or penalties related to income tax matters. Tax years subsequent to 2023 remain open to examination by federal and state authorities.

Net Income (Loss) Per Share

The Company computes earnings per share using the two-class method. The two-class method of computing Net Income (Loss) Per Share (“EPS”) is an earnings allocation formula that determines EPS for common stock and any participating securities according to dividends declared and participation rights in undistributed earnings. The Company has three classes of participating securities, common stock (Class A and Class B) and Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued during the year ended December 31, 2022, and converted into Class A Common stock in August 2023 (Note 7). The Series A Convertible Preferred Stock has the same rights and preferences as the Company’s common stock, other than being convertible into shares of Class A Common Stock on a 1-for-1 ratio. Under the two-class method, the Series A Convertible

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Preferred Stock is considered a separate class of stock for EPS purposes and therefore basic and diluted EPS is provided below for both Class A and B Common Stock and Series A Convertible Preferred Stock. During periods of loss, there is no allocation required under the two-class method due to there being no distributed earnings for the period coupled with the fact that the Company’s Series A Convertible Preferred Stock do not contain a contractual right to absorb losses. Thus, all undistributed losses should be allocated entirely to the Company’s outstanding Class A and Class B Common Stock.

EPS is computed by dividing the sum of distributed and undistributed earnings for each class of stock by the weighted average number of shares outstanding for each class of stock for each period presented in the Company’s Consolidated Statements of Operations. In applying the two-class method, undistributed earnings are allocated to common stock.

Diluted net income (loss) per share includes the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. The Company, as noted in Note 13, issued RSAs and stock options which vest upon a successful initial public offering. Given that these RSAs and stock options vest upon a contingent future event, and the event is not probable of occurring as of the date of these financial statements, they are not considered for the calculation of diluted EPS. As such, there is no difference between basic and diluted income (loss) per share for the periods presented herein. In the periods presented, income and losses are allocated to the participating security only if the security has not only the right to participate in earnings, but also a contractual obligation to share in the Company’s losses.

The following table sets forth the computation of basic and diluted net income (loss) per share of common stock and Series A Convertible Preferred Stock for the years ended December 31, 2023 and 2022, which includes both classes of participating securities:

	Fiscal Year Ended December 31, 2023
	Common Stock		Preferred Stock
	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations
Allocation of undistributable income	2,288,562	1,368,755	188,098	112,499
Net income	$2,288,562	$1,368,755	$188,098	$112,499
Weighted average shares outstanding, basic and diluted*	47,837,566	47,837,566	3,931,791	3,931,791
Basic and diluted net income per share*	$0.05	$0.03	$0.05	$0.03
	Fiscal Year Ended December 31, 2022
	Common Stock		Preferred Stock
	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations
Allocation of undistributable income	74,539	(323,084)	5,203	—
Net income/(loss)	$74,539	$(323,084)	$5,203	$—
Weighted average shares outstanding, basic and diluted*	45,000,000	45,000,000	3,140,824	3,140,824
Basic and diluted net income/(loss) per share*	$0.00	$(0.01)	$0.00	$—

____________

*        Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-13, Financial Instruments Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, or ASU 2016-13. The guidance is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, which had no material impact on the Company’s financial statements.

Recently Issued Accounting Standards Not Yet Adopted

The Company does not believe that any recently issued accounting pronouncements not yet adopted will have a material effect on its Consolidated financial statements.

Carrier Accounting Policies

The below accounting policies relate only to the Carrier’s financial statements which were presented as discontinued operations in consolidated financial statements.

Net earned premium

Roscommon accounts for its revenues from insurance activities in accordance with the guidance of ASC 944, Financial Services — Insurance (“ASC 944”). Net earned premium represents the earned portion of Roscommon’s gross written premium for insurance policies written or assumed by Roscommon less ceded written premium (any portion of Roscommon’s gross written premium that is ceded to third-party reinsurers under Roscommon’s reinsurance agreements). The total net premium is deduction of acquisition cost from gross premium. The acquisition cost includes marketing expense, underwriting fee carrier fee and premium tax. Premium revenue is recognized over the period that coverage is effective.

Roscommon earns written premiums on a pro-rata basis over the term of the policies.

Roscommon receives revenue based on the quota shared net premium ceded from to third-party reinsurers for the compensation reimbursement for Roscommon’s acquisition and underwriting services. Excess ceding commission over the cost of acquisition and underwriting expenses is included in Underwriting and other expenses. Roscommon earns risk quota shared net premium commission on reinsurance premium ceded in a matter consistent with the recognition of the earned premium on the underlying insurance policies, on a pro-rata basis over the terms of the policies reinsured. Roscommon records the portion of ceding commission income expense which represents reimbursement of successful direct acquisition costs related to the underlying policies as an offset to the applicable direct acquisition costs.

Reinsurance

In the normal course of business, the Company seeks to reduce its loss exposure by reinsuring certain levels of risk with reinsurers. Reinsurance is accounted for in accordance with ASC 944. The Company is party to quota share reinsurance agreements with reinsurers under which the reinsurer assumes an agreed percentage of the underlying policies being reinsured and shares all premiums and incurred claims accordingly. All premiums and claims ceded under the Company’s quota share arrangements are shared proportionally with the Company’s reinsurers, up to a claims limit specified in each agreement. Ceded premium is expensed over the period that coverage is provided.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Loss and loss adjustment expense reserve

The reserves for LAE represent management’s best estimate of the ultimate cost of all reported and unreported loss incurred through the balance sheet date. Unpaid losses and LAE are based upon the assumption that past developments, along with new information that becomes available to the Company, are appropriate indicators of future events. The incurred but not reported (“IBNR”) portion of unpaid loss and LAE is based on industry experience and other factors. The methods of making such estimates and for establishing the resulting reserves are periodically reviewed and updated. Any resulting adjustments are reflected as an adjustment loss from discontinued operations, net of income taxes on the accompanying Consolidated Statement of Operations. Unpaid losses and LAE consist of the estimated ultimate cost of settling claims incurred within the reporting period (net of related reinsurance recoverable), including IBNR claims, plus changes in estimates of prior period losses. The Company reports its unpaid losses and LAE on an undiscounted basis.

The estimation of the liability for unpaid losses and LAE is inherently complex and subjective, especially in view of changes in the legal and economic environment, which impact the development of unpaid loss and LAE, and therefore quantitative techniques frequently have to be supplemented by subjective considerations and managerial judgment. In addition, trends that have affected development of liabilities in the past may not necessarily occur or affect liability development to the same degree in the future. Therefore, there can be no assurance that the ultimate liability will not materially differ from amounts reserved with a resulting material effect on the operating results of the Company.

The unpaid loss and loss adjustment expense estimate is generally calculated by first projecting the ultimate cost of all claims that have been incurred and then subtracting paid losses and estimated loss expenses. Reported losses include cumulative paid losses and loss expenses plus case reserves. IBNR includes a provision for expected development from reported claims and unreported claims.

The historical data from competitor experience provides the factors the Company uses in its actuarial analysis in estimating its loss and LAE reserves. These factors are measures over time of claims reported, average case incurred amounts, case development, severity, and payment patterns. However, these factors cannot be directly used as they do not take into consideration changes in business mix, claims management, and other subjective factors. The Company uses multiple actuarial methods in determining its estimates of the ultimate unpaid claim liabilities. Each of these methods require judgment and assumptions.

For each method, the Company used generally accepted actuarial standards in determining that the reserves make adequate provisions, under commonly accepted actuarial concepts, for the unpaid claims and statutory obligations of the Company. The Company has executed quota-share reinsurance treaties, ceding 80% of all claims and retaining 20%, the Company also purchases excess of loss reinsurance coverage, losses are projected to the ultimate claims expense that exceeds net premium earned and reserve provisions. amount to be paid. The Company then analyzes the results and may emphasize or de-emphasize some or all of the outcomes to reflect actuarial judgment regarding their reasonableness in relation to supplementary information and operational and industry changes. These outcomes are then aggregated to produce a single selected point estimate that is the basis for the actuary’s point estimate for loss reserve.

Deferred policy acquisition costs, net of ceding commissions

Incremental direct costs of acquiring insurance contracts and certain costs related directly to the acquisition process are deferred and amortized over the term of the policies or reinsurance contracts to which they relate. Those costs include commissions, certain marketing expenses, and premium taxes. Ceding commissions relating to reinsurance agreements are recorded as a reimbursement for both deferrable and non-deferrable acquisition costs. The portion of the ceding commission that is equal to the pro-rata share of acquisition costs based on quota share percentage is recorded as an offset to the direct deferred acquisition costs. Any portion of the ceding commission that exceeds the deferable acquisition costs of the business ceded is recorded as a deferred liability and amortized over the same period in which the related premiums are earned. The amortization of deferred policy acquisition benefit is included in the income for discontinued operations on the Consolidated Statements of Operations.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

A premium deficiency is recognized if the sum of expected losses and LAE, unamortized acquisition costs, and policy maintenance costs exceeds the remaining unearned premiums. A premium deficiency would first be recognized by charging any unamortized acquisition costs to expense to the extent required to eliminate the deficiency. If the premium deficiency was greater than unamortized acquisition costs, a liability would be accrued for the excess deficiency. The Company does not consider anticipated investment income when determining if a premium deficiency exists. There was no premium deficiency at December 31, 2022 nor as of the date of the sale of the Carrier.

Capital and Surplus

In accordance with the South Carolina Department of Insurance, Roscommon is required to maintain capital and surplus of no less than $250,000. Capital and surplus are evaluated over time to ensure that it is adequate and commensurate with the operations of Roscommon. The total capital and surplus was $912,635 as of December 31, 2022. As of December 31, 2022, the Company included a capital receivable of $1,502,236 as an asset and a component of capital and surplus. Subsequent to the year ended December 31, 2022, and prior to the date of sale of the Carrier, the surplus was above the required minimum balance.

No distribution can be made without prior approval of the Commissioner of Insurance of the State of South Carolina. No distributions were approved or paid during the year ended December 31, 2022 or for the period from January 1, 2023 to May 31, 2023, the date of the sale of the Carrier (see Note 3).

3.      Discontinued operations

At the end of May 2023, the Company’s Founder, Chief Executive Officer (“CEO”) completed the sale of the Carrier for $500,000. The proceeds were paid directly to the CEO, therefore are not reflected within the Company’s financial statements. On this date, the Company has no continuing significant involvement in the operations of Carrier and they are controlled by an independent third party. As such, the Company no longer holds a variable interest in the Carrier.

The Company followed the deconsolidation guidance of ASC 810, Consolidation, in order to record this transaction. Given that the Company did not hold an equity interest in the Carrier at any time prior to sale, the Company did not record a gain or loss associated with the sale of Carrier within its consolidated statement of operations for the year ended December 31, 2023.

The accounting requirements for reporting the sale of Carrier as a discontinued operation were met at the Closing Date due to the following:

•        The sale of the Carrier represents a strategic shift for the Company as the sale of Carrier eliminates the Company’s captive insurance service and product offering,

•        The Company will not continue to have significant involvement in Carrier,

•        Carrier would represent a separate operating and reportable segment of the Company’s business and the financial information of the Carrier is significant to the Company.

Accordingly, the accompanying consolidated financial statements for all periods presented reflect this group of assets and liabilities as discontinued operations. Please refer to Note 2 for the Carrier’s Consolidated Balance Sheet as of December 31 2022.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

3.      Discontinued operations (cont.)

The following table presents the amounts included in the discontinued operations on the Company’s Consolidated Statements of Operations for the five months ended May 31, 2023 and for the year ended December 31, 2022:

	Period from January 1, 2023 to May 31, 2023	Fiscal year ended December 31, 2022
Revenues
Net earned premiums	$18,021,153	$17,470,029
Revenues from fees	940,915	1,086,426
Ceded premiums earned	(11,787,748)	(11,655,331)
Total revenues	7,174,320	6,901,124

Expenses
Losses and loss adjustment expenses	2,580,972	3,640,681
General and administrative expenses	445,903	657,039
Underwriting and other expense	2,752,729	2,955,112
Interest and other (income) expense	(7,738)	9,137
Total expenses	5,771,866	7,261,969

Income (loss) before income tax expense	$1,402,454	$(360,845)

Provision for income taxes	78,800	37,761

Net income (loss)	$1,481,254	$(323,084)

The following table presents a summary of total operating and investing cash flows of discontinued operations for the five months ended May 31, 2023 and for the year ended December 31, 2022:

	Period from January 1, 2023 to May 31, 2023	Fiscal year ended December 31, 2022
Cash provided by operating activities	5,168,376	3,499,431
Cash used in investing activities	—	—

Cash provided by operating activities for the period from January 1, 2023 to May 31, 2023 was $5,168,376, resulting from net income from discontinued operations $1,481,254, offset by $78,800 in adjustments for non-cash items deferred tax benefits and $3,765,922 of cash provided by changes in working capital. Cash provided by operating activities for the year ended December 31, 2022 was $3,499,431, resulting from net loss from discontinued operations $323,084, $37,761 in adjustments for non-cash items deferred tax benefits and offset by $3,860,276 of cash provided by changes in working capital.

Cash used in investing activities was $0 for the period from January 1, 2023 to May 31, 2023 and the year ended December 31, 2022, respectively.

4.      Current Loans

In December of 2021, the Company entered a secured promissory note with Northwest Bank. The secured promissory note matured December of 2022. Interest was charged at a variable rate which approximated 4.75%. The loan was repaid in full in October of 2022. The interest incurred for the year ended December 31, 2022 was immaterial to the Company’s consolidated financial statements as of and for the year ended December 31, 2022. The Company did not hold any current loan during the year ended December 31, 2023.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

5.      Notes Payable

On December 28, 2023, the Company entered into a Promissory Note Agreement with LEAZ Enterprises LLC. Under this Promissory Note Agreement, the Company borrowed $1,650,000 in principal amount. There is no interest on the loan, however there is a repayment premium of $495,000 finalized in January 2024 that is treated as interest expense in financial statements of 2024. This repayment premium is accrued through the effective interest method from January 2024 through the date of maturity. The note will mature on September 28, 2024. As of December 31, 2023, the outstanding principal amount was $1,650,000.

6.      Loans Receivable, Net

On October 10, 2023, the Company entered into a Promissory Note Agreement with Kang Youle Limited, unsecured lending. Under this Promissory Note Agreement, the Company agreed to lend $800,000 in principal amount, which bears 8% interest per annum. The note’s maturity date is October 10, 2026. As of December 31, 2023, the outstanding principal amount was $800,000. The Company accrued interest that is due and payable in the amount of $15,999 as of December 31, 2023. This amount is included within “Loans receivable, net” on the consolidated balance sheet.

Although not part of HIT’s core business, the Company will strategically invest its assets in a manner to maximize risk -adjusted return and promote shareholder wealth. The Company provided the promissory note to Kang Youle Limited, an independent third party with access to a network of insurance sectors internationally.

7.      Stockholders’ Equity

On June 4, 2024, the Company effected a 1.5-for-1 stock split of the common stock. All share, restricted stock, stock options and per share information throughout this prospectus on Form S-1 has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share.

In November of 2021, the Company’s inception, the Company issued 1,500 shares of its Common Stock to the founders of the Company. These shares had a par value of $0.001, and entitled the holders to one vote per share.

In December of 2021, the Company amended its Articles of Incorporation to authorize 50,000,000 shares of its Common Stock. As part of this amendment, the Company issued an additional 44,998,500 shares of its Common Stock to certain executives of the Company. This resulted in a total of 45,000,000 shares of the Company’s Common Stock, with a par value of $0.001, being issued and outstanding as of December 31, 2021.

In March of 2022, the Company again amended its Articles of Incorporation to provide for two classes of Common Stock (Class A Common Stock and Class B Common Stock), as well as authorize the issuance of Series A Convertible Preferred Stock. As part of the amendment to the Articles of Incorporation, the Company is authorized to issue 50,000,000 shares of Class A Common Stock, 50,000,000 Shares of Class B Common Stock, and 20,000,000 shares of Series A Convertible Preferred Stock. As part of this amendment, previously issued 45,000,000 shares of Common Stock were split into 22,500,000 shares of Class A Common Stock and 22,500,000 shares of Class B Common Stock. The Class A Common Stock, the Class B Common Stock, and the Series A Convertible Preferred Stock all have a par value of $0.001.

The Company accounted for the above transactions as a stock split under ASC 505, Equity, as all existing shareholders at the time of this transaction received their pro rata portion of Class A and Class B Common Stock. All periods have been retroactively adjusted to reflect the stock split.

In November of 2022, the Company amended its Articles of Incorporation to authorize an additional 100,000,000 shares of its Class A Common Stock, with a par value of $0.001. As part of this amendment, the Company is now authorized to issue a total of 150,000,000 shares of its Class A Common Stock. Holders of Class A Common Stock are entitled to one vote per share, and will vote collectively with the holders of Class B Common Stock and Series A Convertible Preferred stock.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

7.      Stockholders’ Equity (cont.)

In August of 2023, the Company received notice that the holders of the Company’s 6,769,358 Series A Convertible Preferred Stock voluntarily elected, in accordance with their respective conversion rights, to convert their shares of Series A Convertible Preferred Stock on a one to one basis into Class A Common Stock. Given that this was in accordance with the Series A Convertible Stockholders’ conversion rights, no incremental expense was recognized by the Company as a result of this conversion (see Note 8).

As of December 31, 2023 and December 31, 2022, 29,269,358 and 22,500,000 shares of Class A Common Stock were issued and outstanding, respectively. As of December 31, 2023 and December 31, 2022, 22,500,000 shares of Class B Common Stock, respectively, were issued and outstanding.

Holders of Class B Common Stock are entitled to ten votes per share with holders of Class A Common Stock are entitled to one vote per share. Both classes of Common Stock will vote collectively with the holders of Series A Convertible Preferred stock.

Holders of Class A and Class B Common Stock are entitled to dividends when, and if, declared at the discretion of the Company.

8.      Series A Convertible Preferred Stock

On June 4, 2024, the Company effected a 1.5-for-1 stock split of the common stock. All share, restricted stock, stock options and per share information throughout this prospectus on Form S-1 has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share.

In March of 2022, the Company amended its Articles of Incorporation to authorize the issuance of 20,000,000 shares of Series A Convertible Preferred Stock. This authorized amount remained unchanged as of December 31, 2022.

In May of 2022, the Company issued 2,830,188 shares of Series A Convertible Preferred Stock. The Company did not receive cash consideration for these shares, but instead determined that the value of the shares issued was commensurate with the value of the services being provided under the consulting agreement that had been entered into between the Company and its service provider. As part of this issuance the Company recorded $566,038 of compensation expense which is included in General and administrative expenses within the Consolidated Statement of Operations for the year ended December 31, 2022.

Additionally, in August of 2022, the Company entered into a Share Purchase Agreement (“SPA”) with an external investor. Under the terms of the SPA, the external investor purchased 3,939,170 shares of Series A Convertible Preferred Stock for a total cash value of $2.0 million.

The Company has evaluated the significant provisions noted in the below under the guidance of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and has classified the Series A Convertible preferred stock in temporary equity given the future redemption provisions that are afforded to the holders of the Series A Convertible preferred stock.

In August of 2023, the Company received notice that the holders of the Company’s 6,769,358 Series A Convertible Preferred Stock voluntarily elected, in accordance with their respective conversion rights, to convert their shares of Series A Convertible Preferred Stock on a one to one basis into Class A Common Stock. Given that this was in accordance with the Series A Convertible Stockholders’ conversion rights, no incremental expense was recognized by the Company because of this conversion.

As of December 31, 2023 and December 31, 2022, the Company had issued and outstanding zero and 6,769,358 shares of Series A Convertible Preferred Stock, respectively.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

8.      Series A Convertible Preferred Stock (cont.)

Significant provisions of the Series A Convertible preferred stock are as follows:

Voting

Each holder of outstanding Series A Convertible Preferred Stock has voting rights equal to an equivalent number of Class A Common Stock (which is on a 1 to 1 ratio) into which it is convertible and votes together as one class along with the common stock. The holders of the Series A Convertible Preferred Stock have the right to vote on all significant matters as to which holders of common stock have the right to vote.

Dividends

Each holder of outstanding Series A Convertible Preferred Stock is entitled to receive dividends, when, as and if declared by the Board of Directors in preference and priority to any declaration or payment provided to the holders of the Company’s common stock. The Company is not required to at any time declare and issue dividends to the holders of the Company’s Series A Convertible Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock by reason of their ownership of such stock, an amount for each share of Series A Convertible Preferred Stock held by them equal to the sum of (i) the liquidation preference specified for such share of Series A Convertible Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series A Convertible Preferred Stock, or such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A Convertible Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Convertible Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in the Series A Convertible Preferred Stock agreement. The Series A Convertible Preferred Stock of the Company is solely redeemable in the event of a liquidation, dissolution or winding up of the Company (a “deemed liquidation event”).

The above liquidation preference requires full reimbursement, plus interest, for the amounts paid for each share of Series A Convertible Preferred Stock. As such, $2 million must be provided first to the Series A Convertible Preferred Stockholders upon the occurrence of a liquidation event.

Conversion

The holders of the Series A Convertible Preferred Stock shall have conversion rights as follows:

(a)     Right to Convert — Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Series A Convertible Preferred Stock, into one share of fully paid, nonassessable Class A Common Stock.

(b)     Automatic Conversion — Each share of Series A Convertible Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Class A Common Stock at the then-effective conversion ratio for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Company’s common stock (whether Class A Common Stock, Class B Common Stock, or both), or (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series A Convertible Preferred Stock then outstanding (voting as a single class and on an as-converted basis), or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

8.      Series A Convertible Preferred Stock (cont.)

Redemption

The holders of the Company’s Series A Convertible Preferred Stock have redemption rights which vary based on the holders of the Series A Convertible Preferred Stock’s contractual agreements with the Company.

The holders of 2,830,188 shares of Series A Convertible Preferred Stock which were issued for services provided to the Company do not have redemption rights.

The holders of 3,939,170 shares of Series A Convertible Preferred Stock are afforded certain redemption provisions that are closely related to the Company’s ability to consummate an initial public offering. These redemption provisions range from 12 months to 24 months in term, and afford the holders of these Series A Convertible Preferred Stock certain protective rights related to their investments in the Company. These redemption provisions were not considered probable as of December 31, 2022, and as such, the Series A Convertible Preferred Stock has been presented at its historical cost.

9.      Fair Value

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions, and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

•        Level 1 — Unadjusted quoted prices for identical assets or liabilities in active markets;

•        Level 2 — Includes, among other items, inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves, quoted prices for similar assets and liabilities in active markets, and quoted prices for identical or similar assets and liabilities in markets that are not active; and

•        Level 3 — Valuations are based on techniques that use significant inputs that are unobservable. The valuation of Level 3 assets and liabilities requires the greatest degree of judgment. These measurements may be made where there is little, if any, market activity for the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment. In making the assessment, the Company considers factors specific to the asset.

Financial Instruments Not Required To Be Carried at Fair Value

In accordance with the disclosure requirements of ASC Topic 825, “Financial Instruments” (“ASC 825”), the Company’s financial instruments include cash and cash equivalents, accounts receivable, other receivables, loans receivable, notes payable and accounts payable, which are not required to be carried at fair value.

10.    Commitments and Contingencies

Legal Proceedings

From time to time, the Company is party to various litigation matters incidental to the conduct of its business. The Company is not presently party to any legal proceedings the resolution of which it believes would have a material adverse effect on its business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

10.    Commitments and Contingencies (cont.)

Leases

The Company entered into a five-year lease for its corporate headquarters in Stuart, Florida, commencing in October of 2022, with a five-year extension available on its lease, which at this time the Company is not certain if it will exercise. The Company’s real estate lease also includes executory costs such as common area maintenance (non-lease component) and real estate taxes (not considered a component of the Company’s lease). As a practical expedient permitted under ASC 842, the Company has elected to account for the lease and non-lease components as a single lease component. The rent-related expense for this lease was $83,247 and $13,875 for the year ended December 31, 2023 and December 31, 2022 respectively.

The Company’s office lease is classified as an operating lease. At the inception date of the office lease, the Company recorded a right-of-use asset of $330,554 in operating lease right-of-use asset, as well as an operating lease liability of $324,021. This lease liability represented the net present value of future lease payments for the lease utilizing a discount rate of 10%, which corresponded to the Company’s incremental borrowing rate.

During the years ended December 31, 2023, the Company made cash payments of $78,988 for amounts included in the measurement of lease liabilities.

The following table reconciles the undiscounted lease liabilities to the total lease liabilities recognized on the Consolidated Balance Sheet as of December 31, 2023:

2024	$81,358
2025	83,798
2026	86,312
2027	66,180
Total undiscounted lease liabilities	$317,648
Less effects of discounting	(52,473)
Total lease liabilities	$265,175

The remaining lease term was 4 years and 5 years as of December 31, 2023 and of December 31, 2022, respectively.

The discount rate used to determine the operating lease liability was 10% as of December 31, 2023 and December 31, 2022, respectively.

11.    Related Party Transactions

Other receivables — related party

During the years ended December 31, 2023 and 2022, the Company made advanced expense payments for its Chief Executive Officer, which totaled zero and $18,242 as of December 31, 2023 and 2022, respectively, and is included within Other receivables — related party on the Consolidated Balance Sheets.

12.    Income Taxes

During the year ended December 31, 2023 the Company incurred $945,236 income tax expense, and during the year ended December 31, 2022, the Company incurred an income tax expense of $121,268.

The Company’s income tax provision consists of the following for the years ended December 31, 2023 and 2022:

	Fiscal Year Ended December 31,
	2023	2022
Federal & State
Current	$811,749	$112,268
Deferred	133,487	9,000
Income tax provision	$945,236	$121,268

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

12.    Income Taxes (cont.)

The Company’s net deferred tax assets and liabilities consisted of the following as of December 31, 2023 and 2022:

	December 31,
	2023	2022
Deferred tax assets:
Accrued compensation	—	63,866
Valuation allowance	—	—
Total deferred tax assets, net of valuation allowance	$—	$63,866

Deferred tax liabilities:
Deferred Cost	$(62,080)	$—
Research & Development credits	(359,900)	(351,866)
Total Deferred Tax Liabilities	$(421,980)	$(351,866)

Total net deferred tax liabilities:	$(421,980)	$(288,000)

As of December 31, 2023 and 2022, the Company had U.S. federal net operating loss carryforward of $0 and $2,193, net of taxes, respectively, that do not expire.

The income tax expense recognized in each period differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2023 and 2022 due to the following:

	Fiscal Year Ended December 31,
	2023	2022
Statutory federal income tax rate	21.00%	21.00%
State taxes (net of federal benefit)	3.12	1.40
Permanent Difference	0.27	2.77
Change in state effective tax rate	(0.13)	2.53
Other	3.36	(18.17)
Effective tax rate	27.62%	9.53%

The Company’s effective tax rate for its continuing operations for the year ended December 31, 2023 was 27.62%, which differs from the U.S. federal statutory rate of 21%, primarily due to permanent adjustments of deferred transaction costs, state deferred effective tax rate changes, and state taxes, net of the federal benefit.

13.    Stock-Based Compensation

On June 4, 2024, the Company effected a 1.5-for-1 stock split of the common stock. All share, restricted stock, stock options and per share information throughout this prospectus on Form S-1 has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share.

The Company from time to time will grant RSAs and stock options as a part of their Equity Incentive Plan (the “Plan”). The Plan permits the grant of awards for its common stock and shares of common stock to its employees, board members and consultants for up to 4,501,683 shares.

There were 1,293,996 shares and 4,140,033 shares available for future issuance under the Plan as of December 31, 2023 and 2022, respectively.

During the year ended December 31, 2022, the Company issued 361,650 RSAs (355,650 restricted stock awards remaining as of December 31, 2023 due to employee termination), which have a five-year contractual term. These RSAs vest upon a successful initial public offering. Additionally, on July 1, 2023, the Company issued, 631,532 RSAs and 2,220,505 stock options. These share-based awards all contain a vesting condition that is associated with a successful initial public offering, with certain of these awards having vesting conditions that further require a certain duration of services from the grantee, or for the Company to meet certain performance metrics in order to vest.

Health In Tech, Inc.

Notes to the Consolidated Financial Statements

13.    Stock-Based Compensation (cont.)

In addition to the vesting condition that requires the Company to complete a successful initial public offering, the RSAs and stock options also require that either the share-based awards remain outstanding for twelve months after the initial public offering. Regardless, given that all of the Company’s share-based compensation have a vesting condition that requires the Company to complete a successful initial public offering, the Company has not recognized any compensation expense associated with these share-based awards during the years ended December 31, 2023 and 2022.

The table below identifies the RSA activity under the Plan for the relevant periods presented:

	Numbers of RSAs	Weighted Average Fair Value Per RSA	Total Fair Value
Unvested as of December 31, 2021	—	$—	$—
Granted	361,650	0.30	108,495
Vested	—
Canceled/Forfeited	—
Unvested as of December 31, 2022	361,650	$0.30	$108,495
Granted	631,532	0.71	446,283
Vested	—
Canceled/Forfeited	(6,000)	0.30	(1,800)
Unvested as of December 31, 2023	987,182	$0.56	$552,822

The table below identifies the stock options activity under the Plan for the relevant periods presented:

	Outstanding stock options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Balance as of December 31, 2022	—	$—	—	$—
Granted	2,220,505	0.71	5.0	$—
Exercised	—	—
Canceled/Forfeited	—	—
Balance as of December 31, 2023	2,220,505	$0.71	4.5	$—
Vested as of December 31, 2023	—	$—	—	$—
Vested and expected to vest as of December 31, 2023	—	$—	—	$—

14.    Subsequent Events

The Company has evaluated subsequent events from the consolidated balance sheet date through April 19, 2024, the date at which the consolidated financial statements were available to be issued, and determined there were no items to disclose other than the following items:

On June 4, 2024, the Company effected a 1.5-for-1 stock split of the common stock. All references in the accompanying consolidated financial statements and related Note 1, Note 2, Note 7, Note 8, and Note 13 have been updated to reflect the effects of the stock split. All share, restricted stock, stock options, common stock, additional paid-in capital and per share information, which are presented and disclosed in the financial statements and aforementioned footnotes, have been restated on a retroactive basis for all periods presented to reflect the effects of this action.

Health In Tech, Inc.

Unaudited Interim Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$2,163,203	$2,416,350
Accounts receivable, net	1,457,771	2,235,666
Other receivables	1,061,728	1,681,100
Deferred offering costs	1,094,850	261,769
Prepaid expenses and other current assets	371,332	264,382
Total current assets	6,148,884	6,859,267
Non-current assets
Software	3,529,759	3,561,385
Loans receivable, net	847,997	815,999
Operating lease – right of use assets	237,147	266,641
Total non-current assets	4,614,903	4,644,025
Total assets	$10,763,787	$11,503,292

Liabilities and stockholders’ equity

Current liabilities
Notes payable	$1,980,000	$1,650,000
Accounts payable and accrued expenses	1,312,185	2,620,965
Income taxes payable	340,241	451,946
Operating lease liabilities – current	62,573	58,482
Total current liabilities	3,694,999	4,781,393
Non-current liabilities
Deferred tax liabilities	362,664	421,980
Operating lease liabilities – non-current	174,355	206,693
Total non-current liabilities	537,019	628,673
Total liabilities	4,232,018	5,410,066

Commitments and contingencies (Note 6)

Stockholders’ equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized, 29,269,358 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively*	29,269	29,269
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 22,500,000 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively*	22,500	22,500
Additional paid-in capital*	2,770,538	2,770,538
Retained earnings	3,709,462	3,270,919
Total stockholders’ equity	6,531,769	6,093,226
Total liabilities and stockholders’ equity	$10,763,787	$11,503,292

____________

*        Shares, common stock amount and additional paid-in capital data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Health In Tech, Inc.

Unaudited Interim Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Revenues from underwriting modeling (ICE)	$1,639,105	$2,043,307	$3,423,740	$4,086,209
Revenues from fees	3,363,385	2,495,304	6,703,681	4,610,267
SMR	2,595,545	1,830,193	5,128,467	3,319,422
HI Card	767,840	665,111	1,575,214	1,290,845
Total revenues	5,002,490	4,538,611	10,127,421	8,696,476

Cost of revenues	974,727	404,370	1,964,638	496,710

Gross profit	4,027,763	4,134,241	8,162,783	8,199,766

Operating expenses
Sales and marketing expenses	974,522	766,082	2,017,730	1,538,446
General and administrative expenses	1,816,679	2,582,545	3,815,873	4,421,524
Research and development expenses	701,626	450,682	1,461,822	830,231
Total operating expenses	3,492,827	3,799,309	7,295,425	6,790,201

Other income (expense):
Interest income	31,339	246	55,651	246
Interest expenses	(165,000)	—	(330,000)	(948)
Total other income (expense), net	(133,661)	246	(274,349)	(702)

Income before income tax expense	$401,275	$335,178	$593,009	$1,408,863

Provision for income taxes	(63,268)	(43,844)	(154,466)	(336,898)

Income from continuing operations, net of income taxes	338,007	291,334	438,543	1,071,965
Income from discontinued operations, net of income taxes	—	542,313	—	1,481,254

Net income	$338,007	$833,647	$438,543	$2,553,219

Net income attributable to noncontrolling interests	$—	542,313	$—	$1,481,254

Net income attributable to common stockholders	$338,007	$291,334	$438,543	$1,071,965

Net income per share of common stock, basic and diluted:
Continuing operations	$0.01	$0.01	$0.01	$0.02
Discontinued operations	—	0.01	—	0.03
Net income per share of common stock, basic and diluted*	$0.01	$0.02	$0.01	$0.05

Health In Tech, Inc.

Unaudited Interim Condensed Consolidated Statements of Operations — (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Weighted average common stocks outstanding – Basic*	51,769,358	45,000,000	51,769,358	45,000,000
Weighted average common stocks outstanding – Diluted*	51,769,358	45,000,000	51,769,358	45,000,000

Net income per share of preferred stock, basic and diluted:
Continuing operations	$—	$0.01	$—	$0.02
Discontinued operations	—	0.01	—	0.03
Net income per share of preferred stock, basic and diluted*	$—	$0.02	$—	$0.05

Weighted average preferred stocks outstanding – Basic*	—	6,769,358	—	6,769,358
Weighted average preferred stocks outstanding – Diluted*	—	6,769,358	—	6,769,358

____________

*       Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Health In Tech, Inc.

Unaudited Interim Condensed Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Equity

For the Three and Six Months Ended June 30, 2024 and 2023

	Common Stock				Additional Paid-in Capital*	Retained Earnings	Noncontrolling Interests	Total Stockholders’ Equity
	Class A		Class B
	Shares*	Amount*	Shares*	Amount*
Balance as of December 31, 2023	29,269,358	$29,269	22,500,000	$22,500	$2,770,538	$3,270,919	$—	$6,093,226
Net income	—	—	—	—	—	100,536	—	100,536
Balance as of March 31, 2024	29,269,358	$29,269	22,500,000	$22,500	$2,770,538	$3,371,455	$—	$6,193,762
Net income	—	—	—	—	—	338,007	—	338,007
Balance as of June 30, 2024	29,269,358	$29,269	22,500,000	$22,500	$2,770,538	$3,709,462	$—	$6,531,769
	Series A Convertible Preferred Stock		Common Stock				Additional Paid-in Capital*	Retained Earnings	Noncontrolling Interests	Total Stockholders’ Equity
			Class A		Class B
	Shares*	Amount	Shares*	Amount*	Shares*	Amount*
Balance as of December 31, 2022	6,769,358	$2,566,038	22,500,000	$22,500	22,500,000	$22,500	$211,269	$794,259	$367,771	$1,418,299
Net income attributable to common stockholders	—	—	—	—	—	—	—	780,631	—	780,631
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—	—	938,941	938,941
Balance as of March 31, 2023	6,769,358	$2,566,038	22,500,000	$22,500	22,500,000	$22,500	$211,269	$1,574,890	$1,306,712	$3,137,871
Distributions	—	—	—	—	—	—	—	—	(44,351)	(44,351)
Net income attributable to common stockholders	—	—	—	—	—	—	—	291,334	—	291,334
Net income attributable to noncontrolling interests	—	—	—	—	—	—	—	—	542,313	542,313
Disposal of discontinued operations	—	—	—	—	—	—	—	—	(1,804,674)	(1,804,674)
Balance as of June 30, 2023	6,769,358	$2,566,038	22,500,000	$22,500	22,500,000	$22,500	$211,269	$1,866,224	$—	$2,122,493

____________

*        Shares, common stock amount and additional paid-in capital data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Health In Tech, Inc.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2024	2023
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$438,543	$2,553,219
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	269,574	83,147
Deferred tax expenses (benefits)	(59,316)	49,584
Interest expense	298,002	—
Changes in operating assets and liabilities:
Accounts receivable	777,895	(784,686)
Other receivables	619,372	(16,019)
Other receivables-related party	—	18,092
Prepaid expenses and other current assets	(91,725)	(218,589)
Operating lease right-of-use assets and liabilities, net	1,247	2,423
Accounts payable and accrued expenses	(1,555,558)	1,631,404
Other payables	—	259,170
Income taxes payable	(111,705)	3,305
Assets and liabilities of discontinued operations	—	(2,218,191)
Net cash provided by operating activities	586,329	1,362,859

CASH FLOWS USED IN INVESTING ACTIVITIES:
Development of software	(227,356)	(632,096)
Net cash used in investing activities	(227,356)	(632,096)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Payments of deferred offering costs	(612,120)	—
Payment of distributions	—	(44,351)
Net cash used in financing activities	(612,120)	(44,351)

Increase (decrease) in cash and cash equivalents	(253,147)	686,412
Cash and cash equivalents, beginning of the period	2,416,350	1,487,953
Cash and cash equivalents, end of the period	2,163,203	2,174,365

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$948
Cash paid for income taxes	$325,487	$284,009

Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$220,961	$—
Accrued development of software included in accounts payable and accrued expenses	$25,817	$—

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

1.      Organization

Description of Business

Health in Tech, Inc. (collectively with SMR, Hi Card, and ICE (defined below) “HIT” or the “Company”) through its subsidiaries and consolidated accounting driven variable interest entity (“VIE”), simplifies sales, service processes and reduces sales cycle time for third-party administrators and brokers. HIT was incorporated in November 2021 in the State of Nevada, and is based in Stuart, Florida. The Company was created with the intention of consolidating each of three standalone entities into a single organization: Stone Mountain Risk, LLC (“SMR”), Health Intelligence Card, LLC (“Hi Card”), and International Captive Exchange, LLC (“ICE”) (the “subsidiaries”).

The Company’s consolidated financial statements include the accounts of HIT, its wholly owned subsidiaries, and Roscommon Captive Management LLC (“RCM”), and RCM’s invested Roscommon Insurance Company (“Roscommon”) (collectively referred to as the “Carrier”) for which the Company has been deemed to be the primary beneficiary (see Note 2).

Roscommon is a carrier of self-insurance medical insurance incorporated in November 2018 for the stop loss insurance for self-funded benefits Plans of individual small business employer groups. RCM incorporated in June 2022 manages the capital and risk associated with Roscommon by managing risk managers and negotiating reinsurance agreements. Tim Johnson the founder of Health in Tech Inc., divested his equity interests of the “Carrier” business to an unrelated third party in May 2023 (see Note 3).

Stock Split

On June 4, 2024, the Company effected a 1.5-for-1 stock split of the common stock. All share, restricted stock, stock options and per share information throughout this prospectus on Form S-1 has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share. Accordingly, an amount equal to the par value of the increased shares resulting from the stock split was reclassified from “Additional paid-in capital” to “Common stock.”

2.      Summary of Significant Accounting Policies

Basis of Presentation

The Company’s unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial information. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

The Consolidated Financial Statements as of June 30, 2024 and for the three and six months ended June 30, 2024 and 2023 are unaudited. These Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and Notes thereto included elsewhere in the Form S-1 filed with the SEC on April 19, 2024 and on June 26, 2024.

In the opinion of management, the accompanying Consolidated Financial Statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the results for the interim periods.

Segments

The Company has one segment from continuing operations that includes the Company’s services that simplify sales, service processes and reduce sales cycle time for third-party administrators and brokers. The Company also has one segment included in discontinued operations, which is a carrier of stop loss insurance for the self-funded benefits plans of individual small business employer groups.

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of unaudited interim condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. Significant items subject to such estimates and assumptions include, but are not limited to, loss and loss adjustment expense (“LAE”) reserves of the Carrier, accounts receivable allowance for revenue billing changes driven by headcount changes during billable period.

It is at least reasonably possible that the estimates of the effect of conditions, situations or sets of circumstances that existed at the date of the unaudited interim condensed financial statements, which management considered in formulating its estimates, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.

Variable Interest Entity (“VIE”)

The Financial Accounting Standards Board (“FASB”) provides guidance in ASC 810, Consolidation (“ASC 810”) for determining whether an entity is a VIE. VIE’s are defined as entities in which equity investors of the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. A VIE is required to be consolidated by its primary beneficiary, which is the party that (i) has the power to control the activities that most significantly impact the VIE’s economic performance and (ii) has the obligation to absorb losses, or the right to receive benefits, of the VIE that could potentially be significant to the VIE.

The Company enters business relationships and regularly assesses them under the requirements of ASC 810 to determine whether such relationships should be accounted for under the VIE model and if so, whether the Company is the primary beneficiary of the VIE.

The results of operations of the Carrier are included in the Company’s unaudited interim condensed consolidated financial statements as discontinued operations (Note 3).

At the end of May 2023 (the “Closing Date”), the Company’s Chief Executive Officer (“CEO”) completed the sale of the Carrier. On this date, the Company has no continuing significant involvement in the operations of Carrier and they are controlled by an independent third party. As such, the Company no longer holds a variable interest in the Carrier.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposit and time deposits with original maturities less than three months, which are unrestricted as to withdrawal or use.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and loans receivable for the financial periods ended June 30, 2024 and December 31, 2023. The Company further manages its credit risk on liquid funds through diversification of investment type and credit exposures. For accounts receivable, the credit risk is managed through the use of mitigating controls, including the use of credit checks and credit limits on customers. For financial assets (other than accounts receivable), the Company holds positions with an approved list of investment-grade rated counterparties and monitors the exposures and counterparty credit risk on a regular basis.

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Concentration of Customers

Revenues from Stop-Loss Insurance Carriers

Revenue from one stop-loss insurance Carrier (“Carrier A”) accounted for 0.0% and 32.9% for the six months ended June 30, 2024 and 2023, respectively. The amount due from Carrier A was approximately 0.0% and 29.3% of accounts receivable as of June 30, 2024 and 2023, respectively. Another Carrier (“Carrier B”) accounted for 7.5% and 14.1% for the six months ended June 30, 2024 and 2023, respectively. The amount due from Carrier B was approximately 14.7% and 25.9% of accounts receivable as of June 30, 2024 and 2023, respectively. The additional stop-loss insurance Carrier (“Carrier C”) who began cooperation with the Company in August, 2023, accounted for 26.3% for the six months ended June 30, 2024. The amount due from Carrier C was approximately 44.6% of accounts receivable as of June 30, 2024. While the Company is working to cooperate with more stop-loss insurance carriers, it may experience temporary service disruptions in the event the Company deems it necessary to cease use of a stop-loss insurance carrier.

Revenues from Small Business Employers Customers

The Company does not have significant concentrations of revenues from any of its small business employer customers. The Company has a diversified customer base and did not have any small business employer that accounted for more than 1.0% of the Company’s total revenues for the six months ended June 30, 2024 and 2023, respectively. No small business employers accounted for more than 1.5% of accounts receivable, net as of June 30, 2024 and 2023.

Concentration of Cost of Revenues Service Providers

For the six months ended June 30, 2024, the Company’s three primary service providers (including two data service providers, disclosed in “Concentration of Data Service Providers from Third Party Artificial Intelligence Providers”) represented 72.5%, 5.3% and 5.0% of the Company’s cost of revenues, respectively. As of June 30, 2024, these three primary providers accounted for 72.6%, 0% and 0% of accounts payable balance, respectively. For the six months ended June 30, 2023, the Company’s three primary providers (including two data service providers, disclosed in “Concentration of Data Service Providers from Third Party Artificial Intelligence Providers”) represented 37.1%, 17.6% and 16.2% of the Company’s cost of revenues, respectively. As of June 30, 2023, these three primary providers accounted for 86.1%, 0% and 0% of accounts payable balance, respectively. The Company, if necessary, could utilize others as part of its service offerings with a limited impact to the Company’s operations.

Concentration of Data Service Providers from Third Party Artificial Intelligence Providers

The Company currently utilizes two third party Artificial Intelligence (“AI”) data service providers. For the six months ended June 30, 2024, the Company’s two AI service providers represented 5.3% and 5.0% of the Company’s costs of revenues, respectively, and no balance was due to these two data service providers as of June 30, 2024. For the six months ended June 30, 2023, the Company’s two AI service providers represented 17.6% and 16.2% of the Company’s cost of revenues, respectively. As of June 30, 2023, no balance was due to these two date service providers. The Company utilizes these AI data services companies as the pricing in which to procure the services is more advantageous than utilizing other vendors within this sector. While the Company only utilizes these two AI data service companies, the Company, if necessary, could utilize others as part of its service offerings with a limited impact to the Company’s operations.

Leases

The Company accounts for its leases under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) ASC 842, Leases (“ASC 842”).

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

The Company accounts for the leases of less than twelve months as short-term leases and does not recognize right-of-use assets and corresponding lease liabilities. The Company had no leases classified as short-term as of June 30, 2024 and December 31, 2023.

Accounts Receivable and Allowance for Credit Losses and for Revenue Billing Adjustments

Accounts receivable are carried at original invoice amount, less any estimate made for doubtful accounts or credit losses. The allowance for credit losses is the Company’s best estimate of the amount of expected credit losses in the Company’s existing receivables over the contractual term. The Company evaluates its exposure to credit loss on both a collective and individual basis. The allowance for credit losses was $0 as of June 30, 2024 and December 31, 2023.

The Company also makes the allowance for revenue billing adjustments, under the consideration of the revenues associated with enrolled customers would have changed during 12-month contractual term. The final reconciliation with the customers is on the 14th month. The revenue provision is for the customers ended their 12-month plan with balance of less than $10,000 as of December 31, 2023 without completion of reconciliation. The revenue end of policy term provision as of December 31, 2023 was $85,794. In the first two quarters of 2024, the Company completed 68% of December 31, 2023 year ended customers’ reconciliation. The accounts receivable allowance for revenue billing adjustments related to prior year enrollment adjustment was $(14,272) as of June 30, 2024. Starting from January 2024, the Company began monthly revenue provision of 0.8% of total revenues, which was based on the full review of 2023 revenue adjustments. The accounts receivable allowance for revenue billing adjustments related to current year enrollment adjustment was $47,010 as of June 30, 2024. This incorporates three separate categories:

•        There is a revenue adjustment that is driven by enrollment changes. It is based upon the actual individuals enrolled in a plan throughout the term compared to the initial employees enrolled in the first month.

•        There is a revenue adjustment that is determined at the cancellation of a policy due to delayed payment. Specifically, a Carrier may cancel a plan when the customer does not remit payment in accordance with the respective agreement for a certain period of time (approximately three months). This may be adjusted if there is a slight delay in the completion and execution of required legal documents.

•        There is a revenue adjustment and change triggered by re-underwrite of stop loss insurance policy, as defined by the Carrier’s underwriting guideline.

Other Receivables

Certain small business customers elect to receive a discount on premiums payable to carriers. In return, carriers can collect and retain these customers’ positive claim fund balance amounts. The positive claim fund is maintained in a designated account specifically earmarked for claims, held by the small employer, known as “Deferred Administrative Surplus.” As the platform company, the Company tracks and processes claims for carriers. With all necessary information for collection available on our platform, the Company signed an agreement on December 28, 2023 with Roscommon Captive Management and Roscommon Insurance Company (collectively the “Carrier”), to purchase the rights, title, interest, and collection rights to fees totaling $3,100,000 in Deferred Administrative Surplus for $1,650,000, which is 53% of the total collection rights. The Carrier was previously a related party that was consolidated and sold to a third party in May of 2023. The Carrier was no longer considered a related party after this sale.

When entering into a stop-loss insurance policy, a small business employer can elect to purchase discounted stop-loss insurance policies premiums from the Carrier by agreeing to return any positive balance in claim fund. These claim funds are held in the name of the small business employer, and the Carrier has no claim to these funds until the policy and the policy run-out period ends, which is 18 months following commencement of the policy term (the “Policy End Date”). The “run-out period” refers to six month period after the policy or plan has expired during which claims can still be submitted and processed. After the Policy End Date, any funds remaining in the claim fund belong to the Carrier. The Carrier will provide the small business employers with a reconciliation of what amounts

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

are specifically owed. This is based on the amount of funds in the small business employers’ claim fund account, and the value of claims incurred during the policy and run-out period (the “Deferred Administrative Surplus”). The Deferred Administrative Surplus is owned by the Carrier and not subject any contingencies other than the ability to collect from the small business employer.

As part of the Company’s services to the Carrier, ICE contracted with the Carrier to collect premiums and process claims expenses. Therefore, in its internal system, the Company can calculate the approximate amount of positive balance in the claims fund. The exact amount will be determined after full reconciliation of the claims fund after completion of the run out period.

In the case of this purchase, the Company only purchased the policies with related run-out periods that had lapsed and had positive claim fund balances according to the Company’s internal system. As such, the Company knows the value of the Deferred Administrative Surplus purchased. Following the purchase, the Deferred Administrative Surplus was assigned to the Company for collection. After the assignment, the Company performs the relevant reconciliations to demonstrate to the small business employers the amount of the Deferred Administrative Surplus now owed to the Company from the claim fund balance. The Company asks the small business owners to pay it the Deferred Administrative Surplus within 30 days of the collection requests.

The key risks associated with the collection of the Deferred Administrative Surplus relate to the Company’s limited collections experience related to the Deferred Administrative Surplus at the time of purchase from the Carrier. To reduce the Company’s collection risk, the Company negotiated with the Carrier to purchase the Deferred Administrative Surplus at 53% of its estimated face value. This was due to the Carrier not having the sufficient and proper headcount to spend the necessary time and effort to collect the Deferred Administrative Surplus after the sale of the Carrier to the third party. The Company would have to collect less than 53% of the Deferred Administrative Surplus balance for the Company to incur a loss. Currently, the Company has completed reconciliations for approximately 33% of the total estimated face value ($3,100,000) of the acquired deferred administrative fund accounts, and the Company made the request to small business employers for collection. For the reconciliations that have been completed, the Company has collected 64% of requested amount.

The purchase of the Deferred Administrative Surplus does not represent a purchase of a financial asset with credit deterioration as defined in accordance with ASC 326 — Financial Instruments, Credit Losses. Furthermore, the Company only has approximately three months of historical collection success rates at the time of entering into the contract. These collection success rates are based upon limited experience given the Company has only collected on these types of assets for a short period of time. As such, the Company has accounted for these assets under a nonaccrual approach. The Company will continue to assess this policy as additional collection information is received and collection trends are identified. The Company recorded this consideration as other receivables as of June 30, 2024 and December 31, 2023, respectively. The Company received $656,820 for the six months ended June 30, 2024, 64% of the requested collection rights for this period.

The Company separately assessed if an allowance for credit losses was necessary for this Other Receivables. Recent data indicates that its overall collection rate of Deferred Administrative Surplus has been significant. Given no major changes to the parties involved in collection, the Company assessed the current conditions would remain in the foreseeable future and estimated that no allowance was required for receivables from Deferred Administrative Surplus as of June 30, 2024 and December 31, 2023, respectively. The Company will continue to assess its historical credit loss experience and consideration of current and expected conditions and market trends (such as general economic conditions, other microeconomic and macroeconomic considerations, etc.) and reasonable and supportable forecasts that could impact the collectability of such receivables over the contractual term individually or in the aggregate.

Software Capitalization

The Company incurs certain costs associated with the development of its Hi-Card, eDIYBS systems and other systems. The Company capitalizes certain costs associated with the development of its internal-use software after the preliminary project stage is complete and until the completion of the design, coding, installation, and testing of the software has been

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

completed. Upgrades and enhancements are capitalized if they will result in added functionality. Capitalized costs are amortized over an expected three-year period. In May of 2023, the Company determined that its eDIYBS system was ready for its intended use. As such, the Company has entered the eDIYBS system in the post-implementation phase. For the three and six months ended June 30, 2024, the Company has amortized $134,787 and $269,574, respectively, of the capitalized costs associated with eDIYBS and other system, which is included in the cost of revenues line item of the Company’s Unaudited Interim Condensed Consolidated Statements Operations. During the six months ended June 30, 2024 and 2023, the Company capitalized $227,356 and $632,096 respectively of software development costs.

Impairment of Long Lived Assets

The Company evaluates the recoverability of amortizable long-lived assets whenever events or changes in circumstances indicate the carrying value of such asset may not be recoverable. Should there be an indication of impairment, the Company tests recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of the asset to the carrying amount of the asset or asset group. If the asset or asset group is determined to be impaired, any excess of the carrying value of the asset or asset group over its estimated fair value is recognized as an impairment loss. There were no impairment losses recognized on long-lived assets during the three and six months ended June 30, 2024 and 2023.

Revenue

Revenue Recognition

The Company accounts for its revenue under the accounting guidance of ASC 606, Revenue from Contracts with customers (“ASC 606”). The Company’s contracts that are within the scope of ASC 606 specifically relate to the services that are associated with customers who purchase self-funded benefits plans. These plans are facilitated through a network of brokers, TPAs, MGUs, carriers, and other third-party agents.

Identification of the Performance Obligations

The Company analyzes each of the deliverables pursuant to its contracts with customers. For each of the deliverables, the Company performs a detailed analysis to determine whether the deliverables are separately identifiable. The Company notes that although the deliverables can vary from day to day, all specifically relate to one kind of service, representing one performance obligation that is provided by each of its subsidiaries (HI Card, SMR, and ICE), as further described below.

HI Card and SMR Specific Considerations

Generally, the Company’s insurance marketplace allows brokers to customize a small employer’s self-funded benefits plan and stop loss insurance policies. When licensed brokers log in to the Company’s platform, they upload an employee census representing the employee base of the small business employer, select which network they wish to use, what plan designs they want to offer to the small business employer and then quickly obtain a bindable self-funded medically underwritten stop loss quote they can provide to their small business customers. The chosen vendors provide benefit services as outlined on the platform. The fees that the Company and others charge for the service offerings within the quote are outlined and expressly agreed to by the small employer. The small employer customizes their health insurance plan and executes an annual agreement. This agreement includes a sold case breakdown (SCB) that outlines the individual stop loss insurance and benefits service offerings selected by the small employer and the cost of each, including any optional services offered by the Company or other vendors. Through this, the Company is aware of the services that the broker is offering to the small employer for the health insurance plan period, which is normally twelve (12) months. This includes each of the performance obligations provided by its subsidiaries as further outlined below. Subsequent to the execution of the initial bindable SBC with its customers, the Company may modify the health insurance plan during the plan period when a non qualified event occurs based on the definition provided by the carriers. For example, if there is a significant fluctuation or changes of enrolled employees (EEs) from the first month.

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

The Company has business relationships with licensed brokers, as licensed brokers register on the Company’s platform to select and sell benefits plans and stop loss polices to small employers as discussed above. However, there is no contractual relationship between the Company or any of its subsidiaries and the brokers. The Company’s platform provides credentialing for licensed brokers, allowing them to access its marketplace to select and sell self-funded benefits plans for the small business employer at no cost. Brokers are paid by the small businesses, with no contractual relationship between the Company and the brokers, only a credentialing process, and free access is provided.

TPAs are contracted and authorized by the small business employers to enter into service contracts with SMR and HI Card on behalf of the small business employers. ASC 606 defines a customer as a party that has contracted with an entity to obtain goods or services that are an output of the ordinary activities of the company in exchange for consideration. SMR and HI Card are not providing services to the TPAs, but instead, have contracts to collaborate with the TPAs to facilitate the administration of health benefit plans and stop-loss insurance policies to its customers, which are the small business employers. The TPA will administer the purchased health benefits plan and manage the multiple service providers associated with the health benefits plan and stop-loss insurance policy. Such service providers are listed on the bindable quotes via the bindable sold case breakdown, which outlines the individual stop loss insurance and benefits service offerings selected by the small business and the cost of each. Only the small business employer can start or terminate the relationship with SMR and HI Card. The TPA cannot start or terminate the relationship with the SMR or HI Card. As such, the Company has concluded that the TPA’s are not customers and that the small business employers are the customers of SMR and HI Card pursuant to ASC 606.

ICE Specific Considerations

ICE has contractual relationships with carriers. ICE underwrites a stop-loss insurance policy and processes claims per the respective carrier’s underwriting guideline and claims processing guideline. In these instances, the carrier is the Company’s customer.

The Company’s performance obligations related to its revenue can be summarized as follows:

Claims negotiation services:    The claims negotiation services performance obligation is offered as a part of the Company’s overall marketplace service offering and is performed specifically by the Company’s HI Card subsidiary. These services require the Company to negotiate the cost and facilitate small employer’s claims negotiation process with hospitals and physician facilities on behalf of the small employer. This service is optional. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Access to medical claims data:    Access to medical claims data performance obligations is offered as a part of the Company’s overall insurance marketplace offering and is performed specifically by the Company’s HI Card subsidiary. The access to medical claims data performance obligation is not required to be selected by a small employer, its customer, when selecting their health insurance plan, but it is provided as an option. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Underwriting modeling and risk services:    As a part of the Company’s overall insurance marketplace, ICE provides underwriting modelling, machine learning-driven underwriting services, and risk services to its customers. Through its web-based SaaS quoting platform, eDIYBS (Enhance Do It Yourself Benefit System), brokers log in to eDIYBS, upload census, select plans and generate bindable quotes. eDIYBS medically underwrites each small employer. ICE continues to assess risks, and may re-underwrite based on underwriting risk guidelines provided by carriers. Any enrollment changes in a small business can have large fluctuations during a policy period that may trigger a re-underwrite. ICE not only monitors and manages these activities but also facilitates insurance reporting. Revenue related to these services are included in the “Revenues from underwriting modeling” within the Consolidated Statements of Operations. These services are provided by ICE for carriers. Unlike the Company’s other performance obligations, the Company’s agreements for its underwriting modeling and risk performance obligations are with stop loss carriers. Under these agreements, the Company develops and maintains all underwriting models, designs risk criteria, assesses the risk to underwrite a policy, monitors claims activities, provides reinsurance reporting, and provides monthly reinsurance filings. The purpose of these services is to ensure that the stop loss carrier is assuming an appropriate amount of risk when taking on a new insurance policy, and further that the premiums being charged are appropriate based upon the population of the new insurance policy (age, demographic, etc.).

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Program and platform management services:    As a part of the Company’s overall insurance marketplace, SMR is a program manager specializing in customized self-funded programs for small businesses. SMR’s expertise in health benefits enables the Company to analyze, review and select vendors that have sufficient experience, which is an essential component of a health plan that is constantly evolving with its small business employers based on factors such as employee headcount and a specific employee’s geographic location. SMR will then design health plans, select networks, manage vendors, and ultimately construct the benefits plans for the small business employers. Licensed brokers log in to the marketplace to select and sell self-funded benefits plans to small businesses. The Company throughout the contract period is actively working with the TPA to assist administration of the plan specifically due to headcount changes. SMR also serves as the total program manager coordinate between the carrier, the TPA, the broker, and the small business employer, the Company’s customer. The Company’s service offerings encompass reference-based pricing, group insurance captives, community health plans, and association health programs. This service is performed for small employers to ensure that they have access to a customized health benefits program. Throughout the term of the policy, SMR is ensuring all covered employees meet the requirements and guidelines of carriers to ensure such employees of the small business employer remain covered under the respective insurance policy. The Company accounts for these services under ASC 606-10-25-14(b) as a series of distinct services that are substantially the same per enrolled employee and have the same pattern of transfer as the delivery of the specified services is satisfied over time, and each service substantially the same and has the same measure of progress. Revenue related to these services are included in the “Revenues from fees” within the Consolidated Statements of Operations.

Each of the services above allows for the customers to simultaneously receive and consume the benefits of the Company’s as it performs. Program services provided by SMR and underwriting activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card are optional add-on to the Company’s services, and it cannot be offered on a standalone basis. Brokers are not obligated to utilize HI Card services for small employers.

As such, the Company has determined that it is appropriate to recognize revenue over a period of the defined contractual term. The Company has determined that the pattern of transfer control to the customers are commensurate with its right to invoice given the fact that at the end of each reporting period ended December 31, all performance obligations of the Company have been satisfied and provided to the Company’s customers, and as such, the Company records its revenue based on the sold policy enrollment, which is provided by the third-party administrator upon the execution of a policy and enrollment outlines the total breakdown of the fees remitted by the third-party administrator.

Payments required throughout the duration of the policy start once a policy has become effective, and are subsequently due on policy effective date of the month through the duration of the policy. Given the Company’s policy terms, there are no performance obligations that remain unperformed at the end of each reporting period.

Disaggregation of Revenue

A summary of the Company’s disaggregated revenues are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Revenues from underwriting modeling (ICE)	$1,639,105	2,043,307	$3,423,740	4,086,209
Revenues from fees	3,225,677	2,495,304	6,650,716	4,610,267
SMR	2,457,837	1,830,193	5,075,502	3,319,422
HI Card	767,840	665,111	1,575,214	1,290,845
Subtotal	4,864,782	4,538,611	10,074,456	8,696,476
Contra revenue for billing adjustments	137,708	—	52,965	—
Total revenues	$5,002,490	4,538,611	$10,127,421	8,696,476

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

Variable Consideration

The Company does not have variable consideration that would require constraint from the transaction price of its contracts with customers as the Company receives fixed monthly payments either based on a percentage of the monthly premiums received by the self-insurance carrier, or a fixed dollar amount based on the end users serviced during a given month.

Contract Assets and Contract Liabilities

Contract assets represent the Company’s right to consideration in exchange for goods or services that the entity has transferred to a customer when that right is conditioned on something other than the passage of time. Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which the entity has received consideration. As of June 30, 2024 and December 31, 2023, the Company did not have contract assets or liabilities.

Costs to Obtain a Contract

Under ASC 340-40, Other Assets and Deferred Costs — Contracts with Customers (“ASC 340”) incremental costs of obtaining a contract, such as sales commissions and bonus programs afforded to brokers, are capitalized if they are expected to be recovered. The Company elected the practical expedient under ASC 340 to expense the costs to obtain a contract as incurred when the expected amortization period is one year or less. As of June 30, 2024 and December 31, 2023, there were no such capitalized costs. During three months ended June 30, 2024 and 2023, the Company expensed $114,999 and $229,401 related to the Company’s broker bonus program as the expected amortization period of these costs was expected to be less than one year. During six months ended June 30, 2024 and 2023, the Company expensed $229,998 and $492,402 related to the Company’s broker bonus program as the expected amortization period of these costs was expected to be less than one year. These costs have been included in sales and marketing expenses on the Company’s Unaudited Interim Condensed Consolidated Statements of Operations for three and six months ended June 30, 2024 and 2023.

Cost of Revenues

The Company’s cost of revenues primarily consists of infrastructure costs to operate its platform such as hosting fees and fees paid to various third-party partners for access to their technology, services and amortization expenses of the Company’s capitalized internal-use software related to its platform.

Net Income (Loss) Per Share

The Company computes earnings per share using the two-class method. The two-class method of computing Net Income (Loss) Per Share (“EPS”) is an earnings allocation formula that determines EPS for common stock and any participating securities according to dividends declared and participation rights in undistributed earnings. The Company has three classes of participating securities, common stock (Class A and Class B) and Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued during the year ended December 31, 2022, and converted into Class A Common stock in August 2023 (Note 7 in conjunction with the audited financial statements). The Series A Convertible Preferred Stock has the same rights and preferences as the Company’s common stock, other than being convertible into shares of Class A Common Stock on a 1-for-1 ratio. Under the two-class method, the Series A Convertible Preferred Stock is considered a separate class of stock for EPS purposes and therefore basic and diluted EPS is provided below for both Class A and B Common Stock and Series A Convertible Preferred Stock. During periods of loss, there is no allocation required under the two-class method due to there being no distributed earnings for the period coupled with the fact that the Company’s Series A Convertible Preferred Stock do not contain a contractual right to absorb losses. Thus, all undistributed losses should be allocated entirely to the Company’s outstanding Class A and Class B Common Stock.

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

EPS is computed by dividing the sum of distributed and undistributed earnings for each class of stock by the weighted average number of shares outstanding for each class of stock for each period presented in the Company’s Unaudited Interim Condensed Consolidated Statements of Operations. In applying the two-class method, undistributed earnings are allocated to common stock.

Diluted net income (loss) per share includes the potential dilutive effect of common stock equivalents as if such securities were converted or exercised during the period, when the effect is dilutive. The Company, as noted in Note 13 in conjunction with the audited financial statements, issued RSAs and stock options which vest upon a successful initial public offering. Given that these RSAs and stock options vest upon a contingent future event, and the event is not probable of occurring as of the date of these unaudited interim condensed financial statements, they are not considered for the calculation of diluted EPS. As such, there is no difference between basic and diluted income (loss) per share for the periods presented herein. In the periods presented, income and losses are allocated to the participating security only if the security has not only the right to participate in earnings, but also a contractual obligation to share in the Company’s losses.

The following table sets forth the computation of basic and diluted net income per share of common stock and Series A Convertible Preferred Stock for the three and six months ended June 30, 2024 and 2023, which includes both classes of participating securities:

	Three Months Ended June 30, 2024
	Common Stock		Preferred Stock
	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations
Allocation of undistributable income	338,007	—	—	—
Net income	$338,007	$—	$—	$—
Weighted average shares outstanding, basic and diluted*	51,769,358	51,769,358	—	—
Basic and diluted net income per share*	$0.01	$—	$—	$—
	Three Months Ended June 30, 2023
	Common Stock		Preferred Stock
	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations
Allocation of undistributable income	253,239	471,400	38,095	70,913
Net income	$253,239	$471,400	$38,095	$70,913
Weighted average shares outstanding, basic and diluted*	45,000,000	45,000,000	6,769,358	6,769,358
Basic and diluted net income per share*	$0.01	$0.01	$0.01	$0.01
	Six Months Ended June 30, 2024
	Common Stock		Preferred Stock
	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations
Allocation of undistributable income	438,543	—	—	—
Net income	$438,543	$—	$—	$—
Weighted average shares outstanding, basic and diluted*	51,769,358	51,769,358	—	—
Basic and diluted net income per share*	$0.01	$—	$—	$—

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

2.      Summary of Significant Accounting Policies (cont.)

	Six Months Ended June 30, 2023
	Common Stock		Preferred Stock
	Continuing Operations	Discontinued Operations	Continuing Operations	Discontinued Operations
Allocation of undistributable income	931,795	1,287,565	140,170	193,689
Net income	$931,795	$1,287,565	$140,170	$193,689
Weighted average shares outstanding, basic and diluted*	45,000,000	45,000,000	6,769,358	6,769,358
Basic and diluted net income per share*	$0.02	$0.03	$0.02	$0.03

____________

*        Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

Recently Issued Accounting Standards Not Yet Adopted

The Company does not believe that any recently issued accounting pronouncements not yet adopted will have a material effect on its unaudited interim condensed consolidated financial statements.

3.      Discontinued operations

At the end of May 2023, the Company’s Founder, Chief Executive Officer (“CEO”) completed the sale of the Carrier for $500,000. The proceeds were paid directly to the CEO, therefore are not reflected within the Company’s financial statements. On this date, the Company has no continuing significant involvement in the operations of Carrier and they are controlled by an independent third party. As such, the Company no longer holds a variable interest in the Carrier.

The Company followed the deconsolidation guidance of ASC 810, Consolidation, in order to record this transaction. Given that the Company did not hold an equity interest in the Carrier at any time prior to sale, the Company did not record a gain or loss associated with the sale of Carrier within its consolidated statement of operations for the year ended December 31, 2023.

The following table presents the amounts included in the discontinued operations on the Company’s Unaudited Interim Condensed Consolidated Statements of Operations for the two and five months ended May 31, 2023:

	Period from April 1, 2023 to May 31, 2023	Period from January 1, 2023 to May 31, 2023
Revenues
Net earned premiums	$7,194,405	$18,021,153
Revenues from fees	393,600	940,915
Ceded premiums earned	(4,427,439)	(11,787,748)
Total revenues	3,160,566	7,174,320

Expenses
Losses and loss adjustment expenses	1,356,965	2,580,972
General and administrative expenses	171,464	445,903
Underwriting and other expense	1,120,511	2,752,729
Interest and other income	—	(7,738)
Total expenses	2,648,940	5,771,866

Income before income tax expense	$511,626	$1,402,454
Provision for income taxes	30,687	78,800

Net income	$542,313	$1,481,254

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

3.      Discontinued operations (cont.)

The following table presents a summary of total operating and investing cash flows of discontinued operations for the two and five months ended May 31, 2023:

	Period from April 1, 2023 to May 31, 2023	Period from January 1, 2023 to May 31, 2023
Cash provided by operating activities	575,089	5,168,376
Cash used in investing activities	—	—

Cash provided by operating activities for the period from April 1, 2023 to May 31, 2023 was $575,089, resulting from net income from discontinued operations $542,313, offset by $30,687 in adjustments for non-cash items deferred tax benefits and $63,463 of cash provided by changes in working capital.

Cash provided by operating activities for the period from January 1, 2023 to May 31, 2023 was $5,168,376, resulting from net income from discontinued operations $1,481,254, offset by $78,800 in adjustments for non-cash items deferred tax benefits and $3,765,922 of cash provided by changes in working capital.

Cash used in investing activities was $0 for the two and five months ended May 31, 2023.

4.      Notes Payable

On December 28, 2023, the Company entered into a Promissory Note Agreement with LEAZ Enterprises LLC. Under this Promissory Note Agreement, the Company borrowed $1,650,000 in principal amount. There is no interest on the loan, however there is a repayment premium of $495,000 finalized in January 2024 that is treated as interest expense in financial statements of 2024. The Company amortized the interest expense using effective interest method. This repayment premium is accrued through the effective interest method from January 2024 through the date of maturity. The note will mature on September 28, 2024. As of June 30, 2024 and December 31, 2023, the outstanding principal amount was $1,650,000, respectively.

5.      Loans Receivable, Net

On October 10, 2023, the Company entered into a Promissory Note Agreement with Kang Youle Limited, unsecured lending. Under this Promissory Note Agreement, the Company agreed to lend $800,000 in principal amount, which bears 8% interest per annum. The note’s maturity date is October 10, 2026. As of June 30, 2024 and December 31, 2023, the outstanding principal amount was $800,000, respectively. The Company accrued interest that is due and payable in the amount of $47,997 and $15,999 as of June 30, 2024 and December 31, 2023, respectively. This amount is included within “Loans receivable, net” on the unaudited interim condensed consolidated balance sheet.

Although not part of HIT’s core business, the Company will strategically invest its assets in a manner to maximize risk-adjusted return and promote shareholder wealth. The Company provided the promissory note to Kang Youle Limited, an independent third party with access to a network of insurance sectors internationally.

6.      Commitments and Contingencies

Legal Proceedings

From time to time, the Company is party to various litigation matters incidental to the conduct of its business. The Company is not presently party to any legal proceedings the resolution of which it believes would have a material adverse effect on its business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

6.      Commitments and Contingencies (cont.)

Leases

The Company entered into a five-year lease for its corporate headquarters in Stuart, Florida, commencing in October of 2022, with a five-year extension available on its lease, which at this time the Company is not certain if it will exercise. The Company’s real estate lease also includes executory costs such as common area maintenance (non-lease component) and real estate taxes (not considered a component of the Company’s lease). As a practical expedient permitted under ASC 842, the Company has elected to account for the lease and non-lease components as a single lease component. For the three and six months ended June 30, 2024 and 2023, the rent-related expenses for this lease were $20,812 and $41,624, respectively.

The Company’s office lease is classified as an operating lease. At the inception date of the office lease, the Company recorded a right-of-use asset of $330,554 in operating lease right-of-use asset, as well as an operating lease liability of $324,021. This lease liability represented the net present value of future lease payments for the lease utilizing a discount rate of 10%, which corresponded to the Company’s incremental borrowing rate.

During the three and six months ended June 30, 2024, the Company made cash payments of $20,188 and $40,376 for amounts included in the measurement of lease liabilities.

The following table reconciles the undiscounted lease liabilities to the total lease liabilities recognized on the Unaudited Interim Condensed Consolidated Balance Sheet as of June 30, 2024:

2024	$40,982
2025	83,798
2026	86,312
2027	66,180
Total undiscounted lease liabilities	$277,272
Less effects of discounting	(40,344)
Total lease liabilities	$236,928

The remaining lease term was 3 and 4 years as of June 30, 2024 and of December 31, 2023, respectively.

The discount rate used to determine the operating lease liability was 10% as of June 30, 2024 and December 31, 2023, respectively.

7.      Income Taxes

During the three months ended June 30, 2024 and 2023, the Company incurred $63,268 and $43,844 income tax expense, respectively. During the six months ended June 30, 2024 and 2023, the Company incurred $154,466 and $336,898 income tax expense, respectively.

The Company’s income tax provision consists of the following for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Federal & State
Current	$62,514	(43,230)	$213,782	287,314
Deferred	754	87,074	(59,316)	49,584
Income tax provision	$63,268	43,844	$154,466	336,898

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

7.      Income Taxes (cont.)

The Company’s net deferred tax assets and liabilities consisted of the following as of June 30, 2024 and of December 31, 2023:

	As of June 30, 2024	As of December 31, 2023
Deferred tax assets:
Accrued compensation	—	—
Valuation allowance	—	—
Total deferred tax assets, net of valuation allowance	$—	$—

Deferred tax liabilities:
Deferred Cost	$—	$(62,080)
Research & Development credits	(362,664)	(359,900)
Total Deferred Tax Liabilities	$(362,664)	$(421,980)

Total net deferred tax liabilities:	$(362,664)	$(421,980)

As of June 30, 2024 and of December 31, 2023, the Company had U.S. federal net operating loss carryforward of $0, net of taxes, respectively.

The income tax expense recognized in each period differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the three and six months ended June 30, 2024 and 2023 due to the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Statutory federal income tax rate	21.00%	21.00%	21.00%	21.00%
State taxes (net of federal benefit)	2.72	2.80	3.50	2.72
Tax account true up	(8.11)	(11.34)	1.13	—
Other	0.16	0.62	0.42	0.19
Effective tax rate	15.77%	13.08%	26.05%	23.91%

The Company’s effective tax rate for its continuing operations for the three months ended June 30, 2024 was 15.77%, which differs from the U.S. federal statutory rate of 21.00%, primarily due to tax account true up for adjusting costs associated to IPO transaction costs, and state taxes, net of the federal benefit.

The Company’s effective tax rate for its continuing operations for the six months ended June 30, 2024 was 26.05%, which differs from the U.S. federal statutory rate of 21.00%, primarily due to state taxes, net of the federal benefit and tax account true up.

8.      Stock-Based Compensation

On June 4, 2024, the Company effected a 1.5-for-1 stock split of the common stock. All share, restricted stock, stock options and per share information throughout this prospectus on Form S-1 has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share.

The Company from time to time will grant RSAs and stock options as a part of their Equity Incentive Plan (the “Plan”). The Plan permits the grant of awards for its common stock and shares of common stock to its employees, board members and consultants for up to 4,501,683 shares.

Health In Tech, Inc.

Notes to the Unaudited Interim Condensed Consolidated Financial Statements

8.      Stock-Based Compensation (cont.)

There were 1,245,996 shares and 1,293,996 shares available for future issuance under the Plan as of June 30, 2024 and of December 31, 2023, respectively.

The table below identifies the RSA activity under the Plan for the six months ended June 30, 2024:

	Numbers of RSAs	Weighted Average Fair Value Per RSA	Total Fair Value
Unvested as of December 31, 2023	987,182	$0.56	$552,822
Granted	67,500	0.71	47,925
Vested	—
Canceled/Forfeited	(19,500)	0.30	(5,850)
Unvested as of June 30, 2024	1,035,182	$0.57	$590,054

The table below identifies the stock options activity under the Plan for the six months ended June 30, 2024:

	Outstanding stock options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Vested and expected to vest as of December 31, 2023	—	$—	—	$—
Granted	—	—
Exercised	—	—
Canceled/Forfeited	—	—
Balance as of June 30, 2024	2,220,505	$0.71	4.0	$—
Vested as of June 30, 2024	—	$—	—	$—
Vested and expected to vest as of June 30, 2024	—	$—	—	$—

9.      Subsequent Events

On August 6, 2024, the Company granted 100,000 RSAs and the stock option to purchase 100,000 shares of Class A common stock with an exercise price of $1.80 per share to an officer of the Company under the 2022 Equity Incentive Plan. These share-based awards all contain a vesting condition that is associated with a successful initial public offering.

On August 9, 2024, holders of Class B common stock converted 10,800,000 shares of Class B common stock on a one-for-one basis into an equivalent number of shares of Class A common stock to facilitate an appropriate equity structure as a publicly traded company.

2,300,000 Shares of Class A Common Stock

Health In Tech, Inc.

_________________

PROSPECTUS

_________________

AMERICAN TRUST INVESTMENT SERVICES, INC.

          , 2024

Through and including            , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 29, 2024

1,969,585 Shares of
Class A Common Stock

Health In Tech, Inc.

This prospectus relates to the resale of 1,969,585 Resale Shares by the Selling Shareholder. The Company will not receive any of the proceeds from the sale of the Resale Shares. Prior to this offering, there has been no public market for our shares of Class A Common Stock.

The Selling Shareholder will not offer for sale the Resale Shares covered by the Resale Prospectus until such time as our shares of Class A Common Stock are listed on Nasdaq. Once, and if, our shares of Class A Common Stock are listed on Nasdaq and begin trading, the Resale Shares may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. The Company will not receive any proceeds from the sale of any of the 1,969,585 Resale Shares. The offering of the Resale Shares will terminate at the earlier of such time as all of the Resale Shares have been sold pursuant to the registration statement and the date on which it is no longer necessary to maintain the registration of the Resale Shares as a result of such shares of Class A Common Stock being permitted to be offered and resold without restriction pursuant to the provisions of Rule 144 of the Securities Act, and the offering of the Resale Shares may extend for a longer period of time than the Offering. The Resale Shares may be sold once our shares of Class A Common Stock begin trading on Nasdaq and from time to time thereafter.

We have two classes of common stock: Class A Common Stock and Class B Common Stock, $0.001 par value per share (“Class B Common Stock,” and together with Class A Common Stock, “Common Stock”). The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes and is convertible at any time into one share of Class A Common Stock. See “Description of Capital Stock” for further details on our capital stock.

We have applied to have our Class A Common Stock listed on the Nasdaq Capital Market LLC, or Nasdaq, under the symbol “HIT.” No assurance can be given that our application will be approved. If shares of our Class A Common Stock are not approved for listing on Nasdaq, we will not consummate this offering.

Our Chief Executive Officer, Mr. Tim Johnson, owns 71.07% of the voting power of our Common Stock, including 54.45% our Class A Common Stock and 76.92% of our Class B Common Stock, and is expected to own approximately 70.05% of the voting power after the consummation of the Offering, assuming the maximum number

Alt-1

of shares of Class A Common Stock offered hereby are sold (or approximately 69.90% of the voting power if the underwriters exercise their option to purchase additional shares of our Class A Common Stock in full). As a result, we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC.

As long as, Mr. Tim Johnson holds more than 50% of the Company’s voting power he will exercise control over the management and affairs of the company and matters requiring stockholder approval, including the election of the Company’s directors. Mr. Johnson, who after our initial public offering will control more than 50% of the voting power of our outstanding capital stock, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company. For so long as we remain a “controlled company” under that definition, we are permitted to elect, and intend, to rely on certain exemptions from corporate governance rules of Nasdaq, including:

•        An exemption from the rule that a majority of our board of directors must be independent directors;

•        An exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•        An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 7 of this prospectus for more information.

The registration statement on Form F-1 of which this prospectus forms a part is effective as of             , 2024. The initial public offering price of the Offering is anticipated to be between $4.00 and $5.00 per share.

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 15. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

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THE OFFERING

Issuer	Health In Tech, Inc.
Class A Common Stock offered by the Selling Shareholder	1,969,585 shares of Class A Common Stock.
Class A Common Stock outstanding before this offering	40,069,358 shares of Class A Common Stock
Class A Common Stock to be outstanding immediately after this offering	42,369,358 shares (or 42,714,358 shares if the underwriters’ option to purchase additional shares is exercised in full) of Class A Common Stock.
Class B Common Stock outstanding before this offering	11,700,000 shares of Class B Common Stock
Class B Common Stock to be outstanding after this offering	11,700,000 shares of Class B Common Stock.
Total Common Stock to be outstanding after this offering	54,069,358 shares of Common Stock.
Use of proceeds	The Company will not receive any of the proceeds from the sale of the Resale Shares.
Risk factors

Investing in our Class A Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 15 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our Class A Common Stock.

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USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Resale Shares. In addition, the underwriter will not receive any compensation from the sale of the Resale Shares. The Selling Shareholders will receive all of the net proceeds from the sales of the Resale Shares under this prospectus. The Company has agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholders.

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SELLING SHAREHOLDERS

The following table sets forth the name of the Selling Shareholder, the number of the Resale Shares that the Selling Shareholder beneficially owned prior to the offering under this prospectus and the maximum number of our shares of Class A Common Stock that may be offered for resale for the account of the Selling Shareholder pursuant to the Public Offering Prospectus and the Resale Prospectus. The table also provides information regarding the number and percentage of the Resale Shares beneficially owned by the Selling Shareholder after the offering of the shares as adjusted to reflect the assumed sale of all of the shares of Class A Common Stock offered under the Public Offering Prospectus and the Resale Prospectus.

The Selling Shareholder has not had any position, office or other material relationship within past three years with the Company. The Selling Shareholder is not a broker-dealer or an affiliate of a broker-dealer. For the Resale Shares to be offered by the Selling Shareholder, they do not have an agreement or understanding to distribute any of the Resale Shares being registered. The Selling Shareholder may offer for sale from time to time any or all of the Resale Shares. The table below assumes that the Selling Shareholder will sell all of the Resale Shares offered for sale by the Resale Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares of Class A Common Stock beneficially owned by the person listed below and the percentage ownership of such person, shares of Class A Common Stock underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholder to suspend the sales of the Resale Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name and Address of Selling Shareholders	Prior to Offering(1)						Following the Offering
	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering*	% of Class A Common Stock	Number of Shares of Class B Common Stock Beneficially Owned Prior to Offering*(2)	% of Class B Common Stock	% of Total Voting Power	Maximum Number of Resale Shares to be Sold(3)	% of Class A Common Stock	% of Class B Common Stock	% of Total Voting Power
Zhong Yang Securities Limited(4)	3,939,170	9.56%	—	—	2.49%	1,969,585	4.78%	—	1.2%

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*        Shares and per share data are presented on a retroactive basis to reflect the effects of the stock split at a 1.5-for-1 ratio effected on June 4, 2024.

(1)      Based on 41,204,540 shares of Class A Common Stock, including 40,069,358 shares of Class A Common Stock outstanding, 1,135,182 restricted shares outstanding, and 11,700,000 shares of Class B Common Stock outstanding as of the date of this prospectus.

(2)      Each share of Class B Common Stock is entitled to ten votes and is convertible at any time into one share of Class A Common Stock.

(3)      For the purpose of this table only, the offering refers to the resale of the Resale Shares by the Selling Shareholder listed above, assuming the closing of our initial public offering. Only 1,969,585 of the Selling Shareholders aggregate 3,939,170 shares of Class A Common Stock are being offered through the Resale Prospectus.

(4)      Zhong Yang Securities Limited (“ZYSL”), was established in accordance with laws and regulations of Hong Kong on April 22, 2015, and is a wholly-owned subsidiary of ZYSL (BVI) Limited (“ZYSL (BVI)”). ZYSL (BVI) is an investment holding entity formed under the laws and regulations of the British Virgin Islands on August 29, 2019, and is a wholly-owned subsidiary of TOP Financial Group Limited (“TFGL”). TFGL is a company incorporated in Cayman Islands with limited liability on August 1, 2019. TFGL’s Investment Committee comprised of Mr. Ka Fai Yuen (the Chief Executive Officer and director of TFGL), Ms. Yung Yung Lo (the Chief Financial Officer of TFGL), Ms. Jennifer Hoi Ling Tam (the Chief Operating Officer of TFGL) and Mr. Mau Chung Ng (a director of TFGL) has the voting and dispositive power over the shares of Class A common stock held by ZYSL. Each member of TFGL’s Investment Committee disclaims ownership of the shares of Class A common stock held by ZYSL. ZYSL’s business address is Room 1101, 118 Connaught Road West, Hong Kong.

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PLAN OF DISTRIBUTION

The Selling Shareholder and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, after the effective date of the registration statement of which this Resale Prospectus forms a part, sell any or all of their Resale Shares being offered under this Resale Prospectus on any stock exchange, market or trading facility on which our shares or Class A Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder will not offer for sale the Resale Shares covered by the Resale Prospectus until such time as the shares or Class A Common Stock are listed on Nasdaq. Once, and if, our shares or Class A Common Stock are listed on Nasdaq and begin trading, the Selling Shareholder may sell its Resale Shares covered by the Resale Prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, or in any manner permitted by the Securities Act, including any one or more of the following ways:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The Resale Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of Resale Shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge its Resale Shares to their brokers under the margin provisions of customer agreements. If the Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged Resale Shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of Resale Shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of Resale Shares offered under the Resale Prospectus are made to broker-dealers as principals, the Company would be required to file a post-effective amendment to the registration statement of which the Resale Prospectus forms a part. In the post-effective amendment, the Company would be required to disclose the names of any participating broker- dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Resale Shares offered under the Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell Resale Shares offered under the Resale Prospectus unless and until the Company sets forth the names of the underwriters and the material

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details of their underwriting arrangements in a supplement to the Resale Prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which the Resale Prospectus forms a part.

The Selling Shareholder and any other persons participating in the sale or distribution of the Resale Shares offered under the Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Ordinary Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

The Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Resale Shares in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder may also sell the Resale Shares short and redeliver the securities to close out such short positions. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Resale Shares offered by the Resale Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus, as supplemented or amended to reflect such transaction to the extent required. The Selling Shareholder may also pledge the Resale Shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Resale Shares pursuant to the Resale Prospectus, as supplemented or amended to reflect such transaction to the extent required.

The Selling Shareholder may enter into derivative transactions with third parties or sell their respective Resale Shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Resale Shares covered by the Resale Prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the Resale Shares pledged by the Selling Shareholder or borrowed from the Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock and may use such Resale Shares received from the Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in the Resale Prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Company may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the Resale Shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions the Company may pay for soliciting these contracts.

In connection with the offering of the Resale Shares, underwriters may purchase and sell the Resale Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of shares than they are required to purchase in connection with the offering of the Resale Shares. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Resale Shares from the Selling Shareholder in the offering of the Resale Shares. Such underwriters may close out any covered short position by either exercising their option to purchase additional Resale Shares or purchasing the Resale Shares in the open market. In determining the source of the Resale Shares to close out the covered short position, such underwriters will consider, among other things, the price of the Resale Shares available for purchase in the open market as compared to the price at which they may purchase the Resale Shares through an over-allotment option, if any. “Naked” short sales are any sales in excess of such option. Such underwriters must close out any naked short position by purchasing the Resale Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Resale Shares in the open market after pricing that could adversely

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affect investors who purchase the Resale Shares in the offering of the Resale Shares. Stabilizing transactions consist of various bids for or purchases of the Resale Shares made by such underwriters in the open market prior to the completion of the offering of the Resale Shares.

Such underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because the representatives have repurchased the Ordinary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Resale Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Resale Shares. As a result, the price of the Resale Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

In addition, the Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which the Resale Prospectus forms a part by delivering a prospectus. Such members, partners or stockholders would thereby receive freely tradeable Resale Shares pursuant to the distribution through such registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), the Company may file a prospectus supplement in order to permit the distributees to use such prospectus to resell such Resale Shares acquired in such distribution.

The Resale Shares covered by the Resale Prospectus may also be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to such prospectus.

If any of the Resale Shares offered for sale pursuant to the Resale Prospectus are transferred other than pursuant to a sale under the Resale Prospectus, then subsequent holders could not use the Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. The Company offers no assurance as to whether any of the Selling Shareholder will sell all or any portion of the Resale Shares offered under the Resale Prospectus.

The Company has agreed to pay all fees and expenses it incurs incident to the registration of the Resale Shares being offered under the Resale Prospectus. However, the Selling Shareholder and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

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1,969,585 Shares of Class A Common Stock

Health In Tech, Inc.

_________________

PROSPECTUS

_________________

          , 2024

Through and including              , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee.

SEC registration fee	$3,406
FINRA filing fee	$3,961
Initial Nasdaq listing fee	$50,000
Accounting fees and expenses	$1,112,995
Legal fees and expenses	$681,855
Transfer agent’s and registrar’s fees and expenses	$200
Printing expenses	$50,000
Non-accountable expenses to underwriters	$220,000
Miscellaneous fees	$92,433
Total	$2,214,850

Item 14. Indemnification of Directors and Officers.

Nevada law provides us with the power to indemnify any of our directors and officers. Either the director or officer must have conducted himself/herself in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, our best interests; a presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation must not have been rebutted; or the acts must not have constituted a breach of a fiduciary duty of such officer or director involving intentional misconduct, fraud or a knowing violation of law. In a criminal action not by us or in our right, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Our Articles of Incorporation permit indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by Nevada law, and our Bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by Nevada law, and provide that we must pay a director’s or officer’s expenses as they are incurred and in advance of the final disposition of the proceeding.

In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Nevada Revised Statutes. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Upon the closing of this offering, we will maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

The underwriters are obligated, under certain circumstances, pursuant to the underwriting agreement to be filed as Exhibit 1.1 hereto, to indemnify us, our officers, directors, and the Selling Stockholders against certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On June 4, 2024, we effected a 1.5-for-1 stock split of our common stock. All share, restricted stock, stock options and per share information throughout this Registration Statement on Form S-1 has been retroactively adjusted to reflect the stock split. The shares of common stock retain a par value of $0.001 per share.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(a) Issuance of Class A Common Stock

In March 2022, we issued and sold 22,500,000 shares of our Class A Common Stock with an aggregate principal amount of approximately $15,000 to Tim Johnson, our Chief Executive Officer, and Julia Qian, our Chief Executive Officer.

(b) Issuance of Series A Preferred Stock

In May 2022, we issued and sold 2,830,188 shares of our Series A Preferred Stock with an aggregate principal amount of approximately $2,830.19. In September 2022, we issued and sold 3,939,170 shares of our Series A Preferred Stock with an aggregate principal amount of approximately $2.0 million. Each share of Series A Preferred Stock will automatically convert into a share of Class A Common Stock upon consummation of this offering. See “Description of Capital Stock” for additional information on our Series A Preferred Stock.

Conversion of Preferred Stock: In August, 2023 our Series A Preferred Stock were converted in to shares of Class A Common Stock on a one for one basis.

No underwriters were involved in the foregoing issuances of securities. The securities described in sections (a) and (b) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of securities in the transactions described above represented that they were acquiring the securities for their own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the instruments representing such securities issued in such transactions.

(c) Stock Option Grants, Option Exercises, Warrant Grants and Warrant Exercises

On December 21, 2022, we granted to our employees, officers, directors and other persons who provide services to us 336,150 shares of restricted stock under the 2022 Plan at a price of $0.30 per share, which will vest upon consummation of this Offering. Additionally, on July 1, 2023, we issued 631,532 restricted stock awards at a price of $0.71 per share and 2,220,505 stock options under the 2022 Plan. In January 2024, we issued an aggregate of 37,500 restricted shares to two consultants at a price of $0.71 per share under the 2022 Plan. On April 3, 2024, we issued 30,000 restricted shares to a separate consultant at a price of $0.71 per share under the 2022 Plan. On August 6, 2024, we issued 100,000 restricted stock awards at a price of $1.80 per share and 100,000 stock options under the 2022 Plan. These share-based awards all contain a vesting condition that is associated with a successful initial public offering, with certain of these awards having vesting conditions that further require a certain duration of services from the grantee, or for us to meet certain performance metrics in order to vest.

No underwriters were involved in the foregoing issuances of securities. The issuances of restricted stock described in this paragraph (c) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees, directors, consultants and advisors, in reliance on the exemption provided by Rule 701 promulgated under the Securities Act, or pursuant to Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Articles of Incorporation of Health In Tech, Inc.
3.2	Second Amended and Restated Bylaws of Health In Tech, Inc.
4.1*	Specimen Certificate representing shares of Common Stock.
5.1	Opinion of Carlile Patchen & Murphy LLP.
10.1+*	Employment Agreement between Health In Tech, Inc. and Tim Johnson dated July 27, 2023.
10.2+*	Employment Agreement between Health In Tech, Inc. and Linlin Qian dated July 27, 2023.
10.3+*	Employment Agreement between Health In Tech, Inc. and Richard (Glenn) Hillyer dated July 27, 2023.
10.4+*	Employment Agreement between Health In Tech, Inc. and Jonathan (Del) Lockett dated July 27, 2023.
10.5+*	Employment Agreement between Health In Tech, Inc. and Lori Babcock dated July 27, 2023.
10.6+*	Employment Agreement between Health In Tech, Inc. and Imran Yousuf dated July 16, 2024.
10.7+*	Form of Indemnification Agreement between the Company and each of its directors and executive officers.
10.8+*	Health In Tech, Inc. 2024 Equity Incentive Plan.
10.9+*	Form of Restricted Stock Purchase Agreement.
10.10+*	Health in Tech Equity Incentive Plan, as amended.
10.11*	Form of Lock-Up Agreement.
21.1*	List of Subsidiaries of the Registrant.
23.1	Consent of Carlile Patchen & Murphy LLP (included in Exhibit 5.1).
23.2	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
24.1*	Powers of Attorney (included on signature page to this registration statement).
99.1*	Consent of William D. Howard to be named as a director.
99.2*	Consent of Chike Umemezia to be named as a director.
99.3*	Consent of Timothy Hayes to be named as a director.
99.4*	Consent of Lynn Liang to be named as a director.
99.5*	Consent of Frost & Sullivan.
107*	Calculation of Filing Fee Tables.

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*        Previously filed.

+        Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

See index to financial statements on page F-1. All schedules have been omitted because they are not required or are not applicable.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on October 3, 2024.

HEALTH IN TECH, INC.
By:	/s/ Tim Johnson
Name:	Tim Johnson
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date
/s/ Tim Johnson	Chairman and Chief Executive Officer	October 3, 2024
Tim Johnson	(Principal Executive Officer)
/s/ LINLIN QIAN	Chief Financial Officer	October 3, 2024
LINLIN QIAN	(Principal Financial and Accounting Officer)